UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           FORM SB-2A Tenth Amendment


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                         -------------------------------
               Formerly Renegade Venture (NEV.) Corporation, Inc.
                      Trading Symbol - GACF (OTCBB Market)

 Nevada                              4581                   84-1108499
 -------                             ----                   ----------
(State or jurisdiction       (Primary SIC Number)           (IRS Employer
of incorporation)                                           Identification No.)

           P.O. Box 23009, Tucson, AZ 85734                      520-294-3481
           --------------------------------                      ------------
(Address and telephone number of principal executive offices)     (Telephone)

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                                                CALCULATION OF REGISTRATION FEE

Title of Each                        Amount to be            Maximum                  Aggregate                Amount of
Proposed Class of                     Registered           Offering Price             Offering            Registration Fee
Securities to be Registered                                  Per Unit                   Price
---------------------------------------------------------------------------------------------------------------------------
Common (1)                             9,600,000              $0.34                $ 3,264,000.00

Common (2)                             1,000,000              $0.50                $   500,000.00

Common (3)                             2,115,386              $0.52                $ 1,100,000.70

Common issuable upon exercise
of Warrants (4)                          720,000              $0.34                $   244,800.00

Common issuable upon exercise
of Warrants (5)                          158,654              $0.52                $    82,500.08

Common issuable upon exercise
Of Warrants (6)                        7,740,000              $0.68                $ 5,263,200.00

Common issuable upon exercise
Of Warrants (7)                        1,137,020              $1.00                $ 1,137,020.00

Common issuable upon exercise
Of Warrants (8)                        8,877,020              $1.36                $12,072,747.00


Total                                 31,348,080                                   $23,664,267.78               $553.15 (9)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

(1) 9,600,000 shares of common stock were issued to the selling shareholders, Barron Partners, pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933

(2) 1,000,000 shares of common stock were issued to selling shareholder Ralph Garcia, pursuant to a stock purchase agreement whereby such shares were issued as partial compensation of the purchase of World Jet Corporation, a privately held company wherein Ralph Garcia and Michelle Barkan owned all of the authorized and outstanding shares of World Jet Corporation.


(3) 2,115,386 shares of common stock were issued to selling shareholders Whalehaven Capital Fund Limited ("Whalehaven") (288,462 shares), Stonestreet Limited Partnership ("Stonestreet") (384,616 shares); Alpha Capital ("Alpha") (1,250,000 shares 600,000 of which Alpha sold in a private placement transaction on August 4, 2005) and Greenwich Growth Fund Limited ("Greenwhich") (192,308 shares) pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933.

(4) Selling shareholder, JG Capital, Inc., received a 5 year warrant to purchase 720,000 shares of common stock at an exercise price of $0.34 per share. On September 20, 2005 JG Capital elected to exercise the warrant and receive 501,000 of the 720,000 shares available for exercise. The 501,000 shares were discounted to 399,000 due to a cashless exercise option.


(5) Warrants were issued to selling shareholders JG Capital, Inc., Heza Holding, Inc., and Grushko & Mittman, P.C. entitling such selling shareholders to a total of 158,654 shares of common stock upon the exercise of such warrants as follows: JG Capital, Inc. - 95,192 shares at an exercise price of $0.52 per share; Heza Holding, Inc. - 31,731 shares at an exercise price of $0.52 per share; and Grushko & Mittman,P.C. - 31,731 shares at an exercise price of $0.52 per share.


(6) Warrants were issued to selling shareholders Barron Partners and JG Capital, Inc entitling such selling shareholders to a total of 7,740,000 shares of common stock upon the exercise of such warrants as follows:
     Barron Partners - 7,200,000 shares at an exercise price of $0.68 per share; and JG Capital, Inc. - 540,000 shares at an exercise price of $0.68 per share. On July 27, 2005, Barron Partners exercised the $.68 warrant and received 7,200,000 shares of common stock.


(7) Warrants were issued to selling shareholders Whalehaven, Stonestreet, Alpha, Greenwich, JG Capital, Inc., Heza Holding, Inc., and Grushko & Mittman, P.C. entitling such selling shareholders to a total of 1,137,020 shares of common stock upon the exercise of such warrants as follows:
     Whalehaven- 144,231 shares at an exercise price of $1.00 per share; Stonestreet - 192,308 shares at an exercise price of $1.00 per share; Alpha
     - 625,000 shares at an exercise price of $1.00 per share; Greenwich - 96,154 shares at an exercise price of $1.00 per share; JG Capital - 47,597 shares at an exercise price of $1.00 per share; Heza - 15,865 shares at an exercise price of $1.00 per share; and Grushko - 15,865 shares at an exercise price of $1.00 per share.

(8) Warrants were issued to selling shareholders Barron Partners, Whalehaven, Stonestreet, Alpha, Greenwich, JG Capital, Inc., Heza Holding, Inc., and Grushko & Mittman, P.C. entitling such selling shareholders to a total of 8,877,020 shares of common stock upon the exercise of such warrants as follows: Barron Partners - 7,200,000 shares at an exercise price of $1.36 per share; Whalehaven- 144,231 shares at an exercise price of $1.36 per share; Stonestreet - 192,308 shares at an exercise price of $1.36 per share; Alpha - 625,000 shares at an exercise price of $1.36 per share; Greenwich - 96,154 shares at an exercise price of $1.36 per share; JG Capital - 587,597 shares at an exercise price of $1.36 per share; Heza - 15,865 shares at an exercise price of $1.36 per share; and Grushko - 15,865 shares at an exercise price of $1.36 per share.

(9) Registration fee based upon the 5,548,080 shares of Company common stock at an aggregate offering price of $4,365,867.28 added to the Company's Registration Statement under the current amendment since the last SB-2A was filed on August 2, 2004. The registration fee for the 25,800,000 balance of securities on the previously submitted SB-2 and SB-2A was paid on July 2, 2004 and August 2, 2004 respectively.

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
       Mailing Address: P.O. BOX 23009, Tucson, Arizona 85734-3009 U.S.A.
                     Phone (520) 294-3481 Fax (520) 741-1430
                         www.globalaircraftsolutions.com
                         -------------------------------
                 PRELIMINARY PROSPECTUS DATED September 28, 2005
                              SUBJECT TO COMPLETION
                      Trading Symbol - GACF (OTCBB Market)


This preliminary prospectus relates to the resale by selling shareholders of Global Aircraft Solutions, Inc. of a total of 20,314,386 shares of common stock of the Company issued by us in private transactions exempt from registration with the SEC pursuant to Rule 506 under Regulation D as promulgated by the SEC Act 1933 and a total of 10,931,694 shares of common stock of the Company issuable upon exercise of all issued and outstanding warrants held by the selling shareholders. The shares of common stock are being offered for sale by the selling shareholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On September 27, 2005, the last reported sale price of our common stock was $1.61 per share. These prices will fluctuate based on the demand for the shares of common stock.

The selling shareholders consist of: (i) Barron Partners, LP ("Barron"), intends to sell up to 7,200,000 shares of common stock all of which are issueable upon the exercise of warrants; (ii) Contrarian Equity Fund, L.P. ("CEF") intends to sell up to 3,355,669 shares of common stock, (iii) CRT Capital Group, LLC ("CRT") intends to sell up to 2,500,000 shares of common stock, (iv) Alpha Capital intends to sell up to 1,900,000 shares of common stock, 1,250,000 of which are warrants; (v) J.G. Capital, Inc. intends to sell up to 1,990,386 shares of common stock, all of which are warrants; (vi) Delta Offshore, Ltd. ("DOFS") intends to sell up to 1,599,900 shares of common stock, (vii) Silver Point Capital Offshore Fund Ltd. ("SPCOF") intends to sell up to 1,260,000 shares of common stock, (viii) Delta Institutional, LP ("DI") intends to sell up to 1,015,500 shares of common stock, (ix) Brencourt Advisors, LLC ("BA") intends to sell up to 1,000,000 shares of common stock, (x) Brencourt Distressed Securities Master, Ltd. ("BDSM") intends to sell up to 1,000,000 shares of common stock, (xi) Ralph Garcia intends to sell up to 1,000,000 shares of common stock; (xii) Loeb Partners Corporation ("Loeb") intends to sell up to 800,000 shares of common stock, (xiii) Stonestreet Limited Partnership ("Stonestreet") intends to sell up to 769,232 shares of common stock, 384,616 of which are warrants; (xiv) JMG Capital Partners, LP ("JMG") intends to sell up to 750,000 shares of common stock, (xv) JMG Triton Offshore Fund, Ltd. LP ("Triton") intends to sell up to 750,000 shares of common stock, (xvi) Silver Point Capital Fund L.P. ("SPCF")intends to sell up to 740,000 shares of common stock, (xvii) Whalehaven Capital Fund Limited ("Whalehaven") intends to sell up to 576,924 shares of common stock, 384,616 of which are warrants; (xviii) Contrarian Long Short, L.P. ("CLS") intends to sell up to 534,313 shares of common stock, (xix) Blackmore Offshore, Ltd. ("BOFS") intends to sell up to 486,763 shares of common stock, (xx) Greenwich Growth Fund Limited intends to sell up to 384,616 shares of common stock, 192,308 of which are warrants , (xxi) Blackmore Wallace Partners, LP ("BWP") intends to sell up to 335,038 shares of common stock,
(xxii) AF Capital, LLC ("AFC") intends to sell up to 300,000 shares of common stock; (xxiii) Delta Onshore, LP ("DONS") intends to sell up to 200,100 shares of common stock, (xxiv) Core Fund LP ("CF") intends to sell up to 200,000 shares of common stock; (xxv) Delta Pleiades, LP ("DP") intends to sell up to 184,500 shares of common stock, (xxvi) Blackmore Partners ("BP") intends to sell up to 178,199 shares of common stock, (xxvii) AHFP Contrarian ("AHFP") intends to sell up to 110,015 shares of common stock, (xxviii) Cedarview Opportunities Master Fund ("COMF") intends to sell up to 100,000 shares of common stock; (xxix) Heza Holding, Inc. intends to sell up to 63,461shares of common stock, all of which are warrants; and (xxx) Grushko & Mittman, P.C. ("Grushko") intends to sell up to 63,461 shares of common stock, all of which are warrants.

The selling shareholders named in this prospectus are offering all of the 31,348,080 shares of common stock offered through this prospectus. None of the selling shareholders are underwriters or broker-dealers and there are no underwriters or broker-dealers associated with this offering. We will not receive any of the proceeds from the sale of the 12,715,386 shares of common stock by the selling shareholders. However, the Company may receive proceeds from the exercise of any of the 18,632,694 warrants issued. (See Section entitled "Use of Proceeds" and "Offering").


This offering and an investment in our shares involves a high degree of risk and is suitable only for those persons with substantial financial resources in relation to their investment and who understand the particular risks of this investment. Please see "Risk Factors" on pages 6-10 to read about factors you should consider carefully before buying our shares.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not a soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

SUMMARY........................................................................3

OFFERING.......................................................................6

RISK FACTORS...................................................................7

FORWARD LOOKING STATEMENTS....................................................11

USE OF PROCEEDS...............................................................11

DIVIDEND POLICY...............................................................12

DILUTION......................................................................12

SELLING SHAREHOLDERS..........................................................13

PLAN OF DISTRIBUTION..........................................................15

LEGAL PROCEEDINGS.............................................................16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................18

DESCRIPTION OF SECURITIES.....................................................19

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................19

DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITY................19

ORGANIZATION WITHIN THE LAST FIVE YEARS.......................................19

DESCRIPTION OF BUSINESS.......................................................20

MANAGEMENT DISCUSSION AND ANALYSIS............................................27

DESCRIPTION OF PROPERTY.......................................................38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................39

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................39

EXECUTIVE COMPENSATION........................................................40

FINANCIAL STATEMENTS..........................................................43

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTANT CONTROL
AND FINANCIAL DISCLOSURE......................................................43

FURTHER INFORMATION...........................................................43

                                     SUMMARY

Global Aircraft Solutions, Inc. ("Global") was incorporated in Nevada on September 5, 1997. Our principal offices are now located at 6901 S. Park Ave., Tucson, AZ 85706. Global is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin Board under symbol GACF. Global was formed as a holding company to establish, maintain and administer the equity and debt funding of any acquired subsidiaries as well as maintain such capitalization of any subsidiaries. On April 12, 2002, Global acquired 100% of the common stock of Johnstone Softmachine Corporation (Johnstone) pursuant to the Stock Purchase Agreement and Plan of Reorganization by and between LogiCapital Corporation (the principal shareholder of Johnstone), an entity controlled by John Brasher who, at that time, was a director of Global (he has since resigned). Mr. Brasher was also a principal stockholder of Global prior to the merger. As such, this transaction represented a transfer between control groups and is reported on a historical cost basis. Johnstone was formed on May 8, 1996 has had no substantial operations, and is in the development stage. Johnstone currently lacks the funding necessary to commence operations.

On May 2, 2002, Global acquired newly formed Hamilton Aerospace Technologies, Inc., a Delaware corporation, located at 6901 S. Park Ave., Tucson, AZ 85706 ("HAT") in a stock-for-stock exchange. HAT was formed on April 5, 2002 and commenced operations on April 15, 2002, to create a premier provider of aircraft maintenance, repair, and overhaul ("MRO") services to owners and operators of Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies. In conjunction with commencing operations on April 15, 2002, HAT entered into an agreement to purchase the operating assets and inventory from an existing MRO, Hamilton Aviation ("Sale of Assets Agreement") as well as entering into a Lease/Purchase Agreement with Hamilton Aviation for the same assets so that HAT could commence operations pending a closing of the Sale of Assets Agreement ("Lease Agreement"). Shortly after entering into this Sale of Assets Agreement, Hamilton Aviation filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The Sale of Assets Agreement was submitted to the Bankruptcy Estate for approval as part of Hamilton Aviation's plan of reorganization; and pending the Bankruptcy Estate's review and acceptance of the Sale of Assets Agreement and such plan of reorganization, HAT and Hamilton entered into an interim agreement whereby HAT agreed to assume Hamilton Aviation's service contracts pending approval of the Sale of Assets Agreement. During the Bankruptcy Estate's review of the Sale of Assets Agreement and plan of reorganization, HAT and Hamilton renegotiated the terms and purchase price of the Sale of Assets Agreement; and in March 2004, the modified Sale of Assets Agreement was approved by the Bankruptcy Estate and memorialized and finalized by the entry of a Settlement Agreement among HAT, Hamilton Aviation and the Bankruptcy Estate. This Settlement Agreement was then confirmed by Order of the Bankruptcy Court dated May 6, 2004.

On July 15, 2004, Global acquired World Jet Corporation ("World Jet") a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3)
1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003. World Jet is an aircraft parts sales and aircraft parts brokerage facility servicing aircraft operators, aircraft leasing companies and MRO facilities. Tucson, Arizona is the only workplace for Global, HAT and World Jet.

As a holding company, over 97% of Global's operations are currently conducted by our two operating subsidiaries (1)HAT which accounts for approximately 82% of Global's revenue; and (2) World Jet which accounts for approximately 15% of Global's revenue. Although a majority of Global's business is conducted by these two wholly owned subsidiaries, Global does report some revenue and operating expenses which represents less than 5% of the overall consolidated revenue, expenses and assets of Global on a stand alone basis. The operating expenses incurred by Global are for administrative, legal and accounting functions associated with Global managing the shares of its wholly owned subsidiaries as well as all activities related to capitalizing and maintaining adequate capitalization levels for its subsidiaries. The only revenue that has been reported by Global is revenue derived from a contract with Mesa Airlines, beginning in the third quarter of 2003 and ending in December of 2004. This represents the first revenue produced by Global since consolidation with HAT. This work was performed by HAT, but revenue and expenses were booked to Global because the customer wanted to contract directly with HAT's parent (Global) rather than with the wholly owned subsidiary (HAT).

HAT is an aircraft repair station licensed by the Federal Aviation Administration (FAA) and by the Joint Aviation Authority of the European Economic Community (JAA), and is known as an "Air Agency" in FAA parlance. Its MRO services include maintenance, repair, overhaul and modification services for narrow-body Transport Category aircraft, repair and overhaul services on a wide range of aircraft components and aircraft interiors. Our major modification services include the conversion of passenger aircraft to freighter configuration and technical support for third party modification programs.

HAT is a full service aviation maintenance and modification repair facility that primarily performs heavy maintenance and component overhaul of large narrow body jets, such as the Boeing 727, 737, 757, DC9 and MD80 series aircraft. HAT provides airport terminal "turn around" maintenance for most of the airlines operating into Tucson International airport. HAT also has extensive engine hush-kit experience including Federal Express and Raisbeck kits for Boeing 727 aircraft, ABX kits for DC9 aircraft, as well as Nordam and Av Aero kits for Boeing 737 aircraft. Below is a brief description of HAT's core services:

Maintenance and repairs for narrow body commercial jet aircraft constitutes HAT's core business. These services include simple repairs and servicing, heavy maintenance referred to as a "C-check" and complete overhaul referred to as a "D-check." In addition, HAT performs major configuration changes of commercial aircraft, such as interior reconfiguration and conversion from passenger service to cargo service. HAT provides services for each aircraft under a Maintenance and Service Agreement (MSA) with each operator. These contracts are generally fixed-price labor-only, with a cap on hours expended on unforeseen repairs. Parts are either provided by the operator or can be procured by HAT and resold to the operator. With certain long-term customers such as Jetran International, Pegasus and Falcon Air, HAT has entered into a General Terms Agreement, which is an umbrella agreement that covers the general framework for all services HAT expects to render to the customer. HAT is qualified to perform all levels of maintenance service from pre-flight checks up through complete major overhauls ("D" checks).

In addition to scheduled maintenance services, HAT also offers refinishing, painting and return-to-service maintenance. HAT also offers numerous related services, such as worldwide commercial aircraft pre-purchase inspection and appraisal services, post-purchase configuration, maintenance and operational program development, post-contract and post-lease condition assessment, commercial aircraft accident assessment and recovery, flight line maintenance, termination of lease recovery, and aircraft storage and storage maintenance.

Modification Services

HAT modification services include passenger to cargo conversions, engine noise suppression, power plant retrofits, and avionics upgrades to the latest in navigation, communication, and digital technology. HAT also provides interior replacement and refurbishment services as well variety of custom seating arrangements to meet operators' requirements, including all types of commercial configurations as well as special purpose interiors for sports teams, humanitarian missions or VIP aircraft.

Market

Narrow body commercial airliners (Boeing 727s, 737s, 757s, DC9s, MD80s) are HAT's primary market for selling aircraft maintenance, repair, and component overhaul services. Major commercial airlines, lower-tier airlines, package carriers, and charter operators operate these aircraft. We estimate that the worldwide market for MRO services is approximately $40 billion annually. HAT's target market of specific narrow body commercial jet aircraft constitutes an estimated 25% of the worldwide commercial aircraft maintenance market. Due to the relatively small portion of its revenues that come from activities other than its core MRO services HAT has not examined the markets for those other activities.

Ancillary Activities and Services

In addition to its core maintenance, repair, component overhaul and modification services, HAT opportunistically generates additional income from the following revenue sources encountered in the course of the company's day-to-day business activities: Distress purchases, Parts Sales, Commission Sales, Aircraft storage, Inspection and Certification, Aircraft Sales and Leasing Commissions, Aircraft Ferry and Flight Crew Services and Labor Contracting

HAT operating revenues consist primarily of service revenues and sales of materials consumed while providing services. World Jet revenues consist primarily of sales of aircraft parts. We saw revenue grow from $15,378,352 in 2003 to $30,851,118, over $2.3 million in net income, before taxes in 2004 compared with a loss of $1.3 million in 2003, and EBITDA increased from $(496,861) for 2003 to $3,108,651 in 2004. Although the company has reported net income, before taxesfor the first two quarters of 2004, the Company has incurred an overall loss since May of 2002 and there is always a risk as to whether or not the Company will be able to continue to operate as a going concern and our auditor has issued a going concern opinion.

The following table graphically depicts the quarterly performance for Global, HAT and World Jet operating subsidiaries on a stand-alone and consolidated basis for the year ended December 31, 2004:

------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Income       Stand Alone              Stand Alone               Stand Alone        * Eliminate   Consolidated
Period
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
Quarter      Statement:   Global                   HAT                       World Jet            HAT/WJI        Global
Ended
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
March        Revenues     $      230,576             $    3,355,532            $    789,964      $   (90,041)    $  4,286,031
31,2004
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------

             Cost of            (144,832)                (2,299,340)               (547,140)          90,041       (2,901,271)
             Sales
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Expenses           (188,875)                  (465,427)                (15,685)                         (669,987)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Net Profit   ($     103,131)            $      590,765            $    227,339                      $    714,773
             (Loss)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------

------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
June 30,     Revenues     $      545,458             $    3,083,528            $    743,721      $   (71,833)    $  4,300,874
2004
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Cost of            (286,625)                (2,108,359)               (377,292)          71,833       (2,700,443)
             Sales
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Expenses           (354,016)                  (496,756)                 53,315                          (797,457)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Net Profit   ($      95,183)            $      478,412            $    419,744                      $    802,973
             (Loss)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------

------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
Sept. 30,    Revenues     $      165,968             $    6,576,013            $  1,893,902      $  (523,801)    $  8,112,082
2004
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Cost of             (92,624)                (5,153,587)             (1,486,416)         523,801       (6,206,743)
             Sales
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Expenses           (694,927)                  (338,106)               (232,162)                       (1,267,278)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Net Profit   ($     621,583)            $    1,084,320            $    175,324                      $    638,061
             (Loss)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------

------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
Dec. 31,     Revenues     $      105,679             $   12,273,815            $  3,630,877      $(1,858,239)    $ 14,152,131
2004
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Cost of              67,437                (11,522,222)             (3,000,840)       1,858,239      (12,595,303)
             Sales
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Expenses           (363,431)                  (710,419)               (345,416)                       (1,431,349)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Net Profit  ($      190,315)            $       41,174            $    284,620                      $    135,479
             (Loss)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------

------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Revenues     $    1,047,681             $   25,288,888            $  7,058,464      $(2,543,914)    $ 30,851,118
       2004
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
      Year   Cost of            (456,644)               (21,083,509)             (5,411,688)       2,543,914      (24,407,926)
      End    Sales
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Expenses         (1,601,249)                (2,010,708)               (539,948)                       (4,151,906)
Results
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------
             Net Profit       (1,010,212)            $    2,194,671            $  1,106,827                      $  2,291,286
             (Loss)
------------ ------------ ------------------------ ------------------------- ------------------ ------------- --------------------


 * The eliminate column reflects the $ amounts of Inter-Company Sales by World Jet to HAT in 2004. On a consolidated basis Revenues and Cost of Sales are reduced to reflect the Revenues and Cost of Sales for external sales only, with a zero $ impact on stand alone or consolidated profit (loss) figures.

The current registration includes 12,715,386 shares of common stock of the Company that have been issued pursuant to a private placement exempt from registration with the SEC pursuant to Rule 506 under Regulation D as promulgated by the SEC pursuant to Section 4(2), and 18,632,694 shares of common stock of the Company issueable upon exercise of warrants, 7,200,000 of which were exercised by selling shareholder Barron on July 27, 2005 and 399,000 of which were exercised by selling shareholder JG Capital on September 20, 2005. If all warrants are exercised, the number of shares of common stock the Company is registering (31,348,080) will represent 63.6% of the authorized and outstanding shares of common stock of the Company.



Unless otherwise indicated, "Global Aircraft Solutions, Inc." "we", "us" "our" "Company" refer to Global Aircraft Solutions, Inc. and its subsidiaries.

                                    OFFERING

Securities Being Offered      20,314,386 shares of common stock (1) and up to
                              10,931,694 shares of common stock upon the exercise of all warrants (2).

Securities Issued             38,299,386 shares of common stock were issued and
and to be Issued              outstanding as of the date of this prospectus and
                              an additional 10,931,694 shares of common stock will be issued and outstanding if all warrants are exercised (3). Also see footnote (2)


Use of Proceeds               We will not receive any proceeds from the sale of
                              the private placement issue of (i) 18,799,000 shares of common stock by the selling shareholders, CEF, CRT, CLS, Silver Point, DOFS,
                              DI, BA, BDSM, Loeb, Triton, JMG, BOFS, BWP, DONS,
                              BP DP, SPCOF, SPCF AHFP, AFC, CF, COMF and JG
                              Capital (ii) 1,000,000 shares of common stock by selling shareholder Ralph Garcia; and (iii)
                              1,515,386 shares of common stock by selling shareholders Alpha, Stonestreet, Whalehaven and
                              Greenwich. We will receive the proceeds from the exercise of any of the warrants issued to the selling shareholders Barron Partners, Whalehaven,
                              Stonestreet, Greenwich, Alpha, JG Capital, Inc.,
                              Heza Holding and Grushko, unless the cashless exercise feature, (which is available to all warrantholders if the registration of shares underlying such warrants is not effective at the time of a warrant exercise) is exercised by the warrantholder. See section entitled "Use of Proceeds".


(1) 9,600,000 shares of common stock were issued to the selling shareholders, Barron Partners, pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 and 7,200,000 shares of common stock were issued to selling shareholder Barron Partners on July 27, 2005 upon the exercise of $.68 warrants and stock issueable upon exercise of such warrants pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 on May 31, 2004; 399,000 shares of common stock were issued to selling shareholder JG Capital on September 20, 2005 upon the cashless exercise of a $.34 warrant representing 501,000 of 720,000 $.34 shares of common stock (discounted to 399,000 shares upon a cashless exercise) issuable upon exercise of such warrants pursuant to a private placement under Rule 506 of Regulation D of SEC Act 1933 on September 2, 2004. All of the 16,800,000 shares of common stock owned by Barron were sold by Barron in a private placement to Qualified Institutional Buyers CEF, CRT, CLS, Silver Point, DOFS, DI, BA, BDSM, Loeb, Triton, JMG, BOFS, BWP, DONS, BP DP, SPCOF, SPCF and AHFP. A total of 2,115,386 shares of common stock were issued to selling shareholders as follows: Whalehaven Capital Fund Limited ("Whalehaven") 288,462 shares; Stonestreet Limited Partnership ("Stonestreet") 384,616 shares; Alpha Capital ("Alpha") 1,250,000 shares and Greenwich Growth Fund Limited ("Greenwich") 192,308 shares pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933. 1,000,000 shares of common stock were issued to selling shareholder Ralph Garcia pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 as partial compensation for the acquisition of World Jet Corporation.

(2) Warrants entitling the selling shareholder Barron Partners, JG Capital, Inc., Alpha, Stonestreet, Whalehaven, Greenwich, Heza Holding, Inc. and Grushko & Mittman, P.C. to an additional 10,931,694 shares of common stock upon the exercise of such warrants as follows: Barron Partners - warrants to purchase 7,200,000 shares of common stock at an exercise price of $1.36 per share; JG Capital, Inc. - warrants to purchase 219,000 (instead of 321,000 due to the discount of 102,000 shares for a cashless exercise of warrants) shares of common stock at $0.34 per share, 95,192 shares of common stock at an exercise price of $0.52 per share, 540,000 shares of common stock at $0.68 per share, 47,597 shares of common stock at $1.00 per share, and 587,597 shares of common stock at $1.36 per share; ; Alpha- warrants to purchase 625,000 shares of common stock at an exercise price of $1.00 per share and 625,000 shares of common stock at an exercise price of $1.36 per share; Stonestreet - warrants to purchase 192,308 shares of common stock at an exercise price of $1.00 per share and 192,308 shares of common stock at an exercise price of $1.36 per share; Whalehaven - warrants to purchase 144,231 shares of common stock at an exercise price of $1.00 per share and 144,231 shares of common stock at an exercise price of $1.36 per share; Greenwich - warrants to purchase 96,154 shares of common stock at an exercise price of $1.00 per share and 96,154 shares of common stock at an exercise price of $1.36 per share; Heza Holding, Inc. - warrants to purchase 31,731 shares of common stock at an exercise price of $0.52 per share, 15,865 shares of common stock at an exercise price of $1.00 per share, and 15,865 shares of common stock at an exercise price of $1.36 per share; Grushko. - warrants to purchase 31,731 shares of common stock at an exercise price of $0.52 per share, 15,865 shares of common stock at an exercise price of $1.00 per share, and 15,865 shares of common stock at an exercise price of $1.36 per share. All warrants are subject to a cashless exercise option at the election of the warrant holder if the shares issuable upon exercise of the warrants are not registered at the time such warrants are exercised.


(3) The amount of shares issued and outstanding will increase up to a maximum of 49,333,080 upon the exercise of all warrants. The amount of issued and outstanding shares includes 1.5 million shares of common stock issued to Seajay Holding which have been voided by the Company and for which the Company has filed a lawsuit against Seajay Holdings seeking a court order for the return of the 1.5 million shares (See "Legal Proceedings" section).

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. Before agreeing to buy, you should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus:

PROBLEMS IN THE AIRLINE INDUSTRY

Problems in the airline industry could adversely affect our business. Since our customers consist primarily of passenger and cargo air carriers and aircraft leasing companies, the lingering effects of the terrorist events of September 11, 2001 continue to adversely impact the airline industry and consequently adversely impact our business. However, it does affect our business to a much lesser extent than it affects Maintenance, Repair and Overhaul ("MRO") firms that rely heavily on major airlines for business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for maintenance and repair services, causing downward pressure on pricing and increasing the credit risks associated with doing business with airlines. We cannot assure you that economic and other factors, which may affect the airline industry, will not adversely impact our business, financial condition or results of operations. Such adverse effects in the airline industry, can also adversely affect our aircraft parts sales business conducted by our wholly owned subsidiary, World Jet. Any event or occurrence which adversely impacts the aircraft maintenance industry will also adversely impact the aircraft parts sales industry because aircraft parts sales are directly related to the demand for maintenance of aircraft.

INCREASING COST OF JET FUEL

The potential for increasing costs in jet fuel prices may adversely affect our business. The price of jet fuel affects the maintenance and repair markets, since older aircraft, which consume more fuel and which account for most of our maintenance and repair services business, become less viable as the price of fuel increases.

TERRORIST ATTACKS

The events of September 11th have had a negative impact on the airline industry in general, and thereby indirectly on us. Factors arising (directly or indirectly) from these terrorist attacks which could affect our business may include: (i) the impact of these terrorist attacks and the impact in declines in air travel as a result of these terrorist attacks on the financial condition of one or more of our airline customers, (ii) possible increases in jet fuel prices as a result of events relating to these terrorist attacks, (iii) potential reductions in the need for aircraft maintenance due to declines in airline travel and cargo business and (iv) the adverse effect these terrorist attacks, or future events arising as a result of these terrorist attacks, on the economy in general.

AVIATION INDUSTRY IS SUBJECT TO HEAVY GOVERNMENT REGULATION

The aviation industry is highly regulated by the FAA in the United States and by similar agencies in other countries. We must be certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft. Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world.

In the United States, the Federal Aviation Administration (FAA) regulates the manufacture, repair, overhaul and operation of all aircraft and aircraft equipment operated in the U.S. pursuant to the Federal Aviation Regulations
(FARs). The FAA must certify each authorized repair station, and certified facilities are issued an Air Agency Certificate. Each certificate contains ratings and limitations that specifically authorize the repair station to only perform certain types of services on specific makes and models of aircraft. FAA regulations are designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of the aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition-monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and aircraft equipment are prescribed by regulatory authorities and can be performed only by certified repair facilities utilizing certified technicians. Certification and conformance is required prior to installation of a part on an aircraft. We closely monitor the FAA and industry trade groups in an attempt to understand how possible future regulations might impact us.

There is no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, will not materially adversely affect our business, financial condition or results of operations. Further, our operations are also subject to a variety of worker and community safety laws. In the United States, the Occupational Safety and Health Act mandates general requirements for safe workplaces for all employees. Specific safety standards have been promulgated for workplaces engaged in the treatment, disposal or storage of hazardous waste. We believe that our operations are in material compliance with health and safety requirements under the Occupational Safety and Health Act.

DEPENDENCE ON A SMALL NUMBER OF CUSTOMERS

For the partial year ended December 31, 2002, our 2 largest continuing customers accounted for approximately 80% of our total revenues, and our largest continuing customer accounted for approximately 43% of total revenues. For the year ended December 31, 2003, our 2 largest continuing customers accounted for 35.6% of our total revenues and our largest continuing customer accounted for approximately 25.3% of total revenues. Five customers accounted for 74.2% of our total 2003 revenue. The broadening of our customer base has spread the risk associated with the failure of a significant customer. Efforts are continually being made to broaden our customer base and we expect to further reduce this risk during 2005. While the relative significance of customers varies from period to period, the loss of, or significant curtailments of purchase of our services by, one or more of our significant customers at any time could adversely affect our revenue and cash flow. The customers upon which Company relies for 10% or more of its revenue as of the fiscal year ending December 31, 2004 are as follows:

HAT                                                     WORLD JET

Customer                   Percentage of Revenue            Customer              Percentage of Revenue
--------                   ---------------------            --------              ---------------------

Shaheen                            21%                    HAT                              37%
Teebah Airlines                    13%                    Aircraft, LLC                    27%

Jetran International               11%
Falcon Air Express                 10%

World Jet's two largest customers through the fiscal year ended December 31, 2004 were Aircraft LLC and HAT and they accounted for 64% of World Jet's total revenue through this period. A significant curtailment in purchases of aircraft parts by one or more of World Jet's significant customers could adversely affect World Jet's revenues and cash flow since only two customers comprise 64% of World Jet's total source of revenue.

LEASE OF PROPERTY

Global's wholly owned subsidiary, HAT is currently conducting operations on leased property at the Tucson International Airport. The lease is a one year lease commencing March 1, 2005 and permits HAT to apply for two additional one year options. Until HAT possesses a long-term lease, there remains a risk that HAT will have to relocate operations which could have an adverse impact on HAT's operations.

RISK OF OPERATING IN ONE LOCATION

Global conducts 97% of its operations through its two wholly owned subsidiaries, HAT and World Jet, at 6901 and 6900 South Park Avenue, Tucson, Arizona respectively. While World Jet serves as HAT's parts supply facility for aircraft parts at 6900 South Park Avenue Tucson, Arizona, and accounts for 15 % of Global's total revenue, the MRO operation of HAT located at 6901 South Park Avenue, Tucson, Arizona comprises approximately 82% of Global's revenue. By having only one location for aircraft repair and maintenance HAT is at risk of temporary or permanent cessation of all operations should HAT encounter an event which renders its facility unusable for any period of time or HAT encounters any issues or problems related to the use of the facility at this location.

Although World Jet represents only 15 % of Global's operations, World Jet operates out of only one location in Tucson, Arizona and cessation of operation at this location due to events which render the facility unusable for any period of time will correspondingly adversely impact Global's operations and revenue stream. Since World Jet maintains all of its parts inventory at this one location, any damage to or destruction of this facility and/or the inventory will also adversely impact the Company.

UNDERCAPITALIZATION

From its inception through the fiscal year ending December 2003, HAT incurred operating losses and was undercapitalized. This undercapitalization is a direct result of a failed debenture financing agreement between HAT and various investors including Seajay Holdings, LLC (See detailed explanation under "Legal Proceedings"). As a consequence of this failed debenture capitalization, HAT remained under capitalized through December 2003. HAT received equity financing in May 2004 in the amount of $3,264,000.00 from selling shareholder Barron Partners, LPand in September 2004, HAT received $1,100,000.00 from selling shareholders Alpha, Stonestreet, Whalehaven, and Greenwich to avoid defaulting on from the Settlement Agreement with the bankruptcy estate of Hamilton Aviation. Moreover, in fiscal 2004, HAT operated at a net profit of $2,510,662.00.HAT's profitability in 2004 in conjunction with the receipt of $3,264,000.00 in equity financing and the receipt of $1,100,000.00 in funding to avoid a contract default and retain operating assets has resulted in HAT becoming properly capitalized.

STATUS AS A GOING CONCERN

The Company operating through its two wholly owned subsidiaries, HAT and World Jet, engages in business operations solely related to the aviation industry. Any problems in the airline/aviation industry may have an adverse impact on our operations and ability to operate as a going concern. Any terrorist incidents, increases in the price of Jet fuel, or other economic factors which adversely impact the airline/aviation industry could effect our ability to operate as a going concern. Moreover, any events which may adversely impact our ability to continue operations at our facilities at Tucson, Arizona could also adversely affect our ability to operate as a going concern. Although the Company realized a net profit of $2,510,662 in fiscal 2004 on a consolidated basis, the Company incurred an overall loss from its inception through the fiscal year ending December 2003 and there is a risk based upon these losses as to whether or not the Company will be able to continue to operate as a going concern and our auditor has issued a going concern opinion.

IMPACT OF BEING AN OTC BULLETIN BOARD STOCK

Global's common stock is quoted on the OTC Bulletin Board under the trading symbol GACF and is traded in the over-the-counter markets. Unless and until our common shares become quoted on the NASDAQ system or listed on a national securities exchange, we may at any time be subject to the "penny stock" provisions of the Exchange Act and applicable SEC rules. At any time when the market price of our common stock is below $5.00 per share, our common stock may be deemed to be a penny stock. In that event, our common stock will be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For transactions covered by the penny stock rules, the broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. So long as Global's common shares are considered "penny stocks", many brokers will be reluctant or will refuse to effect transactions in Global's shares, and many lending institutions will not permit the use of penny stocks as collateral for any loans. This could have an adverse effect on the liquidity of our common stock.

OUR COMMON STOCK IS THINLY TRADED AND OUR STOCK PRICE MAY BE MORE VOLATILE THAN THE MARKET IN GENERAL

Because our common stock is thinly traded, its market price may fluctuate significantly more than the stock market in general or the stock prices of similar companies, which are exchanged, listed or quoted on NASDAQ. Our public float is approximately 13,920,386 shares, thus our common stock will be less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices for our common stock may be more volatile. Among other things, trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger

SINCE BECOMING A PUBLIC COMPANY, WE HAVE NEVER PAID DIVIDENDS.

Since becoming a public company in September of 1997, Global has never paid a dividend and does not expect to pay a cash dividend upon its capital stock in the foreseeable future.

RELIANCE ON EXECUTIVE OFFICERS AND KEY EMPLOYEES

Our continued success depends significantly upon the services of our executive officers and upon our ability to attract and retain qualified personnel in all of our operations. While we have or are issuing employment agreements with each of our executive officers and certain of our key employees, most of our employees are employed on an at-will basis. The loss of one or more of our executive officers and of a significant number of our other employees without capable replacements could materially adversely affect our business, financial condition or results of operations.

COMPETITION

The airline industry and the markets for our products and services are extremely competitive, and we face competition from a number of sources. Our competitors are other companies providing MRO services. Certain of our competitors are currently experiencing financial difficulties, and some or all of them may respond to their financial difficulties by reducing prices on their services to increase or retain market share. Any material deterioration in our financial condition is likely to affect our ability to compete with price-cutting by our competitors. Some of our competitors have substantially greater financial and other resources than us. We cannot assure you that competitive pressures will not materially adversely affect our business, financial condition or results of operations.

PRODUCT LIABILITY

Our business exposes us to possible claims for personal injury or death, which may result from the failure of an aircraft or an aircraft part repaired or maintained by us or from our negligence in the repair or maintenance of an aircraft or an aircraft part. While HAT maintains what we believe to be adequate liability insurance to protect us from claims of this type, based on our review of the insurance coverage maintained by similar companies in our industry, we cannot assure you that claims will not arise in the future or that our insurance c overage will be adequate. Additionally, there can be no assurance that insurance coverage can be maintained in the future at an acceptable cost. Any liability of this type not covered by insurance could materially adversely affect our business, financial condition or results of operations.

SUSCEPTIBILITY TO OTHER LIABILITY CLAIMS

Our business exposes us to possible claims for personal injury or death, which may result if we were negligent in repairing or overhauling an airplane. We cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate to protect us in all circumstances. Additionally, we cannot assure you that we will be able to maintain adequate insurance coverage in the future at an acceptable cost. Any liability claim not covered by adequate insurance could materially adversely affect our business, financial condition or results of operations.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Offering and exercise of all warrants, the Company will have outstanding 49,333,080 shares of Common Stock. Of these shares, the Common Stock sold in the Offering will be freely tradable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"), unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. The Company, its executive officers, directors and stockholders, have agreed that, for a period of 180 days from the date of this Prospectus, they will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, subject to certain exceptions. The sale of a substantial number of shares of Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and/or impair the Company's ability in the future to raise additional capital through the sale of its equity securities.

PRICE VOLATILITY

The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results and other factors. From time to time in recent years, the securities markets have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of the Common Stock.

IMPACT OF WARRANT EXERCISE ON MARKET

In the event of the exercise of a substantial number of warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of our common stock in the trading market could substantially affect the market price of our common stock.

PREEMPTIVE RIGHTS

The selling shareholders, Barron Partners, Alpha, Stonestreet, Whalehaven and Greenwich have preemptive rights/rights of first refusal with respect to all shares they hold or may acquire whereby each such investor shall have the right to participate in any equity or debt convertible into equity or equivalent financing, by the Company on a pro rata basis at 100 percent (100%) of the offering price, provided that the price of such financing is not less than $0.68 per share. If the price is less than $0.68 per share, then each investor shall have the right to invest at 80% of such price. One risk of such preemptive rights is that it may make it difficult to attract new capital since new investors could, in effect, overpay compared to those who possess preemptive rights that it may make it extremely difficult to obtain new financing unless we purchase back the issued preemptive rights. Another risk factor of the existing preemptive rights would be that dilution may occur to the extent that the selling shareholders exercise their preemptive rights/rights of first refusal (see section titled "Dilution").

THE MARKET PRICE OF OUR COMMON STOCK COULD BE DEPRESSED BY FUTURE SALES

Future sales of our common stock, or the perception that these sales could occur, could adversely affect the market price of our common stock. We cannot assure you as to when, and how many of, the shares of our common stock will be sold and the effect these sales may have on the market price of our common stock. In addition, we may issue additional shares of common stock in connection with possible future acquisitions or other transactions. Although these securities may be subject to regulatory or contractual resale restrictions, as these restrictions lapse or if these shares are registered for sale to the public, they may be sold to the public. In the event we issue a substantial number of shares of our common stock, which subsequently become available for unrestricted resale, there could be a material adverse effect on the prevailing market price of our common stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements and information relating to Global Aircraft Solutions, Inc. "Global" and its wholly owned subsidiaries Hamilton Aerospace Technologies Inc. ("HAT") and World Jet Corporation , ("World Jet") that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this report, the words "anticipate", "believe", "estimate", "expect", "intend", "plan" and similar expressions, as they relate to Global, HAT, World Jet, or its management, are intended to identify forward-looking statements. These statements reflect management's current view of Global, HAT and World Jet concerning future events and are subject to certain risks, uncertainties and assumptions, including among many others relating to our results of operations: competitive factors, shifts in market demand, and other risks and uncertainties (including those described under "Risk Factors" below and elsewhere in this\report), our ability to generate sufficient working capital to meet our operating requirements and service our indebtedness, our ability to refinance our secured debt, or to convert such debt to equity, maintaining good working relationships with our vendors and customers, our ability to attract and retain qualified personnel, future terrorist-related activities, economic factors that affect the aviation industry, changes in government regulation, increases in fuel prices, and the overall economy.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of (i) the 3,355,669 shares of common stock offered through this prospectus by selling shareholder CEF, (ii) the 2,500,000 shares of common stock offered through this prospectus by selling shareholder CRT, (iii) the 2,000,000 shares of common stock offered through this prospectus by Silver Point, (iv) the 1,599,900 shares of common stock offered through this prospectus by selling shareholder DOFS, (v) the 1,260,000 shares of common stock offered through this prospectus by selling shareholder SPCOF, (vi) the 650,000 shares of common stock offered through this prospectus by Alpha,
(vii) the 1,015,500 shares of common stock offered through this prospectus by selling shareholder DI, , (viii) the 1,000,000 shares of common stock offered through this prospectus by selling shareholder BA, (ix) the 1,000,000 shares of common stock offered through this prospectus by selling shareholder BDSM, (x) the 1,000,000 shares of common stock offered through this prospectus by selling shareholder Ralph Garcia, (xi) the 800,000 shares of common stock offered through this prospectus by selling shareholder Loeb (xii) the 750,000 shares of common stock offered through this prospectus by selling shareholder JMG,
(xiii) the 750,000 shares of common stock offered through this prospectus by selling shareholder Triton, (xiv) the 740,000 shares of common stock offered through this prospectus by selling shareholder SPCF. (xv) the 534,313 shares of common stock offered through this prospectus by selling shareholder CLS; (xvi) the 486,763 shares of common stock offered through this prospectus by selling shareholder BOFS,(xvi) the 384,616 shares of common stock offered through this prospectus by Stonestreet, (xviii) the 335,038 shares of common stock offered through this prospectus by selling shareholder BWP, (xix) the 300,000 shares of common stock offered through this prospectus by selling shareholder AFC, (xx) the 288, 462 shares of common stock offered through this prospectus by selling shareholder Whalehaven, (xxi) the 200,100 shares of common stock offered through this prospectus by selling shareholder DONS; (xxii) the 200,000 shares of common stock offered through this prospectus by selling shareholder CF, (xxiii) the 192,308 shares of common stock offered through this prospectus by selling shareholder Greenwich (xxiv) the 184,500 shares of common stock offered through this prospectus by selling shareholder DP, (xxv) the 178,199 shares of common stock offered through this prospectus by selling shareholder BP, (xxvi) the 110,018 shares of common stock offered through this prospectus by selling shareholder AHFP, (xxvii) the 100,000 shares of common stock offered through this parospectus by selling shareholder COMF. We have received the proceeds of $4,896,000.00 from the exercise by Barron of a $.68 warrant to purchase 7,200,000 shares of common stock. These proceeds will be used as follows:


$3,196,000 - debt reduction (factoring, M&I credit facility and vendor debt) $1,000,000 - HAT working capital
$700,000 - World Jet working capital

We may receive the proceeds from the exercise of any warrants issued to selling shareholder Barron, JG Capital, Inc. Whalehaven, Alpha, Stonestreet, Greenwich, Heza Holdings or Grushko. However, all such warrants have a cashless exercise feature that may be implemented by the warrant holder in the event the shares underlying any warrant remain unregistered at the time the warrants are exercised by such shareholder. JG Capital has elected the cashless exercise option on 501,000 of the 720,000 shares underlying a $.34 warrant issued pursuant to a private placement on September 2, 2004; however, the total shares issued to JG Capital upon such exercise on September 20, 2005 was 399,000 as a consequence of the discount rate applied for the cashless exercise feature. If the remaining warrants are exercised without implementing the cashless exercise feature, these proceeds, will amount to $13,733,926.16. The intended use of these proceeds will be for working capital, acquisition of assets and acquisitions of businesses. We have used the proceeds of $3,264,000.00 already received from the Barron Partners private placement equity funding and the $1,100,000.00 private placement equity funding received from Stonestreet, Alpha Capital, Whalehaven and Greenwich as follows:


$3,264,000.00 - working capital and acquisition of World Jet
$1,100,000.00 - purchase of operating assets from bankruptcy estate of
                Hamilton Aviation

                                 DIVIDEND POLICY

The Company does not intend to pay any cash dividends with respect to its Common Stock in the foreseeable future, Rather, the Company intends, after the consummation of the Offering, to retain its earnings, if any, for use in the operation of its business.

                                    DILUTION


The Company is a reporting Company. Dilution to our existing shareholders will occur should the selling shareholders exercise the warrants. If the selling shareholders exercise any of the warrants dilution may occur to the extent of such exercise. If all warrants are exercised in addition to any common stock currently held by any of the selling shareholders, the selling shareholders will own the following percentages of the issued and outstanding common stock of the Company:, Barron Partners, will own 14.6%; selling shareholder CEF will own 14.6%; selling shareholder CRT will own 5%; selling shareholder Alpha will own 3.85%; selling shareholder JG Capital, Inc. will own 4.03%; selling shareholder DOFS will own 3.2%; selling shareholder SPCOF will own 2.55%; selling shareholder BA will own 2%; selling shareholder BDSM will own 2%; selling shareholder DI will own 2%; selling shareholder Loeb will own 1.6%; selling shareholder Stonestreet will own 1.56%; selling shareholder JMG will own 1.5%; selling shareholder Triton will own 1.5%; selling shareholder SPCF will own
1.5%; selling shareholder Whalehaven will own 1.16%; Selling shareholder CLS will own 1%; Selling shareholder AFC will own .6%; selling shareholder CF will own .4%; selling shareholder AHFP will own .2%; selling shareholder DONS will own .4%; selling shareholder DP will own .3%; selling shareholder BP will own ..3%; selling shareholder BWP will own .67%; selling shareholder BOFS will own ..98%; selling shareholder Greenwich will own .77%; selling shareholder COMF will own .2%; selling shareholder Heza Holdings will own 0.12%; and selling shareholder Grushko will own 0.12%. The selling shareholders, Barron, Alpha, Stonestreet, Whalehaven and Greenwich also have preemptive rights/rights of first refusal with respect to all shares held or acquired whereby each such investor shall have the right to participate in any equity or debt convertible into equity or equivalent financing, by the Company on a pro rata basis at 100 percent (100%) of the offering price, provided that the price of such financing is not less than $0.68 per share. If the price is less than $0.68 per share, then each investor shall have the right to invest at 80% of such price. The selling shareholders, , CF, DONS, DP, DI, DOFS, BP, BWP, BOFS, JMG, Triton,
Loeb, BA, BDSM, CRT, Silver Point, Heza Holdings, Grushko, Ralph Garcia and JG Capital, Inc., do not have any such preemptive rights. The Company has also adopted the following stock option and stock compensation plans for directors, officers and employees of Global and HAT: (i) 2002 Compensatory Stock Option
Plan for directors and officers of Global and HAT which has reserved a maximum of 3,000,000 shares of common stock of which 1,920,000 shares of common stock remain available to be issued; and (ii) 2003 Employee Stock Compensation Plan for employees of HAT which has reserved a maximum of 5,000,000 shares of common stock of which 2,800,000 shares of common stock remain available to be issued.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 31,348,080 shares of common stock offered through this prospectus. The shares include the following:


1. 9,600,000 shares of our common stock that selling shareholder, Barron Partners, acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on May 31, 2004 and 7,200,000 shares of common stock that were issued to selling shareholder Barron Partners on July 27, 2005 upon the exercise of a $.68 warrant and stock issueable upon exercise of such warrant which was issued pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 on May 31, 2004 for a combined total of 16,800,000 shares, all of which such 16,800,000 shares of common stock were sold by Barron in a private placement transaction to the following qualified institutional buyers who are selling shareholders: 3,355,669 shares of common stock to CEF; 2,500,000 shares of common stock to CRT; 1,599,900 shares of common stock to DOFS; 1,260,000 shares of common stock to SPCOF; 1,000,000 shares of common stock to BA; 1,015,500 shares of common stock to DI; 1,000,000 shares of common stock to BDSM; 800,000 shares of common stock to Loeb; 750,000 shares of common stock to JMG; 750,000 shares of common stock to Triton; 740,000 shares of common stock to SPCF; 534,313 shares of common stock to CLS; 335,038 shares of common stock to BWP; 486,763 shares of common stock to BOFS; 200,100 shares of common stock to DONS; 184,500 shares of common stock to DP, 178,199 shares of common stock to BP and 110,018 shares of common stock to AHFP. A total 2,115,386 shares of our common stock that the selling shareholders Whalehaven (288,462), Stonestreet (384,616), Alpha (1,250,000; 600,000 of
     which were sold by Alpha in a private placement transaction on August 4, 2005 as follows: AFC - 300,000 shares; CF - 200,000 shares; and COMF - 100,000 shares) and Greenwich (192,308) acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on September 3, 2004; 1,000,000 shares of our common stock that the selling shareholder Ralph Garcia acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 as partial consideration for the purchase of World Jet; 7,200,000 shares of our common stock that selling shareholder, Barron Partners, may receive pursuant to warrants issued in conjunction with the private placement of Common Stock, warrants and shares issueable upon the exercise of warrants on May 31, 2004. A total of 399,000 shares of our common stock that selling shareholder JG Capital received upon exercise of a $.34 warrant issued pursuant to a private placement on September 2, 2004; and the following shares of common stock issueable upon the exercise of warrants issued pursuant to a private placement of common stock and warrants under Rule 506 of Regulation D of SEC Act 1933 on September 3, 2004: 1,489,386 shares of our common stock selling shareholder, JG Capital, Inc., may receive pursuant to warrants; 1,250,000 shares of our common stock selling shareholder Alpha may receive pursuant to warrants; 384,616 shares of our common stock selling shareholder Stonestreet may receive pursuant to warrants; 288,462 shares of our common stock selling shareholder Whalehaven may receive pursuant to warrants; 192,308 shares of our common stock selling shareholder Greenwich may receive pursuant to warrants; 63,461 shares of our common stock selling shareholder Heza Holdings may receive pursuant to warrants; and 63,461 shares of our common stock selling shareholder Grushko may receive pursuant to warrants.

The following table provides as of September 28, 2005, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:


     1.   The number of shares owned by each prior to this offering;

     2.   The total number of shares that are to be offered for each;

     3. The total number of shares that will be owned by each upon completion of the offering;

     4.   The percentage owned by each; and

     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock; however, all selling shareholders may be deemed underwriters. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 49,333,080 shares outstanding upon the exercise of all warrants.


Name of                            Shares             Total of                Total                 Percent
Selling Shareholder              Owned Prior           Shares                 Shares                Owned
                                   To This            Offered                 After                 After
                                  Offering            For Sale               Offering              Offering
------------------------------------------------------------------------------------------------------------


Barron Partners                     7,200,000(4)     7,200,000                  0                    0
(Andrew Worden
controlling person)

Contrarian Equity Fund, LLC         3,355,669        3,355,669                  0                    0

CRTCapital Group, LLC               2,500,000        2,500,000                  0                    0

Alpha                               2,500,000(6)     2,500,000                  0                    0
Konrad Ackerman
And Rainer Posch
controlling persons)

JG Capital, Inc.                    1,990,386(5)     1,990,386                  0                    0
(Richard Josephberg
controlling person)

Delta Offshore, Ltd.                1,599,900        1,599,900                  0                    0

Silver Point Capital
Offshore Fund, Ltd.                 1,260,000        1,260,000                  0                    0

Deltal Institutional, LP            1,015,500        1,015,500                  0                    0

Ralph Garcia                        1,000,000        1,000,000                  0                    0

Brencourt Advisors, LLC             1,000,000        1,000,000                  0                    0

Brencourt Distressed
Securities Masters, Ltd.            1,000,000        1,000,000                  0                    0

Loeb Partners Corporation           800,000          800,000                    0                    0

Stonestreet                         769,232(7)       769,232                    0                    0

JMG Capital Partners, LP            750,000          750,000                    0                    0

JMG Triton Offshore Fund, Ltd.      750,000          750,000                    0                    0

Silver Point Capital Fund, L.P.     740,000          740,000                    0                    0

Whalehaven                          576,924(8)       576,924                    0                    0

Contrarian Long Short LP            534,313          534,313

Blackmore Offshore, Ltd.            486,763          486,763                    0                    0

Greenwich                           384,616(9)       384,616                    0                    0

Blackmore Wallace Partners          335,038          335,038                    0                    0


AF Capital LLC                      300,000          300,000                    0                    0



Delta Onshore, LP                   200,100          200,100                    0                    0


                                      Page 14


Core Fund LP                        200,000          200,000                    0                    0


Delta Pleiades, LP                  184,500          184,500                    0                    0

Blackmore Partners                  178,199          178,199                    0                    0

AHFP Contrarian                     110,018          110,018


Cedarview Opportunities             100,000          100,000                    0                    0
Master fund


Heza Holding, Inc.                   63,461(10)       63,461                    0                    0
(Ari Kluger
controlling person)

Grushko                              63,461(11)       63,461                    0                    0
(Edward Grushko,
controlling person)


(4)  all of which is common stock issueable upon the exercise of warrants
(5)  1,489,386 of which is common stock issueable upon the exercise of warrants
(6)  1,250,000 of which is common stock issueable upon the exercise of warrants
(7)  384,616 of which is common stock issueable upon the exercise of warrants
(8)  288,462 of which is common stock issueable upon the exercise of warrants
(9)  192,308 of which is common stock issueable upon the exercise of warrants
(10) common stock issueable upon the exercise of warrants
(11) common stock issueable upon the exercise of warrants


To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Global or HAT other than as a shareholder as noted above at any time within the past three years; or
     2.   Has ever been an officer or director of Global or HAT

Selling Shareholder Ralph Garcia, was the majority shareholder of the acquired company World Jet Corporation during the past three (3) years.

                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.   in privately negotiated transactions;

3.   through the writing of options on the common stock;

4.   in short sales; or

5.   in any combination of these methods of distribution.

The sales price to the public may be:

1.   the market price prevailing at the time of sale;

2.   a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. However, only those selling shareholders who are listed in this prospectus, or added through post-effective amendment or supplement, may resell through this prospectus. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus amended from time to time, as may be required by such broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

On June 29, 2004, the Company initiated a lawsuit against Corwin Foster and Jane Doe Foster, husband and wife, and Seajay Holdings, LLC a Michigan Limited Liability Company (the "Defendants") in the United States District Court for the District of Arizona requesting entry of a judgment for the return of 1,500,000 shares of common stock. Global and HAT have asserted claims that Corwin Foster (who is the sole shareholder and president of Seajay Holdings) and Seajay Holdings acquired 1,500,000 shares of common stock of Global as part of a Stock Exchange Agreement without consideration for the receipt of such common stock. The Company is pursuing the return of these shares. This lawsuit emanates from a stock exchange agreement of April 2002 whereby Old Mission Assessment ("OMAC") agreed to provide HAT financing and capital for its newly established business. OMAC and its officers Corwin Foster and others, entered into two debenture related agreements on April 15, 2002 whereby OMAC agreed to pay to HAT the sum of $1,500,000.00 under each debenture agreement on or before July 15, 2002. In consideration of this agreement HAT agreed to provide to various investing parties, including Corwin Foster's entity Seajay Holdings, shares of stock of HAT. On May 2, 2002, Global acquired HAT in a stock exchange thereby entitling the investing parties, including Corwin Foster's entity Seajay Holdings, to Global stock in consideration for the $3,000,000.00 investment. Seajay Holdings acquired 1,500,000 shares of common stock of Global pursuant to this transaction. Although Global stock was issued to the investors, including Corwin Foster's entity Seajay Holdings, HAT/Global only received $400,535.00 of the agreed upon $3,000,000.00 to be paid pursuant to the debenture agreements. Since payment in full was never received by Global for the shares of common stock issued as consideration for the debenture agreements, Global was able to secure the return of all common stock issued in connection with the debenture agreements except the 1,500,000 shares of common stock issued to Corwin Foster's entity Seajay Holdings. Global has agreed to return the $400,535.00 of the agreed upon $3,000,000.00 received pursuant to the debenture agreements. This sum was released from escrow and paid to United Pay Phone, an investor in OMAC, pursuant to an agreed upon order of court.

Although Global has made repeated demands upon Corwin Foster and Seajay Holdings to return the 1,500,000 shares of common stock, Corwin Foster and Seajay Holdings have failed and refused to return such stock. As a consequence of Corwin Foster's and Seajay Holdings failure to return the common stock received, Global initiated legal proceedings for damages in the amount of no less than $1,000,000.00 plus interest and fees; the return of the 1,500,000 shares of common stock; and punitive damages in the amount of $10,000,000.00.


On September 13, 2005, Hamilton Aerospace Technologies, Inc. ("HAT"), a wholly owned subsidiary of the Company, initiated a lawsuit against Aero Micronesia in the Superior Court of Arizona, Pima County, requesting entry of a judgment in the amount of $184,684.64 plus interest, costs and fees for failure of Aero Misconesia to pay the remaining $184,684.64 outstanding balance owed to HAT for aircraft maintenance services rendered pursuant to a written contract dated August 19, 2004.


World Jet is not involved in any legal proceedings.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The Directors and Officers of Global, all of those whose one year terms will expire May 2006, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address        Age           Position                       Date First Elected      Term Expires
-------------------------------------------------------------------------------------------------------
Ian Herman             58         Chairman/CEO/CFO/Director             5/02                  05/06

John Sawyer            40         Director & President                  5/02                  05/06

Gordon Hamilton        51         Director                              5/02                  05/06

Alfredo Mason          43         Director                              5/04                  05/06

Lawrence Mulcahy       55         Director                              5/04                  05/06


Each of the foregoing persons may be deemed a "promoter" of the company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the corporation is the subject of any pending legal proceedings.

Resumes

Ian Herman: CEO/CFO/Chairman. From 2002 through the present, Mr. Herman has served as the CEO/CFO and Chairman of Global Aircraft Solutions, Inc. and its subsidiaries. From 2000 through the present, Mr. Herman has been the President of the Financial Capital Group, Inc. which is engaged in financial and business consulting. From 1995-2000, Mr. Herman was Chairman and a Board Member for the British government handling major inward investments into the United Kingdom as well as administering and evaluating projects in diverse industries totaling more than $200,000,000.00. During his tenure with the British government, Mr. Herman was awarded the Freedom of the City of London in recognition of his services. During the period of 1990-1999, Mr. Herman was the Chief Executive Officer of his own accounting and business consulting business specializing in publishing, healthcare, telecommunications, airlines, manufacturing and information technology. From 1988-1990 Mr. Herman was Chairman and Chief Executive Officer for British World Airways Limited.

John B. Sawyer: President, Chief Operating Officer and Director. From May 2002 through the present, Mr. Sawyer has been the President of Global Aircraft Solutions, Inc.. From 1998 through May 6, 2002, John Sawyer was Chief Operating Officer of Hamilton Aviation, Inc. From 1996 until 1997, Mr. Sawyer was president of Matrix Aeronautica S.A. de C.V., a Mexican repair station located in Tijuana, Baja California. John received an A.A. in Aerospace Engineering from the University of Texas (Austin). In 1986 John joined Pan American World Airways based in Berlin, Germany. Subsequent to that he worked as a Production Foreman at Raytheon, a Quality Control Supervisor at TIMCO, a Heavy Maintenance Representative for World Airways, and Director of Quality Control at Federal Express Feeder.

Gordon D. Hamilton: Director. Gordon is the son of Hamilton Aviation founder, Gordon B. Hamilton, and literally grew up in the aviation business. Mr. Hamilton joined Hamilton Aviation full time as Vice President, Marketing after graduating with honors from the University of Chicago in 1978 with a BA in Tutorial Studies. Gordon became President and Chief Executive Officer of Hamilton Aviation in 1993; a position that he held until joining Hamilton Aerospace in 2003.

Alfredo Alejandro Mason: Director. From 1983 - 1986 Mr. Mason was the Director of Administration and Engineering for Pan Aviation Airlines. From 1986 - 1988 Mr. Mason was the Senior Account Executive for the Aviation and Aerospace Division of Marsh & McLennan. From 1988 - 1990 Mr. Mason was the Director of Aviation and Aerospace for Sedgwick James. From 1990 - Present Mr. Mason was the founder of and currently serves as the President and CEO of Southeast Marine and Aviation Insurance. Mr. Mason attended Embry-Riddle Aeronautical University where he majored in Aeronautical/Aerospace Engineering and also attended the University of Miami where he studied International Finance and Insurance.

Lawrence Mulcahy: Director. Since 1988, Mr. Mulcahy has served as the President of L.L. Industries, d/b/a Davis Kitchens. Davis Kitchens is a wholesale distributor of cabinetry for commercial and residential use. Since 1994, Mr. Mulcahy has served as the President of Becker Specialties and Manufacturing in Tucson, AZ, a manufacturer of plastic laminate countertop blanks. Mr. Mulcahy has also been a partner in Davis Kitchens since 1994. Mr. Mulcahy received his B.S. in Economics from the University of Arizona and was a member of the United States Air Force prior to attending college.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


The following table sets forth information on the ownership of the company's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent of the company's issued and outstanding common stock through the most current date - September 28, 2005:


Title of Class             Name                        Amount      Percent Owned
--------------------------------------------------------------------------------

Common            Officers/Directors as a Group      4,430,000         11.57%
                  6901 S. Park Ave.
                  Tucson, AZ 85706

Common            Contrarion Funds , LLC             3,355,669          8.76%
                  411 West Putnam, Ste. 225
                  Greenwich, CT 06830

Common            CRT Capital Group, LLC             2,500,000          6.5%
                  262 Harbor Drive
                  Stamford, CT 06902

Common            Perugia Design                     2,000,000          5.22%
                  1904 East 4th St.
                  Tucson, AZ 85719
                  Control Person
                  Paula Cooper Hamilton

Common            Officers/Directors Individually

Common            Ian Herman/Officer & Director      2,315,000         6%
                  6901 S. Park Ave.
                  Tucson, AZ 85706

Common            John Sawyer/Officer & Director     2,115,000         5.52%
                  6901 S. Park Ave.
                  Tucson, AZ 85706

                            DESCRIPTION OF SECURITIES

The company's Certificate of Incorporation authorizes the issuance of 100,000,000 Shares of Common Stock, .001 par value per share and 5,000,000 shares of preferred stock. On May 17, 2004, the Company cancelled all authorized shares of preferred stock. There is no preferred stock outstanding. The board of directors retains the right to issue shares of preferred stock and determine the rights associated with the preferred stock including, but not limited to rate of dividends; voting rights; priority; rights in liquidation; and any other privileges. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Barron Partners, Alpha, Stonestreet, Whalehaven, and Greenwich are the only holders of Common Stock that have preemptive or rights of first refusal with respect to such shares.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the legality of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

        DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITIES

Global's By-Laws allow for the indemnification of company Officers and Directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Global was incorporated in Nevada on September 5, 1997 as a holding company. Global was formed as a holding company to establish, maintain and administer the equity and debt funding of any acquired subsidiaries as well as maintaining such capitalization of any subsidiaries. In April 2002, Global issued 3,000,000 shares of common stock to LogiCapital in a stock for stock exchange of Johnstone SoftMachine ("JSM") a Colorado Corporation that never existed past the development stage. JSM held a data license, but Global never exploited such data license and no revenue was generated therefrom as Global chose to focus its efforts entirely in the aircraft maintenance, repair and overhaul industry. On May 2, 2002, Global acquired newly formed HAT in a stock-for-stock exchange. On July 15, 2004 (effective as of January 1, 2004), Global acquired World Jet Corporation, a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 ("World Jet") pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3) 1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003. World Jet is an aircraft parts sales and aircraft parts brokerage facility servicing aircraft operators, aircraft leasing companies and MROM facilities.

                             DESCRIPTION OF BUSINESS

Global is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin Board under symbol GACF. Global was formed as a holding company to establish, maintain and administer the equity and debt funding of any acquired subsidiaries as well as maintaining such capitalization of any subsidiaries. We are a holding company, and over 97% of our operations are currently conducted by our two operating subsidiaries, HAT which accounts for approximately 82% of Global's revenue and World Jet Corporation ("World Jet"), which accounts for approximately 15% of Global's revenue. Although a majority of Global's business is conducted by it's wholly owned subsidiaries, HAT and World Jet, Global does report some revenue and operating expenses which represents less than 5% of the overall consolidated revenue, expenses and assets of Global on a stand alone basis. The operating expenses incurred by Global are for administrative, legal and accounting functions associated with Global managing the shares of it's wholly owned subsidiaries as well as all activities related to capitalizing and maintaining adequate capitalization levels for it's subsidiaries. The only revenue that has been reported by Global is revenue derived from a contract with Mesa Airlines beginning in the third quarter of 2003 and represents the first revenue produced by the parent Company (Global) since consolidation with HAT. This work is performed by HAT, but booked to Global because the customer wanted to contract directly with HAT's parent (Global) rather than with the wholly owned subsidiary
(HAT).

HAT was organized on April 5, 2002 and World Jet was organized on April 22, 1997. Unless otherwise specified, the operations discussed below pertain to operations of HAT since its inception on April 5, 2002 and the operations of World Jet since January 1, 2004. On May 2, 2002, Global acquired newly formed HAT, a Delaware corporation ("HAT") in a stock-for-stock exchange. HAT was formed on April 5, 2002, and began operations on April 15, 2002 to create a provider of aircraft maintenance, repair, overhaul ("MRO") services to owners and operators of Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies. HAT has also developed a segment of business in aircraft trading. Aircraft trading denotes the purchase and resale or lease, for profit, of aircraft, aircraft engines, and/or other aircraft major components. On July 15, 2004, (effective as of January 1, 2004), Global acquired World Jet Corporation, a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 ("World Jet") pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3) 1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003. World Jet is an aircraft parts sales and aircraft parts brokerage facility servicing aircraft operators, aircraft leasing companies and MROM facilities.


HAMILTON AEROSPACE TECHNOLOGIES, INC. ("HAT")
---------------------------------------------

HAT is an aircraft repair station licensed by the Federal Aviation Administration (FAA) and by the Joint Aviation Authority of the European Economic Community (JAA). Its MRO services include maintenance, repair, overhaul and modification of narrow-body Transport Category aircraft; repair and overhaul of aircraft components and aircraft interiors. Our major modification services include the conversion of passenger aircraft to freighter configuration and technical support for third party modification programs.

While the airlines and large leasing operators get the lion's share of attention, MRO facilities such as HAT are companies in the aviation industry that provide services for the following reasons:

     First, no modification or repair can be made to any aircraft, nor can any parts be installed, inspected or certified, except by FAA or similarly certified repair facilities.

     Second, aircraft require regular inspection and maintenance in accordance with FAA or similar regulations and must regularly visit repair stations.

     Third, operators frequently rely on repair stations to obtain parts for them, and many operators rely on repair stations entirely to manage their parts usage.

     Fourth, when operator customers have planes to be torn down and parted out, or parts inventories to be disposed of, repair stations are often called upon to do the work and find buyers for the parts.

     Fifth, because of their closeness to their operator customers, repair stations often are the first to learn of bargains on parts inventories and aircraft.

     Sixth, repair stations can avoid many of the effects of aviation downturns because air fleets still must undergo scheduled maintenance irrespective of industry conditions. Even in a severe downturn when large numbers of aircraft are parked, aircraft storage can still be a profit center for repair stations.

     Seventh, HAT's extensive working relationships with aircraft leasing companies, airlines, subcontractors and vendors provides the foundation for identifying and evaluating further asset and company acquisitions.

OPERATIONS
----------

HAT holds FAA Air Agency Certificate #HOCR426X ("FAA Certificate") as an authorized and approved FAA repair station, which permits HAT to service narrow body large commercial jet aircraft. This certificate allows HAT the following ratings: Instrument, Accessory, Limited Airframe, and Limited Engine for the following aircraft (with certain limitations for each rating and aircraft):

RATING            MANUFACTURER          MAKE/MODEL
------            ------------          ----------
Airframe          Boeing                B-727-100-200 - All Series
                  Boeing                B-737-100/200/300/400/500 - All Series
                  Boeing                B-757-All Series
                  Douglas               DC-8 - All Series
                  Douglas               DC-9 - All Series

Power Plant       Pratt & Whitney       JT-3D
                  Pratt & Whitney       JT-8D
                  General Electric      CFM-56

NON-DESTRUCTIVE INSPECTION, TESTING AND PROCESSING

HAT is inspected regularly by the FAA for conformity to federal regulations and consistently passes those inspections with no significant discrepancies. Weekly visits by the primary maintenance inspector (PMI) from the FAA provide continuous monitoring of all HAT activities. HAT maintains a working relationship with the FAA staff and all work is carried out according to the standards and requirements of the FARs.

HAT also holds an equivalent certificate in the European Economic Community, JAA Agency No. JAA.5903. Without the JAA certificate, HAT would not be allowed to work on aircraft that operate in European Economic Community ("EEC") airspace. Both certificates are in good standing. Licensure and regulation of aviation companies is almost exclusively federal in nature.

Quality Assurance (which includes Quality Control and Inspection) and Production functions are separate and distinct at HAT, as required by the FAA, and the management of each is autonomous from the other, as federal law requires. Upon completion, all work will have been fully documented as to the materials used, parts and labor applied, and conformity to the approved data and FARs.

MRO Services

HAT is a full service aviation maintenance and modification repair facility that primarily performs heavy maintenance and component overhaul of large narrow body jets, such as the Boeing 727, 737, 757, DC9 and MD80 series aircraft. HAT has extensive engine hush-kit experience including Federal Express and Raisbeck kits for Boeing 727 aircraft, ABX kits for DC9 aircraft, as well as Nordam and Av Aero kits for Boeing 737 aircraft. Below is a brief description of HAT's core services:

     o    Routine minor and major maintenance (phase checks A, B, C and D)
     o    Corrosion control and prevention programs
     o    Structural inspections
     o    Avionic upgrades
     o    Interior reconfiguration and refurbishment
     o    Strip and paint services to operators' livery requirements
     o    Comprehensive systems and structural modifications
     o    Flight test support
     o    Component overhaul

HAT provides services for each aircraft under a Maintenance and Service Agreement (MSA) with each operator. These contracts are generally fixed-price labor-only, with a cap on hours expended on unforeseen repairs. Parts are either provided by the operator or can be procured by HAT and resold to the operator. Delivery of the aircraft to and from HAT's facility are at the operator's cost and risk, and HAT requires each operator to execute a Final Acceptance and Release which acknowledges that the services have been performed properly, that the commercial aircraft is airworthy, and which, apart from contractual warrantees, releases HAT from any financial or legal responsibility with respect to the aircraft and services. With certain long-term customers such as Jetran International, Pegasus, Falcon Air and Custom Air, HAT has entered into a General Terms Agreement, which is an umbrella agreement that covers the general framework for all services HAT expects to render to the customer.

HAT is qualified to perform all levels of maintenance service from pre-flight checks up through complete major overhauls ("D" checks). Because of its low overhead structure and the experience of its employees, HAT is widely recognized throughout the industry as a provider of cost-effective, quality maintenance services for Boeing 727 and 737 and DC9/MD80 aircraft. HAT is now building its reputation in the newly entered Boeing 757 market.

In addition to scheduled maintenance services, HAT also offers refinishing, painting and return-to-service maintenance. HAT also offers numerous related services, such as worldwide commercial aircraft pre-purchase inspection and appraisal services, post-purchase configuration, maintenance and operational program development, post-contract and post-lease condition assessment, commercial aircraft accident assessment and recovery, flight line maintenance, termination of lease recovery, and aircraft storage and storage maintenance.

Component Overhaul:

In order to better support its aircraft maintenance operations, HAT has been developing its component overhaul capabilities. HAT performs maintenance, repair and overhaul of airframe components, including fairing panels, nacelle systems and exhaust systems, and refurbishes aircraft interior component

Modification Services:

The pace of technological advancement in the commercial aircraft industry, including new developments in aerodynamics, metallurgy, composite materials, electronics and computer-based devices, constantly offer new opportunities to improve aircraft performance and communications. Due to the very high cost of new aircraft, these advances have increased the advantages of retrofitting existing dependable, supportable and economical-proven commercial aircraft with state-of-the-art technology by improving utility, performance and value.

HAT modification services include passenger to cargo conversions, engine noise suppression, power plant retrofits, and avionics upgrades to the latest in navigation, communication, and digital technology. Also, airline passengers quickly form their opinion of aircraft from the attractiveness and comfort of the interior. HAT provides interior replacement and refurbishment services as well variety of custom seating arrangements to meet operators' requirements, including all types of commercial configurations as well as special purpose interiors for sports teams, humanitarian missions or VIP aircraft.

HAT plans to opportunistically grow its modification services. However, HAT intends at this time to concentrate its business-building efforts in its primary maintenance services.

Regulatory Oversight:

Aircraft maintenance and modification is a highly regulated industry, and a good working relationship with the FAA is essential to the successful operation of an FAA-approved Repair Station such as HAT. The policy of HAT management is to work closely and proactively with the FAA, which has resulted in the relationship needed to insure that when significant issues do occasionally arise between HAT and the FAA they are addressed in a reasonable and constructive nature.

Market:

Narrow body commercial airliners (Boeing 727s, 737s, 757's DC9s, MD80s) are HAT's primary market for selling aircraft maintenance, repair, and component overhaul services. Major commercial airlines, lower-tier airlines, package carriers, regional airlines and charter operators operate these aircraft. Although the severe industry-wide impact of the September 11th event still is being felt today, we estimate that the North American market for MRO services is approximately $40 billion annually. HAT's target market of specific narrow body commercial jet and regional aircraft constitutes an estimated 25% of the worldwide commercial aircraft maintenance market. Due to the relatively small portion of its revenues that come from activities other than its core MRO services, HAT has not examined the markets for those other activities.

Customers and Revenue Streams:

When it was first launched, HAT concentrated its marketing efforts on so-called "Tier 2" operators of older, narrow-body commercial jets, particularly Boeing 727 aircraft. HAT has expanded those efforts and now pursues both Tier 1 and Tier 2 narrow-body and regional jet operators.

HAT's customers as of the end of fiscal 2004 include Shaheen Airlines (21%) a Pakistani air carrier, Teebah (13%), a Jordanian aircraft leasing company, Jetran International (11%), an aircraft trading and leasing company, Falcon Air Express (10%) a 121 United States passenger operator, Aero Micronesia (7%) a 121 freight operator, Aero California (5%), a Mexican airline, Pegasus Aviation (4%), a large aircraft leasing company, as well as a number of smaller customers. HAT is working to increase and diversity its customer base and expects to sign more large maintenance contracts.

Ancillary Activities and Services:

In addition to its core maintenance, repair, component overhaul and modification services, HAT opportunistically generates additional income from the following revenue sources encountered in the course of the company's day-to-day business activities:

     o Distress purchases: HAT is able to buy planes and parts at pennies on the dollar, re-certify parts, engines and airframes and resell them at a profit.

     o Parts Sales: HAT generates revenue on all parts it installs in customer aircraft.

     o Commission Sales: HAT buys parts on request for customers that don't maintain parts inventory and charges a commission for that service.

     o Aircraft storage: HAT offers environmentally favorable aircraft storage to aircraft operators and has some 60 aircraft parked on its ramp for which the customers are paying both tarmac space rental and storage maintenance labor and components. Because it costs tens of thousands of dollars to fly them to another comparable facility, most of these aircraft will be returned to service at a cost of hundreds of thousands of dollars each in new work for Hamilton.

     o Inspection and Certification: HAT charges a service to inspect and to re-certify parts, engines and airframes for customers.

     o Aircraft Sales and Leasing Commissions: HAT takes full advantage of its position as a maintenance provider to earn commissions on aircraft sales or leases.

     o Aircraft Ferry and Flight Crew Services: HAT offers aircraft ferry service and flight crew operations, to shuttle aircraft for maintenance or repositioning. Contract crews are used in order not to create additional overhead.

     o Labor Contracting: HAT provides teams of technicians to understaffed competitors on a contract basis, or as field teams to rescue distressed aircraft in remote locales.

These other services are synergistic in that each can generate additional services and opportunities. For example, HAT typically gets the maintenance and overhaul work on aircraft stored on its tarmac, due to the tens of thousands of dollars often required to relocate such aircraft. HAT also frequently gets the first offer to buy or broker aircraft due to knowledge of the industry and its ability insect, appraise, and return the aircraft to service on a turn-key basis in accordance with the new operator's specifications. These abilities exist because, as described above, aircraft repair stations such as HAT are companies at the center of the aviation industry.

Emphasis on Quality:

Our MRO facility is licensed by the FAA and JAA. We emphasize quality and on-time delivery to our customers. We are focused on meeting and exceeding FAA and JAA requirements. As industry, regulatory and public awareness have focused on safety, our ability to meet and exceed these requirements on a consistent basis has become important to customers.

Description of Property and Facilities:

HAT is located in Tucson, Arizona at Tucson International Airport. This favorable location provides 360 days of sunshine per year together with extremely low humidity year round. The facility is situated on the northwest ramp on 22 acres of concrete within the airport proper.

The HAT facility is fully paved with concrete sufficient to handle the largest aircraft on any part of its 22 acres. Two hangars provide the space for any modification and maintenance work that must be performed indoors. The larger hanger has 180' clear span and is 185' deep (30,400 sq. ft.) enabling it to wholly enclose a DC9 and a 727 at the same time. Immediately adjacent on the south side of this hangar are 3,300 square feet of office space which house the electrical shop, avionics, quality control and the library. The hangar has been modified to use as a paint booth as needed.

The smaller hangar is 100' clear span by 100' deep (10,000 sq. ft.) with 2,000 square feet of office space on the north side and another 4,000 square feet of enclosed space on the south. Offices for production planning and control are in this area, as engineering, the welding shop, receiving, materials and purchasing departments. The two hangars face each other at a distance of approximately 220 feet. Numerous mobile offices have been added to provide additional space for administrative and customer representative offices.

To the southeast of the large hangar is a 12,000 foot covered building used to store aircraft components and maintenance equipment. A 9,000 square foot warehouse on the west side of the facility houses the interior department as well as additional storage for materials and records. Both main hangars are equipped with lighting, water, compressed air, and 115/220/440 volt AC electricity. All office spaces are heated and cooled.

                                Asset Purchases:

On April 15, 2002, HAT entered into an agreement to purchase the operating assets and inventory from an existing MRO, Hamilton Aviation ("Sale of Assets Agreement") as well as entering into a Lease/Purchase Agreement with Hamilton Aviation for the same assets so that HAT could commence operations pending a closing of the Sale of Assets Agreement. Shortly after entering into this Sale of Assets Agreement, Hamilton Aviation filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The Sale of Assets Agreement was submitted to the Bankruptcy Estate for approval as part of Hamilton Aviation's plan of reorganization; and pending the Bankruptcy Estate's review and acceptance of the Sale of Assets Agreement and such plan of reorganization, HAT and Hamilton entered into an interim agreement whereby HAT agreed to assume Hamilton Aviation's service contracts ("Service Agreement") pending approval of the Sale of Assets Agreement. During the Bankruptcy Estate's review of the Sale of Assets Agreement as part of Hamilton Aviation's plan of reorganization, HAT and Hamilton Aviation renegotiated the terms and purchase price of the Sale of Assets Agreement; and in March 2004, the modified Sale of Assets Agreement was approved by the Bankruptcy Estate and memorialized and finalized by the entry of a Settlement Agreement among HAT, Hamilton Aviation and the Bankruptcy Estate. This Settlement Agreement was then confirmed by Order of the Bankruptcy Court dated May 6, 2004.

The Settlement Agreement provides for the acquisition of all the ramp equipment, special tooling, FAA-approved data, office furnishings and equipment, including phone and computer systems necessary to perform the functions required to operate the FAA-approved aircraft repair station. These assets are located in the HAT facility and are being used daily in HAT's operations. More specifically, the equipment and tooling includes:

     o Ground equipment consisting of stands, compressors, jacks, tugs, power and hydraulic equipment, etc.
     o Special tools appropriate to the specific type of aircraft applied for on the FAA Air Agency application, including engine slings, jack pads, hand tools, special fittings, etc.
     o Computer hardware and software relevant to the inventory purchased and repair logistics management
     o Machinery including drill presses, lathes, shears, brakes, presses and other machine shop equipment.
     o General tools used in repair, maintenance and modification of commercial aircraft.

The Settlement Agreement also includes certain intellectual property assets from Hamilton Aviation as well as the estate of Gordon B. Hamilton (deceased), including all uses of the name "Hamilton," "Hamilton Aviation," "Gordon B. Hamilton," "Gordon D. Hamilton," "Hamilton Brothers," and "Hamilton Aeronautics".

The Settlement Agreement requires a down payment of $100,000, $73,365.75 of which had already been paid, and monthly payments of $15,000 plus interest at 6% per annum. An additional lump sum payment is to be made by HAT within 60 days of the Entry date plus $50,000 shall be paid on or before each annual anniversary of the Entry Date. The agreement has a reduced payoff provision stipulating that if all payments have been made in a timely manner by the fifth anniversary date of the entry date $1,000,000 will be considered as payment in full, otherwise the amount is to be $1,500,000. The agreement calls for a five year entry date anniversary profit payment equal to one-half of HAT's net profits in excess of 12%, but limited so as to provide no more than a total of all payments due of $1,500,000 plus interest over the five-year term of the agreement. The Company recorded the $1,500,000 as the total liability pursuant to the Settlement Agreement.

As set forth above, during the quarter ended March 31, 2004, the Sale of Assets Agreement was renegotiated and finalized in the Settlement Agreement. The liabilities which accrued during the period HAT was operating pending approval of the transaction by the bankruptcy estate were not required to be paid. The overaccrued liabilities have been recognized as a gain during the period ended June 30, 2004.

Employees and Employment

At December 31, 2004 a total of approximately 150 employees were employed by HAT. World Jet has approximately 20 employees consisting of sales staff and administrative personnel. In connection with the acquisition of World Jet by Global, Global retained the entire World Jet staff including key sales and management personnel to maintain customer contacts and relations to assure a smooth and consistent administration of operations.

All employees are highly trained and qualified. During the last quarter of 2003, a reassessment of the HAT business plan resulted in the decision to employ a work force whose number would be adequate to handle the workflow without downtime in slower periods. This decision was focused on increased efficiency and profitability. The employment capacity of the facilities currently occupied by HAT is estimated to be at least up to 500 full-time employees working two staggered shifts, which allows for considerable growth in the future. Global, World Jet and HAT are non-union and believe that their relationships with employees are good. HAT's management is also experienced in the hiring, training, and retention of people necessary to operate its repair, maintenance and modification facilities.

Based upon the available talent pool, Global, World Jet, and HAT believe that their needs for labor will be addressed adequately in the future. This includes the key technical positions that require licensure by the FAA. The Company does not expect that identifying; attracting and retaining qualified personnel in any of the key areas will be difficult.

In addition, Pima Community College, located in Tucson, has been training mechanics since 1991. Pima operates a major new training facility adjacent to HAT's facility. HAT works closely with Pima to apprentice new Pima students to work at HAT and to hire experienced Pima alumni.

Due to complexity of aircraft maintenance operations, it is essential that HAT employ highly experienced and highly competent people in key management positions. This is necessary both to attract and keep business and to maintain HAT's good standing with the FAA. Accordingly, HAT has found it most cost effective to attract and keep key personnel by offering attractive salaries, while aggressively replacing those key employees who, after given a reasonable opportunity to do so, fail to successfully meet their job requirements. While this may seem harsh, the critical public safety issues associated with commercial aircraft maintenance require that HAT quickly identify and address any shortcomings in the oversight of its activities.

Similarly, in an industry where aircraft down time represents tens of thousands of dollars a day in lost revenue, and a misdrilled hole or a bolt left in an engine inlet can cost tens of thousands of dollars to address, HAT has found it most cost effective to pay its production personnel wages at the higher end of national standards while demanding in return a high level of professionalism from its employees. To insure that a good level of communication is maintained with all employees, HAT provides regular written evaluations to all employees.

Significant Employees

The following persons are considered significant employees of our HAT subsidiary:

Ian Herman, Chairman and Chief Executive Officer. See Biography information under Section titled Directors, Executive Officers, Promoters, and Control Persons.

John B. Sawyer, President. See Biography information under Section titled Directors, Executive Officers, Promoters, and Control Persons.

Alan R. Abate, Vice President and Senior Corporate Officer. Mr. Abate started his aviation career in 1976 at Hamilton Aviation. During his early years, he earned his FAA Airframe and Powerplant certificates and honed his skills in transport category aircraft repair, maintenance and modification. In 1986, Mr. Abate joined the management team at Hamilton Aviation. Working days and going to school at night, he earned an Advanced Certificate and AAS degree, with honors, in Business Administration from Pima College in Tucson, Arizona. Since joining HAT shortly after its inception in April 2002, Mr. Abate has been responsible for contract management and corporate administration including human resources and information systems for Hamilton Aerospace.

Patricia Graham, Vice President of Finance. Since 1995, Patricia Graham has been associated with the aviation industry serving as Divisional Controller for IAC Complete Controls, Inc., as Regional Controller for American Aircarriers Support, Inc., and as Controller and Corporate Officer for Evergreen Air Center, Inc. prior to joining HAT. Ms. Graham graduated Summa Cum Laude from the University of Arizona with a B.S. in Business Administration. Ms. Graham has over 15 years history in accounting, fiscal planning and budgetary operations, as well as 5 years public accounting experience.

David T. Querio - Vice President of Operations, Hamilton Aerospace
Mr. Querio joined the company in May 2004 and brings with him over 21 years of aviation industry maintenance and maintenance management experience. Prior to joining HAT, Mr. Querio was Vice President of Operations for a large FAR145 Repair Station supervising in excess of 450 personnel. Prior to this, Mr. Querio served as Vice President, General Manager of the AMS Goodyear, AZ facility; Vice President, Engineering and Maintenance for Mesa Airlines; Vice President, Maintenance for Mahalo Airlines and Vice President; Customer Support, Planning and Sales for West Virginia Air Center. Mr. Querio also worked for American Airlines for nine years in numerous mechanical and management positions.

The following persons are considered significant employees of our World Jet, Inc subsidiary:

Ralph Garcia, General Manager, World Jet Corporation. Mr. Garcia established World Jet Corporation in 1996 as a broker in the aircraft parts industry. World Jet Corporation operated an aircraft parts facility in Los Angeles, CA until 2003 when the company relocated it's operations to Tucson, AZ. Mr. Garcia was the owner and managing director of World Jet Corporation for 7 years until January 1,2004, the effective date of the acquisition of World Jet Corporation by Global Aircraft Solutions, Inc. After the acquisition in January 2004, Mr. Garcia accepted employment as the General Manager of the World Jet Corporation division of Global Aircraft Solutions, Inc. Prior to establishing World Jet Corporation in 1996, Mr. Garcia was self employed as an independent sales and marketing representative and has over 15 years of experience in sales and the aviation industry.

Andrew Maxam, Sales. Mr. Maxam started in the aviation business in 1987 as director of sales with American Aerospace, Inc From 1991 - 1996 Mr. Maxam served as President of International Aerotech, Inc., an aerospace parts sales company employing 25 in Irvine, CA. Currently Mr. Maxam is responsible for sales for World Jet Corp,.

Ramon P. Curbita, Accountant. Has been with the company since 2000. A professional with 17 years experience in accounting and other related fields. He has extensive knowledge in various industries such as banking, manufacturing, construction, wholesale and retail industry. Graduated college with the a Bachelor of Science Degree in Commerce, major in Accounting and an undergraduate of Master in Business Administration at the Polytechnic University of the Philippines. He held various positions as Finance and Operations Manager for Tan Holdings Group of Companies in Guam and Chief Accountant for Saipan Ice and Water Company in the Commonwealth of the Northern Mariana Islands, U.S. Commonwealth, Pacific.

WORLD JET CORPORATION, INC. ("WORLD JET")
-----------------------------------------

Operations and Services
-----------------------

World Jet sells and brokers the sale of aircraft parts, airframe components, engines and engine materials including Expendables, Rotables and Consumables. Expendables are miscellaneous hardware items such as nuts, bolts, rivets, screws, etc. used as part of the aircraft part installation and service process. Rotables are serialized aircraft parts and components that are FAA certificated and tracked as FAA certified parts. Consumables are miscellaneous supplies such as sealants, grease, oil, lubricants, tape, etc. that are used and consumed in conjunction with the installation of Expendables and Rotables. World Jet brokers the sale of aircraft parts, airframe components, engines and engine materials and also maintains an inventory of it's own overhauled aircraft parts, airframe components, engines and engine materials for re-sale. When brokering such materials and parts, World Jet introduces other aircraft parts sellers with aircraft parts consumers who are in need of certain aircraft parts and receives a brokerage commission for arranging such sale. World Jet also maintains an inventory of aircraft parts, airframe components, engines and engine materials for re-sale which World Jet obtains from distressed companies and by purchasing aircraft and salvaging and overhauling the parts therefrom.

If any parts purchased by World Jet from distressed companies or removed and salvaged from aircraft purchased by World Jet require any repairs or overhaul, World Jet outsources such repair and/or overhaul work to an FAA approved repair and overhaul facility which must comply with FAA regulations regarding the traceability of certificated aircraft parts. World Jet services aircraft operators, aircraft leasing companies and MROM facilities such as HAT. World Jet is recognized by the Airline Suppliers Association ("ASA") as an ASA-100 (FAA Advisory Circular 00-56) accredited supplier of aircraft parts. This certification, audited annually, is recognized and accepted by the FAA for suppliers of replacement aircraft parts. World Jet supplies certified airframe components, engines and engine material and aircraft parts.

Regulatory Oversight
--------------------

World Jet is a seller/broker of aircraft parts which is not an operation or activity which is regulated by the FAA or any other governing body or governmental agency; however, any aircraft parts sold by World Jet must be accompanied by documentation verifying that such part is traceable to either an FAA approved manufacturer, overhaul or repair facility, or an FAA certificated operator. In furtherance of satisfying customers that World Jet does sell and broker parts that are traceable to FAA certification, World Jet voluntarily participates in the Airline Suppliers Association ("ASA") which requires an annual audit of suppliers of aircraft parts to verify that such supplier maintains the proper traceability documents, properly tags aircraft parts in support of such traceability and maintains proper packaging and storage of aircraft parts. In addition to the foregoing, World Jet also certifies to each customer that any part or material sold was not involved in any incident and is not government surplus.

Property and Facilities
-----------------------

World Jet operates out of a 73,000 square foot facility in Tucson, Arizona. This facility consists of office space and warehouse space to accommodate the aircraft parts (Expendables, Rotables and Consumables), airframe components, engines and engine material inventory maintained by World Jet. This facility is located directly across the street from HAT which allows HAT immediate access to aircraft parts, (Expendables, Rotables and Consumables), airframe components, engines and engine material necessary to perform MRO services without incurring any costs or delays that may be related to shipping and improves the turn time of any such services provided.

Employees
---------

World Jet has approximately 20 employees consisting of sales staff and administrative personnel. In connection with the acquisition of World Jet by Global, Global retained the entire World Jet staff including key sales and management personnel to maintain customer contacts and relations to assure a smooth and consistent administration of operations.


                       MANAGEMENT DISCUSSION AND ANALYSIS

As a holding company, the bulk of our day-to-day operations are currently and were as of June 30,2005, conducted by our operating subsidiaries, HAT, which was organized on April 5, 2002 and began operations on April 15, 2002, and World Jet, which was acquired July 25, 2004, with an effective date of January 1, 2004. Management elected, beginning in 2005, to conduct our aircraft trading operations under the parent company Global Aircraft Solutions, Inc.

On December 10, 2004, the Renegade Venture (NEV) Corporation formally changed its name to Global Aircraft Solutions, Inc. pursuant to vote of shareholders on October 26, 2004. The corporate name was changed in order to more accurately reflect the business operations of the Company. Global Aircraft Solutions, Inc. ("Global"), is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin board under the symbol GACF (formerly RDVN). Global was formed as a holding company to establish, maintain and administer the equity and debt funding of any acquired subsidiaries as well as maintaining such capitalization of any subsidiaries. We are a holding company, and over 97% of our operations are currently conducted by our two operating subsidiaries, Hamilton Aerospace Technologies, Inc. ("HAT") which accounts for approximately 82% of Global's revenue and World Jet Corporation ("World Jet"), which accounts for approximately 15% of Global's revenue. Although a majority of Global's business is conducted by it's wholly owned subsidiaries, HAT and World Jet, Global does report some revenue and operating expenses which represents less than 5% of the overall consolidated revenue, expenses and assets of Global on a stand alone basis. The operating expenses incurred by Global are for administrative, legal and accounting functions associated with Global managing the shares of it's wholly owned subsidiaries as well as all activities related to capitalizing and maintaining adequate capitalization levels for its subsidiaries. The only revenue that has been reported by Global is revenue derived from a contract with Mesa Airlines beginning in the third quarter of 2003 and represents the first revenue produced by the parent Company (Global) since consolidation with HAT. This work is performed by HAT, but booked to Global because the customer wanted to contract directly with HAT's parent (Global) rather than with the wholly owned subsidiary
(HAT).

On May 2, 2002, Global acquired newly formed aviation company Hamilton Aerospace Technologies, Inc., a Delaware corporation ("HAT") in a stock-for-stock exchange. HAT was formed on April 5, 2002 and commenced operations on April 15, 2002, to create a premier provider of large aircraft Maintenance, Repair, and Overhaul ("MRO") services to owners and operations of certain Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies. Global's plan of operation for the immediate future is to seek and to acquire, if possible, aviation industry related businesses to complement its HAT subsidiary such as the recent acquisition of World Jet. On July 15, 2004 (effective January 1,
2004), Global acquired World Jet Corporation, a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 ("World Jet") pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3) 1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003.. World Jet is an aircraft parts sales and aircraft parts brokerage facility servicing aircraft operators, aircraft leasing companies and MRO facilities. Additionally, the Company will seek to expand HAT. Global will not limit its search for business combination candidates to any particular geographical area. Management of Global will seek combination candidates in the United States and other countries, as available time and resources permit, through existing associations and by word of mouth. This plan of operation has been adopted in order to attempt to create value for Global's shareholders.

Hamilton Aerospace Technologies ("HAT")

HAT is an aircraft repair station licensed by the Federal Aviation Administration (FAA) and by the Joint Aviation Authority of the European Economic Community (JAA), and is known as an "Air Agency" in FAA parlance. HAT provides MRO services including maintenance, repair, overhaul and modification services for narrow-body Transport Category aircraft, repair and overhaul services on a wide range of aircraft components and aircraft interiors, and servicing of Pratt & Whitney JT8D and General Electric CFM56 engines. HAT's major modification services comprise the conversion of passenger aircraft to freighter configuration. In order to control overhead expense, some services are outsourced, such as engine overhaul.

Key operational strategies of HAT are governed by the complexity of aircraft maintenance operations. It is essential that HAT employ highly experienced and highly competent people in key management positions. This is necessary both to attract and keep business and to maintain HAT's good standing with the FAA. Accordingly, HAT has found it most cost effective to attract and keep key personnel by offering attractive salaries, while aggressively replacing those key employees who, after given a reasonable opportunity to do so, fail to successfully meet their job requirements. While this may seem harsh, the critical public safety issues associated with commercial aircraft maintenance require that HAT quickly identify and address any shortcomings in the oversight of its activities.

Similarly, in an industry where aircraft down time represents tens of thousands of dollars a day in lost revenue, and a miss-drilled hole or a bolt left in an engine inlet can cost tens of thousands of dollars to address, HAT has found it most cost effective to pay its production personnel wages at the higher end of national standards while demanding in return a high level of professionalism from its employees. To insure that a good level of communication is maintained with all employees, HAT provides regular written evaluations to all employees.

The principal focus of the operations group at HAT is the implementation of strategies to enhance worker productivity, which include assigning dedicated crews and dedicated project managers to each maintenance and modification job, ongoing training for supervisors, project managers and quality control personnel, and improving material flow to each job site.

Management has rejected a policy of growth for growth's sake in favor of focusing on profitability and building a good reputation for HAT's operations group by limiting work contracts to those perceived to have a high probability of success. This strategy is also beneficial to the company's marketing efforts in that a good track record of maintenance and modification contracts, delivered successfully on-time and on-budget, is by far the most potent tool for securing new work contracts. In managing its operations, the Company is committed to continuously evaluating the adequacy of its management structure and its existing systems and procedures; including its quality control, financial, and internal controls systems. HAT is focused on maintaining a small, but tightly knit and multi-tasking, highly experienced management team.

Aircraft maintenance and modification is a highly regulated industry, and a good working relationship with the FAA is essential to the successful operation of an FAA-approved Repair Station such as HAT. The policy of HAT management is to work closely and proactively with the FAA, which has resulted in the very positive relationship needed to insure that when significant issues do occasionally arise between HAT and the FAA they are addressed in a reasonable and constructive nature.

HAT competes principally on the high quality of its services and its price competitiveness due to its location in the Southwest. Location related benefits include low labor rates; a dry, mild climate enabling HAT to do many MRO projects outdoors; and the low cost of its Tucson facility.

The large aircraft repair business is highly competitive. Revenues are sensitive to adverse changes in the air carrier business, with factors such as airline profit levels, changes in fuel costs, average fare levels, and passenger demand. The heavily regulated airline industry, however, requires scheduled maintenance and repair services irrespective of industry economics, thus providing a reasonably steady market for HAT's services.

In addition to performing MRO services, the Company and HAT have also seized opportunities to engage in the aircraft trading business. Aircraft trading denotes the purchase and resale or lease, for profit, of aircraft, aircraft engines, and/or other aircraft major components. Aircraft trading accounted for approximately one-quarter of the Company's 2004 annual income and it is the goal of the Company to maintain this level of aircraft trading as a percentage of revenue.

World Jet Corporation ("World Jet")

On July 15, 2004 (effective January 1, 2004), Global acquired World Jet Corporation ("World Jet"), a privately held, Nevada corporation, pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3) 1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003. World Jet is an aircraft parts sales and aircraft parts brokerage facility located across the street from Global's wholly owned operating subsidiary HAT in Tucson, Arizona. World Jet services aircraft operators, aircraft leasing companies and MRO facilities such as HAT. World Jet has been a supplier of aircraft parts to HAT since HAT's inception in April 2002 and acquiring World Jet as part of HAT's operations is a natural and beneficial association. World Jet is recognized by the Airline Suppliers Association ("ASA") as an ASA-100 (FAA Advisory Circular 00-56) accredited supplier of aircraft parts. This certification, audited annually, is recognized and accepted by the FAA for suppliers of replacement aircraft parts. World Jet supplies certified airframe components, engines and engine material and aircraft parts. By acquiring World Jet, Global now owns an aircraft parts supplier through which its subsidiary, HAT, can more easily and more cost effectively acquire aircraft parts to support its MRO operations as well as gaining access to other revenue generating operations in the aircraft parts and brokerage industry.

World Jet's operating revenues consist primarily of revenues from sales of aircraft parts. Since aircraft parts sales are directly related to maintenance of aircraft, aircraft parts sales fluctuate and are impacted by the timing of maintenance by air carriers. Increases in aircraft maintenance prompted by FAA Administrative Directives or slower periods in air travel will correspondingly increase the demand for aircraft maintenance and aircraft parts. The September 11 terrorist attacks carried out against the United States in 2001 had a severe impact on the aviation industry including aircraft parts sales due to the fact that many aircraft were retired from service as a consequence of reduced air travel thereby reducing the number of aircraft requiring maintenance, service and parts.

RECENT DEVELOPMENTS AFFECTING OUR OPERATIONS

The September 11th terrorist attacks carried out against the United States of America in 2001 have had a severe impact on the aviation industry. As a result of these attacks and the related aftermath, many commercial passenger airlines and air cargo carriers reported significant reductions in their operations, taking more than 20% of their aircraft out of service, either parking them or returning them to leasing companies. This reduction in operations caused the airline industry in general to incur significant losses in 2001, 2002, and 2003 and decreased revenues for MRO facilities that depend significantly on airline customers, which HAT does not. While airlines have seen increases and remain hopeful that passenger levels will soon return to pre-September 11th levels, the effect of the terrorist acts, the continued alerts by the U.S. Department of Homeland Security and fears of new terrorist attacks, the U.S.-led invasion of Iraq, high fuel costs and the general state of the economy could quite possibly produce negative impact on the aviation industry.

RESULTS OF OPERATIONS

As a holding company, the bulk of our day-to-day operations are currently and were as of June 30,2005, conducted by our operating subsidiaries, HAT, which was organized on April 5, 2002 and began operations on April 15, 2002, and World Jet, which was acquired July 25, 2004, with an effective date of January 1, 2004. Management elected, beginning in 2005, to conduct our aircraft trading operations under the parent company Global Aircraft Solutions, Inc.

HAT operating revenues consist primarily of service revenues and sales of materials consumed while providing services. World Jet revenues consist primarily of sales of aircraft parts. Cost of sales consists primarily of labor and materials, cost of parts and freight charges. Operating results have fluctuated in the past and may fluctuate significantly in the future. Many factors affect our operating results, including timing of repair orders and payments from large customers, competition from other third-party MRO service providers, the state of the aviation industry and the number of customers seeking services, the impact of fixed pricing on gross margins and our ability to accurately project our costs, our ability to obtain financing and other factors.

Significant portions of our operating expenses, such as insurance, rent, debt payments, certain salaries and such, are relatively fixed. Since we typically do not obtain long-term commitments from our customers, we must anticipate the future volume of orders based upon the historic patterns of our customers and upon discussions with our customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition and results of operations.

2003 & 2004 Operations
----------------------

In 2004 the Company revenues were approximately double from the 2003 figure of $15,378,352 to $30,851,118 in 2004. Our World Jet subsidiary, a January 1, 2004 acquisition, contributed $4,514,550, after intercompany sales were eliminated, in revenues in 2004; our revenue growth minus their contribution was solid at 71%. The Company had over $2.3 million in net income, before taxes in 2004 compared with a loss of $1.3 million in 2003, and EBITDA increased from $(496,861) for 2003 to $3,108,651 in 2004.

Efforts to take advantage of opportunities, as they arise, to grow our aircraft trading business met with a degree of success.Aircraft trading denotes the purchase and resale or lease, for profit, of aircraft, aircraft engines, and/or other aircraft major components. Aircraft trading specifically encompasses the transactions representing approximately one-quarter of the Company's 2004 annual income and it is the goal of the Company to maintain this level of aircraft trading as a percentage of revenue. Our 2004 revenue included $7.9 million attributable to aircraft trading compared with $2.9 million in 2003. Gross profit for the fourth quarter of 2003 was $917,945 while gross profit for the fourth quarter of 2004 was $1,554,744, also a substantial increase.

While the Company aggressively seizes revenue-producing opportunities such as aircraft trading, management gauges results by looking at what has been the core revenue producing activity to date, the sale of labor hours. In 2004, revenue produced from labor was $14,332,802 as compared with $9,902,174 in 2003. This represents an increase of 45%. The comparative costs for all direct labor, including work performed by outside contractors, was $8,428,838 in 2004 compared with $5,363,319 in 2003, representing a 57% increase in cost. The relationship between direct labor costs to direct labor revenues rose approximately 5% to about 59% in 2004 as compared with 54% in 2003. Direct labor percentages will always vary to some degree due to the nature of flat rat bidding as opposed to billing for all time and materials. Other costs of goods sold related to labor sales were reduced 1.6% from 2003 to 2004.

During the third quarter of 2004, Management secured two "unique" maintenance opportunities that may substantially increase the aircraft trading volume of activity at HATand introduce HAT into international government work opportunities. The Company elected to take on additional aircraft maintenance work from Savannah Aircraft Leasing and the Mexican Government. We viewed these as `unique' maintenance opportunities because the Savanna Aircraft Leasing business has the potential to offer future aircraft trading opportunities in partnership with Savannah and some of its associates, while the Mexican Government work offered the opportunity for the Company to establish itself in the lucrative government aircraft maintenance business.

During the first three quarters of 2004, as a result of being selective in the work booked, considerable increase in efficiencies was experienced due to a smaller, highly skilled, stable work force. A substantial sudden increase in volume, such as HAT was undergoing at the end of the third quarter and throughout the fourth quarter, can be expected to have a temporary impact on efficiencies. The 5% increase mentioned in the above paragraph can in a large part be attributed to decline in efficiencies. Management is confident that timely adjustment to the increased volume will be made and profitability will benefit over time. Labor hours worked on jobs increased substantially quarter by quarter during 2004. First quarter hours were 39,861; second quarter hours were 46,530; third quarter hours were 55,615 and fourth quarter hours were 100,063.

During 2004, we were able to secure equity funding which allowed us to satisfy all of our secured debts and to enhance our Global family by the acquisition of World Jet. In the MRO business the greatest efficiencies of operation are usually experienced when customer lines of nose-to-tail maintenance are developed. HAT's fourth quarter decision to accept orders in excess of their labor capacity at the time has proved instrumental in establishing relationships with new customers.

Included in the operating expenses for the Company in the years ended December 31,2003 and December 31, 2004 are $568,000 and $476,613, respectively, associated with the award of stock and stock options. There was $1,144,502 in gains reported during 2004 that were the result of several contract renegotiation items. Our HAT subsidiary experienced a gain of $88,000 on the waiving of rental fees to Hamilton Aviation during contract negotiations. HAT also experienced a gain of $607,194 as the result of the acceptance of a payment of $750,000 cash to satisfy all obligations under then existing agreement generated upon the purchase of the Hamilton Aviation assets. For details of the Hamilton Aviation transaction see Note 1, Related Party Transactions, in the footnotes of the Audited Financial Statements included as part of this report. World Jet reported gains of $449,308 related to renegotiations of amounts due under various agreements, the predominate items being: $209,708 in commissions was waived, $173,000 of debt was forgiven and $33,700 was the result of the renegotiation of management services fees.

Company SG&A expenses were $4,826,519 for 2004 and as a percentage of revenues were 16%. In 2003 SG&A expenses were $3,727,036, which was 24% as a percentage of revenues. During 2004, SG&A expenses included approximately $680,000 due to commissions related to aircraft sales transactions compared with $230,000 in 2003. The Company experienced an expense of approximately $94,000 related to management and employee annual bonuses in 2004. Approximate legal expenses for the year ended December 31, 2003 were $340,000 and were $100,000 for the year ended December 31, 2004.

Interest expense for 2004 was $329,023 and for 2003 was $690,663, $370,030 of
which was billed to a customer under an agreement that the customer would reimburse the Company for interest expense on invoice factorings.

The following table graphically depicts the operating performance for Global, HAT and World Jet subsidiaries on a stand-alone and consolidated basis for the year ended December 31, 2004:

--------------- ------------------------ -------------- ----------------- --------------- --------------- ---------------
       Period                               Global            HAT           World Jet     * Eliminate     Consolidated

                                          Stand Alone     Stand Alone      Stand Alone    Intercompany
--------------- ------------------------ -------------- ----------------- --------------- --------------- ---------------
2004            Revenues                 $ 1,047,680    $ 25,288,888      $ 7,058,464     $  (2,543,914)    $ 30,851,118
--------------- ------------------------ -------------- ----------------- --------------- --------------- ---------------
Year End        Cost of Sales               (456,643)    (20,871,009)      (5,411,688)        2,543,914      (24,195,426)
--------------- ------------------------ -------------- ----------------- --------------- --------------- ---------------
 Results        Expenses                  (1,524,055)     (2,873,658)        (937,209)                        (5,334,922)
--------------- ------------------------ -------------- ----------------- --------------- --------------- ---------------
                Operating Profit (Loss)     (933,018)   $  1,544,221      $   709,567                       $  1,320,770
--------------- ------------------------ -------------- ----------------- --------------- --------------- ---------------


 * The eliminate column reflects the $ amounts of Inter-Company Sales by World Jet to HAT in 2004. On a consolidated basis Revenues and Cost of Sales are reduced to reflect the Revenues and Cost of Sales for external sales only, with a zero $ impact on stand alone or consolidated profit (loss) figures.

The following table graphically depicts the operating performance for Global and HAT subsidiaries on a stand-alone and consolidated basis for the year ended December 31, 2003:

---------------- ------------------------ ----------------- -------------------- ---------------
         Period                                Global               HAT           Consolidated
                 Stand Alone Stand Alone
---------------- ------------------------ ----------------- -------------------- ---------------
                 Revenue                  $    312,185       $15,066,167          $15,378,352
2003
---------------- ------------------------ ----------------- -------------------- ---------------
Year End         Cost of Sales                (239,329)     ($12,199,918)        ($12,439,247)
---------------- ------------------------ ----------------- -------------------- ---------------
 Results         Expenses                   (1,408,160)     ($ 2,500,972)        ($ 3,909,132)
---------------- ------------------------ ----------------- -------------------- ---------------
                 Operating Profit (Loss)   ($1,335,304)      $   365,277         ($   970,027)
---------------- ------------------------ ----------------- -------------------- ---------------

Second Quarter 2005

Operating revenue for the three and six months ended June 30, 2005 was $8,829,378 and $17,481,614, respectively. This operating revenue was approximately twice the $4,300,874 and $8,586,905 that was earned during those periods in 2004. Aircraft trading contributed $3.995 million to revenues in the first half of 2005.

The following tables depict our results of operations for the second quarter of 2005 and for the second quarter of 2004 on a stand-alone basis and a consolidated for Global, HAT and World Jet:


2nd Quarter 2005
----------------
                                          Global           HAT          World Jet      Intercompany     Consolidated
                                       Stand-Alone     Stand-Alone     Stand-Alone     Eliminations
--------------------------------------------------------------------------------------------------------------------


Revenues                               1,420,000      6,364,608       2,092,211       1,047,441        8,829,378
  Less:  Cost of sales                   750,068      5,169,421       1,558,291       1,047,441        6,430,339
  Less:  Expenses                        373,059      1,124,751         241,237                        1,739,047
Pre-tax Operating Profit (Loss)          296,873         70,436         292,683                          659,992


2nd Quarter 2004
                                          Global           HAT          World Jet      Intercompany     Consolidated
                                       Stand-Alone     Stand-Alone     Stand-Alone     Eliminations
--------------------------------------------------------------------------------------------------------------------


Revenues                                 545,458      3,083,528         743,721          71,833        4,300,874
  Less:  Cost of sales                   286,625      2,108,359         377,292          71,833        2,700,443
  Less:  Expenses                        344,210        460,823         172,072                          977,105
Pre-tax Operating Profit (Loss)         ( 85,377)       514,346         194,357                          623,326



Gross profit for the first half of 2005 was $4,696,870 while gross profit for the first half of 2004 was $2,985,191, a 57% increase. During the first quarter of 2005, 56.8% of HAT's revenue came from its top five customers, 71% of Word Jet's revenue, after intercompany eliminations, was derived from its top 3 customers.

While the Company aggressively seizes revenue-producing opportunities such as aircraft sales, management gauges results by looking at what historically has been the core revenue producing activity, the sale of labor hours. In the first half of 2005, revenue produced from labor was $7,947,876 as compared with $6,052,943 the first half of 2004. This represents an increase of 31%. The comparative costs for all direct labor, including work performed by outside contractors, was $4,797,509 in the first half of 2005 compared with $2,849,265 for the same period in 2004. All direct labor costs were 60% of sales in first half of 2005 compared with 47% in the first half of 2004. The relationship between direct labor costs and direct labor revenues rose 13% from 2004 to 2005. Direct labor percentages will always vary to some degree due to the nature of flat-rate bidding as opposed to billing for all time and materials. Also, a substantial sudden increase in volume can be expected to have a temporary impact on efficiencies and are viewed by Management as a temporary consequence of growth. Management is confident that adjustments to increased volume will be made and profitability will benefit over time..

Results in the first quarter, ended March 31, 2005, reflect management's election to seize several unique opportunities in late 2004, related to aircraft trading, which produced an unexpectedly large volume of work that HAT was required to produce in order for the Company to perform the aircraft trading transactions. The short-term decrease in HAT's profitability that was anticipated by management continued through part of the 1st quarter of 2005. Management accepted the decrease as a reasonable exchange for the long-term benefits anticipated from the increased productive capacity of HAT and the development of Global as an aircraft trading company. .

Management is cautiously optimistic that our adeptness at garnering jobs with the likelihood of similar high gross profit potential and our continued vigilance at holding down costs will be sustainable for the remainder of 2005. HAT's option of being selective in the work booked is due to their growing reputation for providing quality, on-budget, on-time deliveries to their customers. HAT and World Jet are experiencing success in securing new customers and securing more business from existing customers as well. Global has experienced some success in branching out into the aircraft trading arena and Management believes this segment will experience increasing growth and profits during the last half of 2005 and into the future.

Gross profit levels during any particular period are dependent upon the number and type of aircraft serviced, the contract terms under which services are performed and the efficiencies that can be obtained in the performance of such services. Significant changes in any one of these factors could have a material impact on the amount and percentage of gross profits. Additionally, gross profit could be impacted in the future by considerations as to the value of our inventory.

Company SG&A expenses were $876,193 for the first quarter of 2004 and $822,399 for the second quarter of 2004. As a percentage of revenues were 20%and 19% respectively. The same periods in 2005 showed SG&A expenses of $1,628,734 and $1,738,041, which was 19% and 21% as a percentage of revenues. Management's continued efforts to control costs remain a high priority for the remainder of 2005.

Interest expense for the Company, during the first half of 2005, was $304,391 however, $154,368 of that amount was billed to a customer.


LIQUIDITY AND CAPITAL RESOURCES

Liquidity
---------

As of June 30, 2005 we had outstanding indebtedness of $654,253 representing the amount owing relative to a Loan and Security Agreement with M&I Marshall & Ilsley Bank in the amount of $750,000 secured by a first priority lien on HAT's accounts receivable and all other assets. The term of the Loan is 3 years with an interest rate of 6.75% per annum. The Loan is payable in monthly installments of $23,072.19 with a maturity date of January 31, 2008. See Form 8-K filed February 8, 2005. See Note 10, "Subsequent Events", in the Condensed Consolidated Financial Statements included in this filing.


As of June 30, 2005, the Company's wholly owned subsidiary, World Jet, had placed invoices belonging to various customers, in full recourse financing. The debt is secured by the World Jet's accounts receivable due from customers and bears interest at a rate as high as 37.5% per annum as of this date. The total amount of invoices placed is $1,127,645.40 on which the factor advanced $895,319.52. As of June 30, 2005, the customers made payment totaling $648,205.08, leaving a balance due to the factor of $479,440.32 payable by customers. The interest accrued during 2005 is being charged to the customer whose invoices remain with the factor. Interest due to the factor as of June 30, 2005 was $25,372.02. Interest is charged by the factor on the face amount of invoices placed less the payments made. See Note 10 of the Condensed Consolidated Financial Statements.


Our ability to make payments of principal and interest on outstanding debt will depend upon our future operating performance, which will be subject to economic, financial, competitive and other factors, some of which are beyond our control. Our ability to repay our indebtedness is dependent on several factors: our continued ability to secure high profit margin jobs, more fully utilizing our capacities, creating a higher bottom line and consequently more cash; and our ability to establish revolving credit lines, which we can draw on as needed.

Significant changes in the Company's Balance Sheet for the quarter ended June 30, 2005 were as follows:


    Total assets increased from $10,572,271 at March 31, 2005 to $12,020,084 at June 30, 2005. Significant changes for the period were:


          Cash on hand increased $106,928.

          Accounts receivable showed an increase of $2,118,949. This increase reflects to a degree the unusually large $1,242,502 in unbilled earned revenue at March 31. 2005, approximately $1 million of which could have been invoiced and been included in accounts receivable at March 31, 2005.

          Costs and expenses on uncompleted contracts in excess of billings decreased $905,114.

         During the second quarter of 2005, total liabilities increased from $3,792,837 at March 31, 2005 to $4,558,483 at June 30, 2005, primarily due to:


          Accounts Payable increased over the March 31, 2005 balance by $373,046.


          Due to increased over the March 31, 2005 balance by $361,580 to a total of $895,320. See Note 10, "Subsequent Events", in the Condensed Consolidated Financial Statements included in this filing.

          Accrued liabilities increased $179,134 reflecting the increased outstanding accrued payroll due to the scheduled timing of check issuance.

Cash
----

As of June 30, 2005 we had $140,359 in cash on hand and approximately $5,607,261 in collectible receivables. Management believes that anticipated cash flows will be adequate to sufficiently provide working capital. We cannot assure you that financing alternatives will be available to us in the future to support our working capital requirements.


OBLIGATIONS

Short-Term Financing

As of June 30, 2005, the Company's wholly owned subsidiary, World Jet, had placed invoices belonging to various customers, in full recourse financing. The debt is secured by the World Jet's accounts receivable due from customers and bears interest at a rate as high as 37.5% per annum as of this date. The total amount of invoices placed is $1,127,645.40 on which the factor advanced $895,319.52. As of June 30, 2005, the customers made payment totaling $648,205.08, leaving a balance due to the factor of $479,440.32 payable by customers. The interest accrued during 2005 is being charged to the customer whose invoices remain with the factor. Interest due to the factor as of June 30, 2005 was $25,372.02. Interest is charged by the factor on the face amount of invoices placed less the payments made. See Note 11.

Long-Term Financing

No long term financing was in place during 2004. In February of 2005, HAT received funding on a closed and finalized Loan and Security agreement with M&I Marshall & Ilsley Bank in the amount of $750,000 secured by a first priority lien on HAT's accounts receivable and all other assets. The term of the Loan is 3 years with an interest rate of 6.75% per annum. The Loan is payable in monthly installments of $23,072.19 with a maturity date of January 31, 2008.
A large portion of our operating expenses is relatively fixed; therefore cancellations, reductions or delays in orders by a customer or group of customers could materially adversely affect our business, financial condition or results of operations.


The only other continuing obligations of the Company are with respect to the two employment agreements between the Company and officers Ian Herman and John Sawyer. Both employment agreements are for a term of three (3) years beginning July 2003 and provide as follows:

Ian Herman
----------

The Company has an employment agreement with Ian Herman that provides that he shall serve as Chairman of the Board of Directors and Chief Executive Officer of the Company until July 21 2006, subject to successive one-year extensions, at the election of the Company and Mr. Herman, in the event that the Board of Directors fails to give him written notice, on or before July 21 2006, of its intent not to renew the agreement or to renew on different terms. The Company has agreed to compensate Mr. Herman at a base salary of not to exceed $150,000.00 per year plus employee benefits and has agreed to indemnify him against certain losses. Mr. Herman is entitled to an increase in base salary based upon the performance of the Company. In the event the Company's net profit equals at least $1,000,000.00, Mr. Herman's base salary shall be increased not to exceed $200,000.00 for such annual period and in the event the Company's annual net profit is greater than $1,000,000.00, the base salary shall increase up to $250,000.00, with such increase not to exceed 5% of all net profit in excess of $1,000,000.00. Mr. Herman may also be entitled to an annual discretionary bonus as determined by the Company's board of directors.

John Sawyer
-----------

The Company has an employment agreement with John Sawyer that provided that he would serve as President and Chief Operating Officer of the Company until July 21, 2006, subject to successive one-year extensions, at the election of the Company and Mr. Sawyer, in the event that the Company failed to give him written notice, on or before July 21, 2006 of the Company's intent not to renew the agreement or to renew on different terms. Pursuant to this agreement, the Company agreed to compensate Mr. Sawyer at a base salary not to exceed $150,000.00 per year plus employee benefits and, agreed to indemnify him against certain losses. Mr. Sawyer is entitled to an increase in base salary based upon the performance of the Company. In the event the Company's net profit equals at least $1,000,000.00, Mr. Sawyer's base salary shall be increased not to exceed $200,000.00 for such annual period and in the event the Company's annual net profit is greater than $1,000,000.00, the base salary shall increase up to $250,000.00, with such increase not to exceed 5% of all net profit in excess of $1,000,000.00. Mr. Sawyer may also be entitled to an annual discretionary bonus as determined by the Company's board of directors.

Each of these employment agreements is terminable by the Company with or without cause and by the named executive officer upon the occurrence of certain events, including a change in control of the Company, and a change in the named executive officer's responsibilities.

On July 29, 2004 Directors Alfredo Mason and Lawrence Mulcahy accepted Engagement Agreements to serve as Directors. The Agreements call for an honorarium payment of $100.00 per hour for every hour reasonably expended in performance of their duties and incentive compensation in the form of options to purchase 50,000 shares each of common stock, under the 2003 CSOP. On October 29, 2004, Gordon Hamilton resigned his position with HAT and became a compensated Director for the Company at the annual rate of $40,000 plus medical benefits and expenses.


OFF BALANCE SHEET ARRANGEMENTS

The Company has no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.


CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60 of the SEC encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of the financial statements. Our consolidated financial statements filed as part of this annual report include a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements.

REVENUE RECOGNITION. We recognize revenues related to engine overhaul services when we ship the overhauled engine. Revenues from fixed-fee contracts for MRO sales are recognized on the percentage-of-completion method, measured by the cost-to-cost method, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Revision in cost and labor hour estimates and recognition of losses on these contracts are reflected in the accounting period in which the facts become known. Revenues from time and material contracts are recognized as the services are performed. Revenues from part sales are recognized when parts are shipped.

USE OF ESTIMATES. Management's Discussion and Analysis of Financial Condition or Plan of Operation is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. Management evaluates these estimates on an on-going basis, including those related to estimated losses on disposal of discontinued operations, the allowance to reduce inventory to the lower of cost or net realizable value, the estimated profit recognized as aircraft maintenance, design and construction services are performed, the allowance for doubtful accounts and notes receivable, future cash flows in support of long lived assets, medical benefit accruals, and the estimated fair values of facilities under capital leases. Management bases its estimates on historical experience and on various other assumptions that they believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

                            Stock-Based Compensation
                            ------------------------

As permitted under the Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net income and EPS disclosures for employee stock option grants are also included in the notes to the financial statements as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method.

MARKETING STRATEGIES

HAT has identified maintenance and modification of the Boeing 727,737, 757 and the DC-9/MD80 jet aircraft as its major target markets through at least 2005. Although aircraft maintenance is a multi-billion dollar annual industry, in many ways it is a very tightly knit community in which many key players are well known to one another. As a result, there exists a surprisingly efficient flow of information throughout the industry that makes a company's reputation by far its most important marketing asset.

The market for HAT's aircraft maintenance and modification services, although global in scope, is made up of a relatively small number of aircraft owners and operators. As such, HAT does not rely on media advertising, but rather focuses its marketing efforts on building personal relationships with the aircraft owners, operators, operations managers, consultants, customer representatives and key industry vendors that make up this surprisingly tight knit international aviation community.

World Jet's marketing plan centers around building a loyal base of customers by providing quality service. World Jet is one of a limited number of parts brokers who provide 24-hour AOG, (aircraft on ground), coverage to its customers. World Jet strives to broaden its customer base by building inventories, through bargain purchases and securing consignment arrangements for large inventories, which provide customers with a broad range of parts availability.

While Global does provide press releases to industry trade journals, the majority of its advertising budget is spent on "wining and dining" or otherwise entertaining customers and customer representatives on a face-to-face basis. Some of these meetings are made at industry trade conferences or at the customer's offices. More frequently, these meetings take place in Tucson when the customer or his representative visits to inspect HAT's facility or aircraft stored at the facility. Since the most potent marketing tool available to any repair station is a good reputation for delivering aircraft back to its customers on time and on budget, much of HAT's "marketing" really consists of maintaining good communication, performing well and otherwise making sure that each maintenance visit is an enjoyable experience for the customer and his on-site representatives or consultants. The marketing strategies described here have kept, and are keeping, HAT fully booked or over booked for the foreseeable future. Accordingly, HAT has no plans to change its marketing approach at this time.

Global regularly provides press releases on major jobs and provides interviews for trade journals as a method for maintaining visibility in the industry. HAT also maintains a web site that describes its facilities, personnel and capabilities at www.globalaircraftsolutions.com


BUSINESS PHILOSOPHY

Management has rejected a policy of growth for growth's sake in favor of focusing on profitability and building a good reputation for HAT's operations group by limiting work contracts to those perceived to have a high probability of success. This strategy is also very beneficial to the company's marketing efforts in that a good track record of maintenance and modification contracts delivered successfully on-time and on-budget is by far the most potent tool for securing new work contracts.

The principal focus of the operations group at HAT is the implementation of strategies to enhance worker productivity, which include assigning dedicated crews and dedicated project managers to each aircraft in work, ongoing training for supervisors, project managers and quality control personnel, and improving material flow to each job site.

In managing its operations, the Company is committed to continuously evaluating the adequacy of its management structure and its existing systems and procedures; including its quality control, financial, and internal controls systems. HAT is focused on maintaining a small, but tightly knit and multi-tasking, highly experienced management team.


GOALS

HAT's corporate goals are very narrow and focused. They are:

     o    Maximize the profitability of the Company's operations group.

     o    Rationalize the Company's debt and capital structure.

     o Cautiously build Company value through the strategic exploitation of synergistic arbitrage and acquisition opportunities.

OPERATIONS STRATEGIES

Through experience, the management team at HAT has learned that, in the aircraft maintenance business, taking on too much work results in reduced profit margins, dissatisfied customers and, ultimately, the loss of future business. On the other hand, limiting work contracts to the number and type that can be performed effectively results in improved profit margins and increased future business opportunities.

Also, for budgetary purposes, most aircraft maintenance customers today prefer fixed-bid contracts on their scheduled maintenance checks. This common industry practice offers efficient well-managed repair stations the opportunity to significantly improve their profit margins, while still maintaining customer satisfaction.


By maintaining small, tightly knit work crews, retaining experienced crew chiefs and carefully screening work contracts, HAT has found that it can routinely come under budget on scheduled aircraft maintenance contracts fix-priced at rates widely accepted by the industry. Accordingly, while mindful of the need for long-term growth by the Company, Management is presently focused on pursuing a strategy of maximizing operations profitability and customer satisfaction rather than rapid growth.


FINANCIAL STRATEGIES

The principle financial strategy of Global is to secure equity and/or debt financing sufficient to insure the efficient day-to-day operation of the HAT facility and enable the Company to provide reasonable payment terms to creditworthy customers. Management is also interested in securing additional funding for the purpose of certain productivity-improving or synergistic acquisitions and other asset-based business opportunities. Since HAT is now profitable, Global can, if necessary, meet its financial requirements internally. However, the equity and/or debt financing currently pursued by Management will greatly accelerate the growth of value in Global. Consequently, while Management is aggressively seeking to secure additional financial resources, it has no interest in entering into overly dilutive equity funding or onerous debt financing.


BUSINESS DEVELOPMENT STRATEGIES

As described in Operations Strategies above, Management is, for the foreseeable future, taking a conservative approach to growing the core aircraft maintenance services business in favor of more aggressively seeking to increase operating profit margins and customer satisfaction. In practical terms, this translates into annual sales revenue growth rates of no more than 20% in the Company's core aircraft maintenance business. Growing our parts sales business at World Jet will be positively affected by the multi-million dollar consignment agreement with Jetran International that was completed during the 4th quarter of 2004. (see 8-K/A filed 12/09/2004). Our goal is a growth rate in the parts sales side of the business in the range of 20% to 25% per year. There does exist significant growth opportunities for Global by expanding some of the business activities related to HAT's and World Jet's core businesses such as aircraft sales and leasing, as well as aviation consulting services.

Distressed aviation assets often come to the attention of HAT, as a maintenance service provider and aircraft storage facility, prior to becoming known to the market at large. Frequently, such assets can be placed with end-users known to HAT. These arbitrage opportunities can involve distressed parts inventories, distressed aircraft that can be torn down for parts, or distressed aircraft that can be purchased, repaired and sold or leased at a profit. These types of arbitrage opportunities annually represent tens of millions of dollars of additional lucrative potential business available to HAT. As Global gains more access to capital from outside sources or as a result of HAT operating profits, Management anticipates the revenue to Global from these types of opportunistic arbitrage transactions will become a significant portion of Global's future growth. The large aircraft repair business is highly competitive. Revenues are sensitive to adverse changes in the air carrier business, due to factors such as airline profit levels, changes in fuel costs, average fare levels, and passenger demand. The heavily regulated airline industry, however, requires scheduled maintenance and repair services irrespective of industry economics, thus providing a reasonably steady market for HAT's services and World Jet's parts. HAT competes principally on the high quality of its services, its price competitiveness due to its location in the Southwest and low labor rates, its dry, mild climate and ability to do many MRO projects outdoors, and the low cost of its Tucson facility. World Jet competes on parts availability, time of delivery, and competitive pricing.


INDUSTRY OVERVIEW

As is the case in most industries, the aviation industry is cyclical in nature. Historical evidence suggests that the typical business cycle in the aviation industry has a duration of approximately 10 years peak to peak. The aviation industry appeared by mid-2001 to be headed into a prolonged downturn, and this trend was violently accelerated by the event of September 11th. Since September 11, 2001, at least five major repair stations either ceased doing business or filed for Chapter 11 protection. This factor has restricted the supply of services to the industry and opened up an opportunity for HAT. Air carriers such as United Airlines also have filed for Chapter 11 protection. The recession in the aviation industry appears to have bottomed out with some indications of a rebound now appearing on the horizon. We believe that the following trends are currently affecting the aviation industry and our operations in particular.

GROWTH IN THE MARKET FOR AIRCRAFT MRO SERVICES

The Boeing 2003 Current Market Outlook Report projects that the average worldwide passenger growth will be 5.1% per year through 2022. Similarly, the Boeing 2003 Current Market Outlook Report projects that the average worldwide cargo traffic growth will be 6.4% per year through 2022. This report also predicts that by 2022 HAT's target market of regional and narrow body jets will make up 74% of the worldwide fleet of commercial aircraft. We anticipate that these factors will in the long term increase the demand for maintenance and repair services. Based on this and other data, HAT estimates the worldwide market for MRO services at approximately $40 billion annually and that approximately $5 billion of that amount will be provided in North America. We believe airlines perform approximately well over half of the North American services and that the balance is performed by independent facilities such as HAT.


DIVERSIFIED SERVICES AND STRONG COMPETITIVE POSITION

Our services include a wide range of aircraft maintenance and repair services across a number of different airframes. The breadth of our services allows us to be a vendor of choice to our customers in a highly fragmented industry. HAT competes principally on the high quality of its services, its price competitiveness due to its location in the Southwest and low labor rates, its dry, mild climate that allows services to be performed with only rare weather interruptions and to do much of its service out of doors, and the low cost of its Tucson facility.


EMPHASIS ON QUALITY

The FAA and JAA license our MRO facility. We emphasize quality and on-time delivery to our customers. We are focused on meeting and exceeding FAA and JAA requirements. As industry, regulatory and public awareness have focused on safety, our ability to meet and exceed these requirements on a consistent basis has become important to customers.


                             DESCRIPTION OF PROPERTY

The principal executive offices for both Global and HAT are located at the HAT hangar facilities in Tucson, Arizona at Tucson International Airport. This favorable location provides 360 days of sunshine per year together with extremely low humidity year round. These facilities are situated on the northwest ramp on 22 acres of concrete within the airport proper and are patrolled by the Tucson Airport Authority police force. HAT leases these facilities at a rental rate of $25,650 per month.

The HAT facility is level and fully paved with concrete sufficient to handle the largest aircraft on any part of its 22 acres. Two hangars provide the space for any modification and maintenance work that must be performed indoors. The larger hanger has 180' clear span and is 185' deep (30,400 sq. ft.), enabling it to wholly enclose a DC9 and a 727 at the same time. The hangar has been modified to serve as a paint booth as needed.

The smaller hangar is 100' clear span by 100' deep (10,000 sq. ft.) with 2,000 square feet of office space on the north side and another 4,000 square feet of enclosed space on the south. Offices for production planning and control are in this area, as engineering, the welding shop, receiving, materials and purchasing departments. The two hangars face each other at a distance of approximately 220 feet. Numerous mobile offices have been added to provide additional space for administrative and customer representative offices.

To the southeast of the large hangar is a 12,000 foot covered building used to store aircraft components and maintenance equipment. A 9,000 square foot warehouse on the west side of the facility houses the interior department as well as additional storage for materials and records. Both main hangars are equipped with lighting, water, compressed air, and 115/220/440 volt AC electricity. All office spaces are heated and cooled.

World Jet operates out of a 73,000 square foot facility in Tucson, Arizona. This facility consists of office space and warehouse space to accommodate the aircraft parts (Expendables, Rotables and Consumables), airframe components, engines and engine material inventory maintained by World Jet. This facility is located directly across the street from HAT which allows HAT immediate access to aircraft parts, (Expendables, Rotables and Consumables), airframe components, engines and engine material necessary to perform MRO services without incurring any costs or delays that may be related to shipping and improves the turn time of any such services provided.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Global
------

On July 15, 2004, Global completed the acquisition of World Jet Corporation, a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 ("World Jet") pursuant to a stock purchase agreement. The consolidated Statement of Cash Flows for the period ending June 30, 2004 for World Jet and HAT, includes accounts payable to a related party, Ralph Garcia, the majority owner of World Jet, which represents $1,250,000 for the World Jet closing; $300,000.00 note payable to Ralph Garcia and Michele Barkan and $454,000.00 due from World Jet in outstanding commissions. All of these obligations have been satisfied as of fiscal year end 2004.


HAT
---

On April 15, 2002, HAT entered into an agreement to purchase the operating assets and inventory from an existing MRO, Hamilton Aviation ("Sale of Assets Agreement"), a privately held Arizona corporation. The agreement contemplated the purchase by HAT of substantially all of Hamilton Aviation's equipment and inventory used in its aircraft maintenance, repair and modification services business. Under the terms of this agreement, the closing date was to be not later than July 15, 2002. The agreement was for a purchase price of $1.5 million, with a down payment in the amount of $300,000. The balance was payable monthly at 6 1/2% interest. Hamilton Aviation is considered a related party because of the dependence of HAT on the agreement with Hamilton Aviation.

Also on April 15, 2002, Hamilton Aerospace entered into a Lease/Purchase Agreement with Hamilton Aviation for the same assets that were included in the Sale of Assets Agreement. Under the Lease/ Purchase Agreement, these assets would be leased for a term of three (3) years or until the Sale of Assets Agreement closed, at which time, all assets would transfer to HAT. The Lease / Purchase Agreement provided for payments in the amount of $8,000 per month to Hamilton Aviation through April 15, 2005. Provided that the Sale of Assets Agreement did not close by the expiration of Lease /Purchase Agreement, title of all assets covered under the Lease / Purchase Agreement would pass from Hamilton Aviation to HAT upon expiration of the Lease/Purchase Agreement.

On May 9, 2002, Hamilton Aviation filed for protection and reorganization under Chapter 11 of the United States Bankruptcy Code. The Sale of Assets Agreement was submitted to the Bankruptcy Estate for approval as part of Hamilton Aviation's plan of reorganization; and pending the Bankruptcy Estate's review and acceptance of the Sale of Assets Agreement and such plan of reorganization, HAT and Hamilton entered an interim agreement whereby HAT agreed to assume Hamilton Aviation's service contracts ("Service Agreement") pending approval of the Sale of Assets Agreement. Because the Sale of Assets Agreement was negotiated prior to Hamilton Aviation's petition for bankruptcy, HAT and Hamilton Aviation renegotiated the Sale of Assets Agreement to better reflect the scope of the current transaction in light of the current market. The renegotiated Sale of Assets Agreement covers sale of a portion of Hamilton Aviation's physical assets and has a reduced payoff clause, which states that $1 million will be considered full payment, providing HAT satisfies said agreement according to its terms. In March 2004, the new sale of assets agreement was approved by the Bankruptcy Estate and memorialized and finalized by the entry of a Settlement Agreement among HAT, Hamilton Aviation and the Bankruptcy Estate. This Settlement Agreement was then confirmed by Order of the Bankruptcy Court dated May 6, 2004.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

During the fiscal year ended December 31, 2003, the Common Shares were quoted under former symbol "RDVN", now GACF on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. Prior to May 2, 2002, the date on which Global acquired HAT, few transactions took place. As of December 31, 2004, the approximate number of record holders of Company common stock was 57 which number does not include shareholders whose shares are held in street or nominee names. The following information relates to the trading of our common stock, par value $.001 per share. The high and low last sales prices of our common stock for each quarter during our two most recent fiscal years, as reported by the OTC Bulletin Board to date, are set forth below:

                                          HIGH                  LOW
                                          ----                  ---


2005            First Quarter            $  .96               $   .71
                Second Quarter             1.40                   .74


2004
                First Quarter            $  .53               $   .23
                Second Quarter              .86                   .19
                Third Quarter               .72                   .52
                Fourth Quarter              .85                   .45

2003
                First Quarter            $  .44               $   .24
                Second Quarter              .31                   .17
                Third Quarter               .47                   .20
                Fourth Quarter              .55                   .16


                             EXECUTIVE COMPENSATION

Global currently has in place an employee stock compensation plan and a compensatory stock option plan. Global has no long-term incentive plans, as that term is defined in the rules and regulations of the Securities and Exchange Commission. There are no other compensatory or benefit plans, such as retirement or pension plans, in effect or anticipated to be adopted at this time, although in the future the Board of Directors may adopt other plans.

          Compensation of Officers and Directors and Executive Officers

The table below presents information concerning the compensation of the Company's Chairman of the Board, Chief Executive Officer and its other most highly compensated executive officers for the current year. None of such persons were compensated by the Company or by HAT during 2001. Such officers are sometimes collectively referred to below as the "Named Officers."






                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                                                        SUMMARY COMPENSATION TABLE

                                                          Long-Term Compensation

                                 Annual Compensation                                Awards                Payouts
                              -----------------------------------                 -----------             -------

(a)                     (b)     (c)        (d)          (e)          (f)           (g)           (h)        (i)

Name and                Year   Salary      Bonus        Other        Restricted    Securities,   LTIP       Other
principal position                                                   Stock Awards  Underlying    Payouts    Compensation
                                                                                   options &
                                                                                   SAR's
                                                                     (Shares)

Ian Herman              2004   $120,012    $13,000      $8,000 (1)   2003award     133,334       None       None
Chairman, CEO/CFO                                                    vested
                        2003   $109,717    None         None         2,500,000     None          None       None

                        2002   $ 75,240    None         None         None          $40,000       None       None


John B. Sawyer          2004   $146,546    $  26,000    $46,000 (1)  2003award     766,666       None       None
President, COO                                                       vested
                        2003   $142,159    None         None         2,500,000     None          None       None

                        2002   $ 88,310    None         None           400,000     None          None       None


Gordon Hamilton,        2004   $46,598     None         None         None          None          None       None
Director

                    2   2003   $33,518     None         None         None          None          None       None


Ronald J. Clark         2004   None        None         None         None          None          None       None
Former President,
CEO
                        2003   $ 28,766    None         None         None          None          None       None


                    3   2002   $ 75,240    $15,000      None         None          None          None       None


Randy J. Sasaki         2004   None        None         None         None          None          None       None
Former Director

                        2003   $0          None         None         None          None          None       None

                    4   2002   $0          $22,500      None         None          None          None       None

                                                     Page 41



John Brasher            2004   None        None         None         None          None          None       None
Former Director

                        2003   $0          None         None         None          None          None       None

                    4   2002   $0          None         $18,340      None          None          None       None


(1) Represents the amount of compensation from options awarded in May 2004 based up a $.06 discount between the exercise price and the market price at the measurement date.

(2) The Restricted stock awards given to Herman and Sawyer in 2003 are pursuant to Employment Agreements filed under form DEF 14C on September 26, 2003.

(3) Hamilton became a director September 1, 2003.

(4) The bonus amounts payable in 2002 to Clark consist of awards of common stock pursuant to the 1997 Employee Stock Compensation Plan. The restricted stock awards consist of common stock awarded pursuant to the 1997 Employee Stock
Compensation Plan.

(5) Sasaki and Brasher were directors, and Sasaki was an executive officer of the Company for the years respectively ended December 31, 2001 and 2002. Their service terminated on May 3, 2002. Other compensation payable to Brasher for those years consisted of legal fees.

The Company has or intends to implement employee benefits that are or will be generally available to all its employees and its subsidiary employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan.

None of the Named Officers received any form of non-cash compensation from the Company or Hamilton Aerospace in the years ended December 31, 2003, 2002 or
2001, nor currently receives any such compensation.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants

(a)                       (b)                    (c)                     (d)                    (e)

Name                      Number of Securities   % of Total              Exercise or Base       Expiration Date
                          Underlying             Options/SAR's Granted   Price ($/Sh)
                          Options/SAR's Granted  to Employees in
                                                 Fiscal Year

Ian Herman                133,334                10%                     $0.17                  05/13/2008 (30 day
                                                                                                grace period)

John B. Sawyer            766,666                58%                     $0.17                  05/13/2008 (30 day
                                                                                                grace period)


                       AGGREGATED OPTION'SAR EXERCISES IN LAST FISCAL YEAR and FISCALYEAR-END OPTION/SAR VALUES


(a)                     (b)                    (c)                 (d)                       (e)

Name                    Shares Acquired on    Value Realized ($)   Exercisable               Unexercisable
                        Exercise
--------                -----------------------------------------------------------------------------------------------

Ian Herman              None                  N/A                  133,334                   N/A

John B. Sawyer          None                  N/A                  766,666                   N/A

                                                      Page 42

2002 Compensatory Stock Option Plan


Global has adopted the 2002 Compensatory Stock Option Plan for officers, employees, directors and advisors (the "2002 CSO Plan"). Global has reserved a maximum of 3,000,000 Common Shares to be issued upon the exercise of options granted under the 2002 CSO Plan. The 2002 CSO Plan will not qualify as an "incentive stock option" plan under Section 422A of the Internal Revenue Code of 1986, as amended. The Board of Directors or other plan administrator will grant options under the 2002 CSO Plan at exercise prices to be determined. With respect to options granted pursuant to the 2002 CSO Plan, optionees will not recognize taxable income upon the grant of options granted at or in excess of fair market value. Global will be entitled to a compensating deduction (which it must expense) in an amount equal to any taxable income realized by an optionee as a result of exercising the option. The Board of Directors administers the 2002 CSO Plan. Options to purchase an aggregate of 580,000 shares of Global common stock have been granted under the 2002 CSO Plan.

2003 Employee Stock Compensation Plan

Global has adopted the 2003 Employee Stock Compensation Plan for officers, employees, directors and advisors (the "2002 ESC Plan"). Global has reserved a maximum of 5,000,000 Common Shares to be issued upon the grant of awards under the ESC Plan. Employees will recognize taxable income upon the grant of Common Stock equal to the fair market value of the Common Stock on the date of the grant and Global will recognize a compensating deduction at such time. The Board of Directors administers the ESC Plan. 2,800,000 shares of Common Stock available under the EXC Plan have been awarded and issued.

Compensation of Directors

We have employment agreements with Ian Herman and John B. Sawyer. Each provides for the payment of a base salary with increases in base salary based upon the company's net profit performance and for bonus compensation based on performance.

On July 29, 2004 Directors Alfredo Mason and Lawrence Mulcahy accepted Engagement Agreements to serve as Directors. The Agreements call for an honorarium payment of $100.00 per hour for every hour reasonably expended in performance of their duties and incentive compensation in the form of options to purchase 50,000 shares each of common stock, under the 2003 CSOP. On October 29, 2004, Gordon Hamilton resigned his position with HAT and became a compensated Director for the Company at the annual rate of $40,000 plus medical benefits and expenses.


                              FINANCIAL STATEMENTS


The audited financial statements of Global for the years ended December 31, 2003 and 2004; the unaudited financial statements for the quarter ended June 30, 2005, as well as the financial statements of World Jet for the years ended December 31, 2002 and 2003 and related notes which are included in this offering have been examined by Larry O'Donnell, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.



           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                        CONTROL AND FINANCIAL DISCLOSURE

None.


                             FOR FURTHER INFORMATION


We are a small business reporting company and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy these reports, proxy statements, and other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at (800) SEC-0330 for more information about the operation of the public reference rooms. You may also request copies of these documents by writing to the SEC and paying a fee for the copying cost. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov" and at our own web site at "http://www.globalaircraftsolutions.com".

As a small business and SB-2 filer we are not permitted to incorporate any information or documents filed by the Company by reference and therefore we will file post effective amendments when any of our financial statements become outdated.

If you are interested in receiving a copy of any of the Company's filings, we will provide you, without cost, with a copy of any of these filings on request made orally or in writing to us at the following address:


                         Global Aircraft Solutions, Inc.
                                 P.O. Box 23009
                                Tucson, AZ 85734
                            Attn: Investor Relations
                               Tel: (520) 294-3481
                               Fax: (520) 741-1430



                  (REMAINDER OF PAGE INTENTIONALLLY LEFT BLANK)

                         Global Aircraft Solutions, Inc.
                                    formerly,
                       Renegade Venture (NEV.) Corporation
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                                DECEMBER 31, 2004






                                TABLE OF CONTENTS



INDEPENDENT AUDITOR'S REPORT                                      F-1

CONSOLIDATED BALANCE SHEETS                                       F-2 - F-3

CONSOLIDATED STATEMENT OF OPERATIONS                              F-4

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY                    F-5, F-6 & F-7

CONSOLIDATED STATEMENT OF CASH FLOWS                              F-8 - F-9

NOTES TO FINANCIAL STATEMENTS                                     F-10 - F-30

                           Larry O'Donnell, CPA, P.C.
                         2228 South Fraser Street Unit 1
                             Aurora, Colorado 80014
                            Telephone (303) 745-4545

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
Global Aircraft Solutions, Inc.
Tucson, Arizona


I have audited the accompanying balance sheet of Global Aircraft Solutions, Inc. (formerly Renegade Venture (Nev.) Corporation, as of December 31, 2004 and 2003, and the related statements of loss, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Aircraft Solutions, Inc. (formerly Renegade Venture (Nev.) Corporation as of December 31, 2004 and 2003, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


Larry O'Donnell, CPA, P.C.
March 25, 2005

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                         -------------------------------
                  Formerly Renegade Venture (Nev.) Corporation
                           Consolidated Balance Sheet
                           December 31, 2003 and 2004
                                    (Audited)


                                     ASSETS

                                                      2003               2004
                                                   -----------       -----------
CURRENT ASSETS
Cash and cash equivalents                          $     8,680       $   549,904
Accounts receivable                                  1,612,945         4,766,215
Note receivable                                                          175,642
Note receivable: related party                                                 0
                                                         6,400
Inventory                                              570,794         3,507,249
Other current assets                                   392,407           380,932
                                                   -----------       -----------

  TOTAL CURRENT ASSETS                             $ 2,591,226       $ 9,379,942

Property, plant and equipment                          532,388         1,632,134
Investments                                                               25,000
Customer list, net                                                       267,771
Agreement with vendor, net                                                56,980
Goodwill                                                                  38,992
Assets held for sale                                                     212,500
Other assets                                           122,167           144,693
                                                   -----------       -----------

  TOTAL ASSETS                                     $ 3,245,781       $11,758,012
                                                   ===========       ===========


The accompanying notes are an integral part of these consolidated financial statements.


                                                F-3

                                  GLOBAL AIRCRAFT SOLUTIONS, INC.
                                  -------------------------------
                           Formerly Renegade Venture (Nev.) Corporation
                                    Consolidated Balance Sheet
                                    December 31, 2003 and 2004
                                             (Audited)


                               LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                       2003            2004
                                                                   ------------    ------------
CURRENT LIABILITIES
Notes payable                                                      $    798,862    $          0
Note payable-related party                                                 --              --
Accounts payable - trade                                              1,691,853       2,644,593
Accounts payable - related party                                         71,827               0
Due to factor                                                           394,391         604,411
Customer deposits                                                        27,800         280,537
Billings in excess of costs and estimated
  earnings on contracts in progress                                     323,686         966,238
Accrued liabilities                                                     688,518         844,709
Income Taxes Payable                                                                    311,182

Shares subject to mandatory redemption                                  400,535               0
                                                                   ------------    ------------
Total Current Liabilities                                             4,397,472       5,651,670
                                                                   ------------    ------------
  TOTAL LIABILITIES                                                $  4,397,472    $  5,651,670
                                                                   ============    ============

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 50,000,000 and 100,000,000 shares authorized in 2003 and 2004, 17,480,000 and 30,650,386
 issued and outstanding in 2003 and 2004                                 17,860          31,030
Additional paid-in capital                                            2,412,373       7,033,950
Deferred compensation                                                  (332,000)              0
Contributed capital                                                     620,289         620,289
Accumulated deficit                                                  (3,870,213)     (1,578,927)
                                                                   ------------    ------------

  TOTAL STOCKHOLDERS' EQUITY                                         (1,151,691)      6,106,342
                                                                   ============    ============

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $  3,245,781    $ 11,758,012
                                                                   ============    ============


   The accompanying notes are an integral part of these consolidated financial statements.


                                            Page 48

                                       F-4

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                         -------------------------------
                  Formerly Renegade Venture (Nev.) Corporation
                      Consolidated Statement of Operations
                     Years ended December 31, 2003 and 2004
                                    (Audited)

                                                       2003            2004
                                                   ------------    ------------


Net sales                                          $ 15,378,352    $ 30,851,118

Cost of sales                                       (12,439,247)    (24,195,426)
Inventory Writedown                                     (50,000)       (212,500)
                                                   ------------    ------------


Gross profit                                          2,889,105       6,443,192
Selling, general and administrative expenses         (3,727,036)     (4,826,519)

Penalties                                              (132,096)       (295,903)
                                                   ------------    ------------

Gain (loss) from operations                            (970,027)      1,320,770

Other income (expense):
  Interest income                                       370,030          87,521
  Interest expense                                     (690,663)       (329,023)
  Gain on renegotiation of contract                                   1,144,502
  Miscellaneous expense                                 (19,551)         (9,084)
  Discounts taken                                                        45,438
  Miscellaneous income                                   10,780          31,162
                                                   ------------    ------------

Net gain (loss)                                    $ (1,299,428)   $  2,291,286
                                                   ============    ============

Net gain (loss) per share (Basic)                  $      (0.10)   $       0.09
                                                   ============    ============
Net gain (loss) per share (Fully Diluted)          $      (0.10)   $       0.09
                                                   ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.


                                     Page 49

                                                               F-5

                                                  GLOBAL AIRCRAFT SOLUTIONS, INC.
                                                  -------------------------------
                                           Formerly Renegade Venture (NEV.) Corporation
                                    Consolidated Statement of Changes in Stockholders' Equity
                            For the Year Ended December 31, 2003 and the Year Ended December 31, 2004


                                                 Additional    Contributed     Deferred     Treasury     Accumulated   Stockholder
                                                   Paid-in       Capital     Compensation     Stock    Earnings/Deficit   Equity
                                                   Capital
                       Shares        Amount        Amount        Amount         Amount                     Amount         Amount
                     -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
   Balance at
December 31, 2002     18,980,000        19,360     1,904,075       520,289       (66,000)     (114,000)   (2,570,785)      307,061

  1st Qtr, 2003

Shares issued as
compensation for
   consultancy
 services valued
   at $15,000             50,000            50        14,950

 Shares returned         (50,000)          (50)           50

  Compensation
    expensed                                                                      18,000

  2nd Qtr, 2003

 Shares returned
by OMAC pursuant
 to court order
due non-payment
   of adequate
 consideration        (8,100,000)       (8,100)     (392,435)

 Shares returned
as the result of
 agreement under
   a mediated
 settlement with
 former officer         (250,000)         (250)      (16,427)

  Compensation
    expensed                                                                      18,000

  3rd Qtr, 2003

  Shares issued
 under executive
   employment
 agreement with
Herman and Sawyer      5,000,000         5,000       395,000                    (320,000)

Shares issued as
compensation for
   consultancy
 services valued
   at $92,000            460,000           460        91,540

Shares issued as
compensation for
   consultancy
 services valued
   at $45,000            150,000           150        44,850

 Shares returned
 by Joana due to
lack of adequate
  consideration
 being given for
  the original
      issue           (1,500,000)       (1,500)        1,500

 Shares returned
   as unearned
    under an
    employee
    agreement
   originally
    valued at
     $18,000             (60,000)          (60)      (17,940)


                                                             Page 50


                                                               F-6

                                                  GLOBAL AIRCRAFT SOLUTIONS, INC.
                                                  -------------------------------
                                           Formerly Renegade Venture (NEV.) Corporation
                                    Consolidated Statement of Changes in Stockholders' Equity
                            For the Year Ended December 31, 2003 and the Year Ended December 31, 2004


                                                 Additional    Contributed     Deferred     Treasury     Accumulated   Stockholder
                                                   Paid-in       Capital     Compensation     Stock    Earnings/Deficit   Equity
                                                   Capital
                       Shares        Amount        Amount        Amount         Amount                     Amount         Amount
                     -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Compensation
  expensed                                                                        18,000

Reclassification of
stock , had been
   designated
treasury stock in
     error                                          (114,000)                                  114,000

  4th Qtr, 2003

 Net Income/Loss                                                                                          (1,299,428)

Shares issued as
compensation for
  consultancy
services valued
  at $288,000          1,600,000         1,600       286,400

Shares issued as
compensation for
  consultancy
 services valued
at $216,000 share      1,200,000         1,200       214,800

Capital contributed
by LogiCapital in
   the form of
a note assignment                                                  100,000

Balance December
    31, 2003          17,480,000        17,860     2,412,373       620,289      (332,000)         --      (3,870,213)   (1,151,691)

 1st Qtr, 2004

  Compensation
    expensed                                                                      12,000

 2nd Qtr, 2004

 Shares issued to
Barron partners for
      a cash
 consideration of
  $.34 per share       9,600,000         9,600     3,009,600

Shares pledged as
  payment on the
 purchase of World
Jet valued at $.50
 (issued 7/27/04)      1,000,000         1,000       499,000

 900,000 options
 granted at $.06
  below market                                        54,000

 3rd Qtr, 2004

Shares issued to JG
Capital, et al for
      a cash
 consideration or
  $.52 per share       2,115,386         2,115       946,832

Shares issued upon
exercise of options
at $.32 per share
and cash payment of
     $17,600              55,000            55        17,545

Shares issued as
 compensation for
professional
services to be
  rendered over a
two-year period
Valued at $92,000        400,000           400        91,600

 100,000 options
  granted at .03
   below market                                        3,000


                                                             Page 51


                                                               F-7

                                                  GLOBAL AIRCRAFT SOLUTIONS, INC.
                                                  -------------------------------
                                           Formerly Renegade Venture (NEV.) Corporation
                                    Consolidated Statement of Changes in Stockholders' Equity
                            For the Year Ended December 31, 2003 and the Year Ended December 31, 2004


                                                 Additional    Contributed     Deferred     Treasury     Accumulated   Stockholder
                                                   Paid-in       Capital     Compensation     Stock    Earnings/Deficit   Equity
                                                   Capital
                       Shares        Amount        Amount        Amount         Amount                     Amount         Amount
                     -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Shares vested
 (Herman & Sawyer
    employment
  agreement, 3rd
 Quarter of 2003)                                                                320,000

  4th Qtr, 2004

  Net Income/Loss                                                                                          2,291,286

Balance December
    31, 2004          30,650,386        31,030     7,033,950       620,289             0          --      (1,578,927)    6,106,342






The accompanying notes are an integral part of these consolidated financial statements.



                                         (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


















                                                           Page 52

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                         -------------------------------
                  Formerly Renegade Venture (Nev.) Corporation
                      Consolidated Statement of Cash Flows
                     Years ended December 31, 2003 and 2004
                                    (Audited)

                                                          2003          2004
                                                      -----------   -----------
Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
    Net Profit/(Loss)                                 $(1,299,428)  $ 2,291,286

Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
  Depreciation                                            111,904       325,966
Amortization                                                            162,376
    Write down of inventory                                             212,500
    Allowance for Doubtful Accounts                        60,562        14,944
    Gain from Renegotiation of Contract                              (1,144,502)
    Expenses paid with stock                              571,000       476,613
                                                      -----------   -----------
Net adjustments to reconcile net loss to net cash         743,466       (47,897)

Changes in Assets and Liabilities:
    Accounts receivable                                  (920,033)   (3,584,402)
    Prepaid expenses                                      (15,216)      (75,157)
    Inventory                                            (158,205)   (1,631,494)
    Investments                                                         (25,000)
    Restricted funds                                      (75,410)         (409)
    Other current assets                                      421        83,906
    Other non-current assets                               22,292      (212,500)
    Accounts payable-trade                              1,067,726     2,269,999
    Accounts payable-related party                        (55,202)       16,173
    Due to factor                                         272,979      (394,391)
    Customer deposits                                      27,800       252,737
    Billings in excess of cost and estimated
       earnings on contracts in progress                  250,335       642,552
     Income Taxes Payable                                               208,989
    Accrued liabilities                                  (227,539)     (414,735)
                                                      -----------   -----------
Net cash used by operating activities                     366,014      (524,549)

Cash flows from investing activities:
    Purchase of property, plant and equipment             (83,941)   (1,388,070)
    Purchase of World Jet, net of cash acquired                        (959,644)
                                                      -----------   -----------
Net cash used by investing activities                     (83,941)   (2,347,714)

Cash flows from financing activities:

    Proceeds from issuance of common stock                            4,381,600
    Payments related to common stock issued                            (395,853)
    Redemption of Shares                                 (16,667)      (400,535)
    Proceeds from short term loan                         598,061     1,723,686
    Repayments and costs of short term loans                         (1,851,400)
    Other financing activities, net                      (124,650)      (44,011)
                                                      -----------   -----------
Net cash provided by financing activities                 456,744     3,505,487

Net increase (decrease) in cash and cash equivalents        6,789       541,224
Cash and cash equivalents at beginning of period            1,891         8,680
                                                      -----------   -----------

Cash and cash equivalents at end of period            $     8,680   $   549,904
                                                      ===========   ===========


     o    Interest paid in 2003 was $690,663 and paid in 2004 was $329,023.

     o    No income taxes were paid in 2003 or 2004 due to NOL carryforward.

Schedule of non-cash investing and financing activities:
         Common stock issued for World Jet Corporation   $500,000


The accompanying notes are an integral part of these consolidated financial statements.




                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                         -------------------------------
                  (Formerly Renegade Venture (NEV) Corporation)
                          Notes to Financial Statements
                     December 31, 2003 and December 31,2004


1. BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for financial information. In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary to a fair presentation have been included.

The consolidated financial statements include the accounts of Global Aircraft Solutions, Inc., formerly Renegade Venture (NEV.) Corporation and its wholly owned subsidiaries, Hamilton Aerospace Technologies, Inc. ("HAT") and Johnstone Softmachine Corporation ("Johnstone"), collectively, the "Company". All were acquired by Global on May 2, 2002. The accounting records of HAT/Johnston reflect activities since inception of April 5, 2002. For accounting purposes, the transaction has been treated as an acquisition of Global, formerly Renegade Venture (NEV.) Corporation by HAT and as a recapitalization of Global, formerly Renegade Venture (NEV.) Corporation. Since HAT began operating on April 15, 2002 no results of operations for the period January 1, 2002 to April 14, 2002 have been presented. As such, the financial statements reflect the accounting activity of HAT since its inception date of April 5, 2002.

The acquisition of 100% of World Jet, Inc was finalized on July 15, 2004, with an effective date of January 1, 2004. As such, the financial statements include the accounting activity of World Jet since January 1, 2004.

2. ORGANIZATION AND NATURE OF OPERATIONS

Global Aircraft Solutions, Inc., formerly Renegade Venture Corporation, was incorporated on February 13, 1989, as a Delaware corporation. In 1997, the Company was re-domiciled as a Nevada Corporation through a merger with a newly formed Nevada Corporation, Renegade Venture (NEV.) Corporation, a wholly owned subsidiary of Renegade Venture Corporation.

On May 2, 2002, the Company acquired 100% of the common stock of Hamilton Aerospace Technologies Inc. ("HAT") pursuant to a Stock Exchange Agreement whereby the former shareholders of HAT received 12,500,000 common shares of Renegade Venture (NEV.) Corporation, now Global Aircraft Solutions, Inc. Subsequent to this reverse merger there were 16,200,000 total common shares outstanding. HAT was formed on April 5, 2002 and commenced operations on April 15, 2002. HAT provides large aircraft maintenance, repair and modification services to owners and operators of large transport-category commercial jet aircraft. Services of this nature are required and needed by passenger and cargo air carriers, aircraft leasers, and governmental entities.

On April 12, 2002, Renegade Venture (NEV.) Corporation, now Global aircraft solutions, Inc., acquired 100% of the common stock of Johnstone Softmachine Corporation (Johnstone) pursuant to the Stock Purchase Agreement and Plan of Reorganization by and between LogiCapital Corporation (the principal shareholder of Johnstone), an entity controlled by John Brasher, who, at that time, was a director of Renegade Venture (NEV.) Corporation (he has since resigned) and Renegade Venture (NEV.) Corporation. Mr. Brasher was also a principal stockholder of Renegade Venture (NEV.) Corporation prior to the merger. As such, this transaction represented a transfer between control groups and is reported on a historical cost basis. Johnstone was formed on May 8, 1996 has had no substantial operations, and is in the development stage. Johnstone currently lacks the funding necessary to commence operations.

On July 15, 2004, the Company finalized an agreement to buy 100% of the common stock of World Jet Corporation, a privately held aircraft parts and brokerage company for $2.05 payable as follows: $1,250,000 in cash at closing, $300,000 in the form of a note maturing January 27, 2005, and 1,000,000 shares of restricted common stock valued at $0.50 per share for the purposes of this transaction ($500,000). The effective date of this agreement is January 1, 2004. The shares were issued in July 2004. As a result of the acquisition, the Company expects to increase its sales to existing customers as well as those serviced by World Jet by combining the products and services of the two companies. It also expects to lower its parts costs through World Jet's purchasing abilities.

The following unaudited pro forma summary presents the results of operations for the year ended December 31, 2003 of the Company as if the business combination had occurred on January 1, 2003.

                    Revenues                   $ 19,772,632
                    Net income (loss)          $ (1,425,294)
                    Earnings (loss) per share
                    Basis                      $(.11)
                    Fully diluted              $(.11)

The above amounts are based upon certain assumptions and estimates which the Company believes are reasonable. The pro forma results do not necessarily represent results which would have occurred if the business combination had taken place at the date and on the basis assumed above.

3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Trade Accounts Receivable

Trade accounts receivable represent amounts billed but uncollected on both completed and in-progress aircraft repair and maintenance contracts.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The allowance is estimated as a percentage of accounts receivable based on a review of accounts receivable outstanding and the Company's prior history of uncollectible accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line on the straight-line method over the estimated useful lives of the assets. The estimated useful life of computer equipment and software is three years at both our HAT and World Jet subsidiaries; the estimated useful life of all other categories of assets at our HAT subsidiary is five years. World Jet uses estimated useful lives of 3, 5, and 7 years for its other assets. Amortization of leasehold improvements is computed using the shorter of the lease term or the expected useful life of the assets. Maintenance and repairs that neither materially adds to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred.

The Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result form its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolesce, demand, competition, and other economic factors.

Revenue and Cost Recognition

Revenues from fixed-fee contracts or portions of contracts are recognized by employing the percentage-of-completion method, measured by the cost-to-cost method, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. The cumulative catch-up method is used to account for changes in estimates of total revenues, total costs or extent of progress. Each project is considered complete when the subject aircraft departs our facility. Revision in cost and labor hour estimates and recognition of losses, if any, on these contracts are reflected in the accounting period in which the facts become known. During the periods covered by these financial statements, no material prior period revisions were necessary. As of December 31, 2004 there are no material amounts in excess of the agreed contract price that the Company seeks to collect from customers or others for customer-caused delays, errors in specifications or designs, contract termination, change orders in dispute or unapproved as to both scope and price, or other causes of unanticipated additional costs.

The following table shows a breakdown of sales by category that comprise total Net Sales and Cost of Sales for the periods presented:


          Sales Breakdown                      2003           2004
                                            -----------   -----------

          Aircraft Maintenance:

                                Labor       $ 9,092,174   $14,332,802

                                 Parts        3,059,219     2,886,994

          Aircraft Sales/Engines              2,950,000     7,940,943

          Parts Sales                             8,791     4,688,501

          Other Services                        268,168       818,545

          Commissions                                         183,333
                                            -----------   -----------

                      Total Sales           $15,378,352   $30,851,118


          Cost of Sales Breakdown

          Aircraft Maintenance:

                                Labor       $ 7,356,790   $10,861,470

                                 Parts        2,187,163     2,875,375

          Aircraft Sales/Engines              2,800,000     7,005,363

          Parts Sales                             7,326     2,985,070

          Other Services                         87,968       468,148

          Commissions                                 0             0
                                            -----------   -----------

                      Total Cost of Sales   $12,439,247   $24,195,426


                                      F-13


Income (Loss) per share


Basic earnings per share includes no dilution and is computed by dividing net earnings (loss) available to stockholders by the weighted number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the Company's earnings.
During the year ended December 31, 2003 there were no dilutive securities.
Reconciliation of EPS for 2004 and 2003 are as follows:

                                                               For the Year Ended 2004
                                             ----------------------------------------------------------
                                             Income (Numerator)  Shares (Denominator)  Per-Share Amount
                                             ------------------  --------------------  ----------------
Net Income                                       $2,291,286

Basic EPS

Income available to common stockholders          $2,291,286           24,517,259          $   0.09


Warrants                                                                 149,472

Options                                                                  421,297

Diluted EPS

Income available to common stockholders
+ assumed conversions                            $2,291,286           25,088,029          $   0.09



                                                               For the Year Ended 2003
                                             ----------------------------------------------------------
                                             Income (Numerator)  Shares (Denominator)  Per-Share Amount
                                             ------------------  --------------------  ----------------

Net Income                                      ($1,299,248)

Basic EPS

Income available to common stockholders         ($1,299,248)          12,722,685         ($  0.10)


Warrants                                                                  None

Options                                                                   None

Diluted EPS

Income available to common stockholders
+ assumed conversions                        ($1,299,248)             12,722,685         ($  0.10)



                                     Page 58




Calculation of Weighted Average Shares for 2004:

Issues              Shares             Date          Days    Weighted shares
------              ------             ----          ----    ---------------

                  17,480,000        1/01 - 6/01      152        7,259,454

9,600,000         27,080,000        1/06 - 7/01       30        2,219,672


1,400,000         28,480,000        7/01 - 7/07        6          466,885


   55,000         28,535,000        7/07 - 9/03       58        4,521,940


2,115,386         30,650,386        9/03 - 1/01      120       10,049,307
                                                     ---       ----------

                                    TOTALS           366       24,517,258



Calculation of Dilution for 2004


  Warrants/Options under $.52, the   No. of shares   Incremental shares   Date of issue      Days to      Weighted Average
       average price for 2004                            Outstanding                        12/31/2004        Dilution
       ----------------------        -------------       -----------      -------------     ----------        --------

         Warrants @ $.34                720,000.           249,120           5/26/2004          219            149,472

         Options @ $ .17                900,000            605,700           5/13/2004          232            384,993

         Options @ $ .20                100,000            34,600            5/13/2004          232             21,992

         Options @ $ .30                 50,000            21,150            4/28/2004          247             14,312
                                                                                                               -------
                TOTAL DILUTION                                                                                 570,770


                                     Page 59

Calculation of Weighted Average Shares for 2003:

Issues          Shares            Date               Days        Weighted shares
------          ------            ----               ----        ---------------

              10,880,000          1/01 - 6/15                       4,918,356
                                                     165

(250,000)     10,630,000       *  6/15 - 8/25         71            2,067,753


3,440,000     14,070,000       ** 8/25 - 8/26          1               38,548


  250,000     14,320,000          8/26 - 9/11         16              627,726


  100,000     14,420,000          9/11 - 9/26         15              592,603


  260,000     14,680,000           9/26-10/14         18              723,945

1,600,000     16,280,000          10/14-10/23          9              401,425


1,200,000     17,480,000           10/23-1/01         70            3,352,329
                                                     ---           ----------

                                  TOTALS             366           12,722,685


* The 8,100,000 shares that were ordered, by the court, to be returned to Global were deducted from the shares issued and outstanding at January 1, 2003.

** The 250,000 shares that were to be returned under the mediation agreement are deducted as of the date of the agreement.


No separate calculation of Fully Diluted Earnings per Share for 2003 is necessary as there were no outstanding options or warrants at December 31, 2003. Therefore, fully diluted EPS would also be ($.10).

Goodwill
--------

The Company bought 100% of the stock of World Jet. This acquisition of world Jet was recorded as follows:

Assets purchased from World Jet:

         Cash                                       590,356

         Accounts receivable                        983,796

         Inventories                              1,517,461

         Other assets                                47,235

         Customer list                              401,657

         Agreement with vendor                       85,470

         Goodwill                                    38,992
                                                     ------

                                                  3,664,967

Liabilities assumed from World Jet:

         Accounts payable and accrued expenses          870,967

         Loans payable - related parties                744,000
                                                     ----------

                                                      1,614,967
                                                     ----------

         Net purchase price                          $2,050,000


The $38,992 goodwill recorded represents the difference between the price paid of $2,050,000 and the World Jet equity of $2,011,008 at January 1, 2004. The purchase price was payable as follows: $1,250,000 in cash at closing; $300,000 in the form of a note maturing January 27, 2005, with payments of $1,500.00 per month plus interest at 6% per annum, the first payment being due August 27, 2004; and 1,000,000 shares of restricted common stock valued at $0.50 per share for the purposes of this transaction ($500,000). The effective date of this agreement is January 1, 2004. The shares were issued in July 2004. The $597,724 goodwill recorded is expected to be deductible for tax purposes.

The Company evaluates the carrying value of goodwill annually and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its goodwill-carrying amount. Such circumstances could include but are not limited to:

     1.   A significant adverse change in legal factors or in business climate
     2.   Unanticipated competition
     3.   An adverse action or assessment by a regulator

When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to that unit's carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The total of the implied fair value of all of the other assets and liabilities of the unit, based on their fair value, less the total amount assigned to those assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value.

Recently Issued Accounting Pronouncements:

FASB Interpretation 46R "Consolidation of Variable Interest Entities", as revised (FIN 46R), requires that variable interest entities created before December 31, 2003 be consolidated during the first interim period beginning after December 15, 2003. Accordingly, on January 1, 2004, we adopted FIN 46R and the initial application had no impact on our financial statements.

In January, 2004 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 (revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits", an amendment of FASB Statements No. 87, 88, and 106. The Statement revises employers' disclosures about pension plans and other postretirement benefit plans. The statement retains the disclosure requirements contained in FASB Statement No. 132, which it replaces, and requires additional annual disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. Statement No. 132R requires us to provide disclosures in interim periods for pensions and other postretirement benefits. We adopted Statement No. 132R in the quarter ended March 31, 2004.

In May 2004, the Financial Accounting Standards Board issued a staff position, FSP 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003". FSP 106-2 provides guidance on accounting for the effects of the Medicare Prescription Drug Improvement Act of 2003 for employers that sponsor postretirement healthcare plans that provide prescription drug benefits. We adopted FSP 106-2 in our third quarter beginning on July 1, 2004 and the initial application had no impact on our financial statements.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs an amendment of ARB No. 43, Chapter 4." This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The initial application of SFAS No. 151 will have no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The initial application of SFAS No. 152 will have no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.

                            Stock-Based Compensation
                            ------------------------

As permitted under the Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net income and EPS disclosures for employee stock option grants are also included in the notes to the financial statements as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method.

4. SEGMENT INFORMATION

The company has divided its operations into the following reportable segments:
Aircraft maintenance, repair, and overhaul; Aircraft Brokerage; and Part sales. Each segment represents distinct product lines, marketing, and management of its business. Limited other services for each company, which represent a small percentage of income, have been shown in the aggregate.

The reporting segments follow the same accounting policies used for the Company's consolidated financial statements and described in the summary of significant accounting policies.

Selected information by business segment is presented in the following tables for the years ended December 31, 2003 and December 31, 2004.

                                           2003              2004
                                           ----              ----
                                        ($millions)      ($millions)
Segment sales:
   Aircraft maintenance                    12.151           17.220
   Aircraft brokerage                       2.950            7.941
   Part sales                                .009            6.546
   Other                                     .268            1.002

Sub Total                                  15.378           32.709

Elimination of intersegment sales                           -1.858

Total consolidated sales                   15.378           30.851


Operating income:
   Aircraft maintenance                     2.557            3.270
   Aircraft brokerage                        .150             .936
   Part sales                                .002            1.703
   Other                                     .180             .534

   Sub total                                2.889            6.443

   Selling, general, administrative                -3.727          -4.827
   expense
   Penalties                                        -.132           -.296
   Other, net                                       -.329            .971

Consolidated earnings before taxes                 -1.299           2.291

* Other category includes .953 in commissions that were agreed to as the result of moving all aircraft brokerage from our HAT subsidiary to the parent company, Global on January 1, 2005.

                                               2003         2004
                                                ($)          ($)
                                             ---------    ---------
Depreciation and amortization by segment:
   Aircraft maintenance                         96,212      248,910
   Aircraft brokerage
   Part sales

   Corporate                                    15,692       77,056
Total                                          111,904      325,966


Net asset values:
   Aircraft maintenance                      2,434,352    6,633,504
   Aircraft brokerage
   Part sales                                             2,099,485

   Corporate                                   811,429    3,025,023
Total                                        3,245,781   11,758,012


Capital expenditures:
   Aircraft maintenance                        168,517    1,080,173
   Aircraft brokerage
   Part sales

   Corporate                                       570      338,439
Total                                          169,087    1,418,612


All of the Company's facilities and assets are located in the United States. The Company sells and ships to several foreign countries. Geographic information regarding sales to foreign countries is presented in the following table:

                                    Three Months     Three Months
                                       Ended            ended
                                   March 31, 2004   March 31, 2005
                                   --------------   --------------
                    Mexico           $   15,000      $  640,176
                    Peru                  8,400
                    United Kingdom       24,825          14,225
                    Ecuador           1,464,781
                    Germany               9,200          18,750
                    UAE                   4,500       1,700,000
                    Canada                  150
                    Italy                18,920          33,394
                    Australia            17,427           1,700
                    Guam              1,452,733
                    Venezuela            23,532
                    Columbia                              4,500
                    Pakistan                            529,816
                    Ireland                             155,027
                    Brazil                                5,100

                    TOTALS           $3,039,468      $3,102,688

5. INVENTORY


Inventories consisted of the following:


                                           2003         2004
                                        ----------   ----------
                 Maintenance Hardware   $  145,794   $  991,206
                 Parts for Resale          425,000    2,011,269
                 Aircraft & Engine               0      514,774
                                        ----------   ----------

                                        $  570,794   $3,507,249


The $425,000 Parts for Resale-2003 (previously rotable parts) was reclassified in 2004. $212,500 was written off during 2004 as a write down of inventory value and the balance of $212,500 was reclassified as a non-current asset (Assets held for sale).


6. PROPERTY AND EQUIPMENT

                                                2003         2004
                                             ----------   ----------

                        Gross Asset Values

           Land and improvements             $   25,094   $   25,094

           Buildings and improvements           123,313      183,866

           Vehicles                              45,040       73,328

           Machinery and equipment              456,912    1,568,847

           Computer Equipment                         0      289,561

           Other Office Equipment                 1,915       50,805
                                             ----------   ----------

                                                652,224    2,191,501

           Less accumulated depreciation        119,886      559,367
                                             ----------   ----------


             Property and equipment, Net     $  532,388   $1,632,134
                                             ==========   ==========


During 2003 and 2004 depreciation expense was $111,904 and $325,966.


7. SHAREHOLDERS' EQUITY

Common Stock

In 1996, the Company's articles of incorporation were amended, making several changes affecting common stock. A reverse-stock split was approved, whereby each 100 shares of original common stock were exchanged into one share of common stock. This action reduced the outstanding common shares from 3,200,000 to 320,000. The number of authorized common shares was increased after the reverse split from 32,000,000 to 50,000,000. In addition, the amount of authorized preferred stock was changed to 5,000,000 shares. As a result of the re-domiciliation to Nevada, statutory par value of $.001 for both common and preferred stock was established.

As discussed in Note 1, the Company went through two acquisitions during the quarter ended June 30, 2002. Under the terms of these mergers, the Company issued 3,000,000 common shares to the stockholders of Johnstone Softmachine Corporation and 12,500,000 shares to the stockholders of Hamilton Aerospace Technologies, Inc. The issuance of these shares is reflected in the accompanying financial statements.

On July 21, 2003 the Directors of the Company took the following actions by Unanimous Consent of the Board of Directors in lieu of Special Meeting:

The 8,100,000 shares held by OMAC, 1,500,0000 shares held by Seajay Holdings, LLC and 1,500,000 shares held by Joane Corporation were declared void due to failure of consideration for the issuance of such shares. Further the proper officers of the Corporation were authorized and directed to take all action necessary to cause the certificate representing the 8,100,000 shares of common stock held by OMAC to be returned to the Corporation for cancellation in accordance with the terms of the Judgment, discussed in Note 7 below, as entered by the Superior Court of Maricopa County Arizona. The proper officers of the Company were authorized and directed in accordance with said Judgment to open an escrow account and to fund such account in the amount of $400,535.14 within 90 days of the return and cancellation of the OMAC certificate. Further the certificate of Joane Corporation, representing 1,500,000 shares of common stock, shall be canceled. The shares represented by such certificate shall revert to authorized and unissued shares of the Company's capital stock. Further, the proper officers of the Corporation were authorized and directed to take such action as necessary to cause the certificate held by Seajay Holdings, LLC to be returned to the Company for cancellation.

The Board of Directors determined that it would be in the best interest of the Company to enter into employment agreements with its executive officers, Ian Herman and John B. Sawyer. Included in the terms of each employment agreement is a grant of 2,500,000 shares of common stock each to Messrs. Herman and Sawyer. The shares are subject to vesting. The employment agreements were approved by owners of the majority of the outstanding shares of the Company's common stock as of July 29, 2003. Details of these employment agreements can be found in Form 8-K filed September 11, 2003.

On October 15, 2003, the Company was notified that an agreement between LogiCapital Corporation and Perugia Design Corporation, a company controlled by a family member of one of the Company's Directors, had been reached. This agreement calls for the sale of 2,000,000 shares of the 3,000,000 shares held by LogiCapital, discussed earlier. The stock was transferred in 2004.

On May 26, 2004, the Company entered into a private placement agreement with Barron Partners, LP. Under the terms of the private placement, Barron Partners purchased restricted 9,600,000 shares of common stock at a price of $.34 per share, and for each share purchased received .75 warrants to purchase an additional share at $.68 per share plus .75 warrants to purchase an additional share at $1.36 per share. If all of the warrants are exercised at their full purchase price, Barron Partners will acquire a total of 24,000,000 shares of the Company's common stock in exchange for a total of $17,952,000 in equity funding.

On May 26, 2004, the Company agreed to issue 720,000 warrants to J G Capital, Inc. to purchase one share for each warrant at a price of $.34 per share plus 540,000 warrants to purchase one share for each warrant at a price of $.68 per share plus 540,000 warrants to purchase one share for each warrant at a price of $1.36 per share in consideration for professional services rendered in securing the private placement discussed above.

On July 15, 2004, the Company finalized an agreement to buy 100 percent of the common stock of World Jet Corporation, a privately held aircraft parts, sales and brokerage company for $1.55 million in cash and notes and 1,000,000 shares of restricted common stock valued at $.50 per share for the purposes of this transaction. The effective date of this agreement is January 1, 2004. The shares of stock were issued in July 2004.

On July 29, 2004 the Board of Directors of the Company elected to fully vest the 2,000,000 incentive shares that resulted under the Employment Agreements with Messrs. Herman and Sawyer, discussed earlier, that were entered into on July 21, 2003.

On September 3, 2004, pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, in exchange for One Million One Hundred Thousand Dollars ($1,100,000.00) the Company sold 2,115,386 shares of the Company's common stock (purchase price of $0.52), class A warrants to purchase 1,057,693 shares of the Company's common stock (exercise price of $1.00 per share), and Class B warrants to purchase 1,057,693 shares of the Company's common stock (exercise price of $1.36 per share).The Company also issued the following warrants as part of the commissions paid in connection with the above offering: (i) warrants to purchase 158,654 shares of the Company's common stock at an exercise price of $0.52 per share;
(ii) warrants to purchase 79,327 shares of the Company's common stock at an exercise price of $1.00 per share; (iii) warrants to purchase 79,327 shares of the Company's common stock at an exercise price of $1.36 per share.

On October 26, 2004, the Company held its 2003 annual meeting. The stockholders voted to increase the authorized shares of common stock from 50,000,000 to 100,000,000. The Stockholders also ratified an amendment to the Company's Certificate of Incorporation to change the corporate name from Renegade Venture (Nev.) Corporation to Global Aircraft Solutions,


                                  Stock Options

During 1996, the Company's shareholders approved the 1994 Compensatory Stock Option Plan. The plan provides for options to purchase up to 2,000,000 shares of common stock, after the reverse stock split discussed above. The options give the right to purchase common stock at "fair market value", as determined by the board of Directors, at the date of issuance for a period of up to five (5) years.

During the 1996, the Company's shareholders also approved the 1994 Employee Stock Compensation Plan. This plan allows for up to 1,000,000 shares of common stock, after the reverse stock split discussed above, to be issued to key employees, officers, directors, and certain other persons affiliated with the Company, as compensation. As part of the 1997 re-domiciliation to Nevada, the 1994 plans described above were adopted and renamed the 1997 Compensatory Stock Option Plan and the 1997 Employee Stock Compensation Plan by the Nevada Corporation. Under the terms of both of these plans, the Company is not permitted to issue options from these plans after April 15, 2004.

During the quarter ended June 30, 2002, the Company's directors approved the 2002 Compensatory Stock Option Plan. The plan provides for options to purchase up to 3,000,000 shares of common stock. The options give the right to purchase common stock at "fair market value", as determined by the Board of Directors, at the date of issuance for a period of up to ten (10) years. Under the terms of the plan, the Company is not permitted to issue options from the 2002 Compensatory Plan after April 14, 2012. The plan was filed on October 3, 2003.

On May 5, 1999, the Company issued 1,000,000 stock options to two directors under the 1997 Compensatory Stock Option plan. These options had a three (3) year term and an exercise price of $.05 per share. These options were exercised on April 30, 2002, resulting in total proceeds to the Company of $50,000. Subsequently, these two directors resigned and were replaced on the Board after the reverse merger with Hamilton Aerospace.

On May 3, 2002, the Company also granted and issued 1,000,000 shares of common stock to various directors, employees, and consultants of the Company under the 1997 Employee Stock Compensation Plan. The Company recorded an expense of $330,000 for the quarter ended June 30, 2002 as a result of this grant, which is included in selling, general and administrative expenses on the Company's 2002 statement of operations.

On May 31, 2002, the Company granted and issued 650,000 common shares to an employee and consultants in exchange for options granted on May 3 2002, under the 1997 Compensatory Stock Option Plan for additional services that were rendered. The Company has recorded an expense of $650,000 for the quarter ended June 30, 2002 as a result of this grant, which is included in selling, general and administrative expenses on the Company's 2002 statement of operations.

On May 31, 2002, the company also granted 400,000 restricted common shares under the 2002 Compensatory Stock Option Plan to John B. Sawyer, a director and Chief Operating Officer of the Company for services rendered during the quarter ended June 30, 2002. The company recognized an expense of $400,000 (the value of the shares at measurement date) for the quarter ended June 30, 2002 as a result of this grant, which is included in selling, general and administrative expenses on the 2002 statement of operations.

Prior to June 30, 2002, 330,000 of the shares previously granted to consultants for services rendered were returned to the Company to reflect a $99,000 adjustment to the value of the services performed.

On November 15, 2002, The Board cancelled 1,180,000 of unexercised options issued under the 2002 Compensatory Stock Option Plan. The options were exercisable by their terms only during the respective optionee's employment or other service with the Company, or during a 30-day grace period following termination without cause of such employment or other service.

On November 14, 2002, the Company granted 150,000 shares of common stock to an outside consultant of the Company under the 1997 Compensatory Stock Option Plan. The Company values the services received at $25,000 and recorded an expense in that amount for the quarter ended December 31, 2002. This expense is included in selling, general and administrative expenses on the Company's 2002 statement of operations

On December 5, 2002, the Board agreed to grant options to key management personnel of HAT in the amount of 240,000 shares under the 2002 Compensatory Stock Option Plan. Options will be restricted for one year. Due to the loss of one of the key management people, during the restriction period, 60,000 shares were never issued. The expenses for these shares of $54,000 (the value of the shares at measurement date) was recorded on a monthly basis (1/12 each month) and included in selling, general and administrative expenses for the appropriate periods.

On March 6, 2003, the Directors of the Company granted and issued 20,000 shares of common stock under the 1997 Compensatory Stock Option Plan to an outside consultant for services rendered to the Company which the Directors valued at $6,000. This expense is included in selling, general and administrative expenses on the accompany statement of operations.

On March 6, 2003, the Directors of the Company granted and issued 30,000 shares of common stock under the 2003 Employee Stock Compensation Plan to an outside consultant for services rendered to the Company which the Directors valued at $9,000. This expense is included in selling, general and administrative expenses on the accompany statement of operations.

On August 26,2003, the Directors of the Company granted and issued 150,000 shares of common stock under the 2002 Compensatory Stock Option Plan to an outside consultant for services rendered to the Company which the Directors valued at $45,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On August 26,2003, the Directors of the Company granted and issued 100,000 shares of common stock to outside consultants to the Company under the 2002 Compensatory Stock Option Plan. The Company valued these services at $20,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On September 11,2003, the Directors of the Company granted and issued 100,000 shares of common stock to outside consultants to the Company under the 2002 Compensatory Stock Option Plan. The Company valued these services at $20,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On September 26,2003 the Directors of the Company granted and issued 260,000 shares of common stock to outside consultants for services rendered to the Company under the 2002 Compensatory Stock Option Plan. The Company valued these services at $52,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On October 3, 2003, the Company filed The 2002 Compensatory Stock Option Plan registering 3,000,000 shares of common stock ($.001 par value) at a proposed maximum offering price of $0.20 per share.

On October 6, 2003, the Company filed The 2003 Employee Stock Compensation Plan registering 5,000,000 shares of common stock ($.001 par value) at a proposed maximum offering price of $.20 per share.

On October 7, 2003, the Company awarded 500,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for legal services and 1,100,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for consultant services. The Board of Directors determined that the fair value of these services was $288,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On October 15, 2003, the Company awarded 1,200,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for consultant services to be rendered over a three-year period. The Board of Directors determined that the fair value of these services was $216,000. The resulting prepaid expense is being expensed on a monthly basis during the three-year term of the contract and is included in selling, general and administrative expense on the accompanying statement of operation.

On May 13, 2004, the Company's Board of Directors granted 900,000 compensatory stock options under the 2002 Compensatory Stock Option Plan at an option price of $0.17 per share. The value at measurement date for theses shares was $.23 and an expense for the $.06 increment, ($54,000), has been included basis in selling, general and administrative expense on the accompanying statement of operation.

On July 29, 2004, the Company's board of Directors awarded options to purchase 50,000 shares each to 2 new Directors as incentive compensation under the 2003 Employee Stock Compensation Plan. The option price is $0.20 per share, as the Company valued these services at $100,000. The value at measurement date for theses shares was $.23 and an expense for the $.03 increment, ($3,000), has been included basis in selling, general and administrative expense on the accompanying statement of operation.

During the third quarter of 2004, the Company finalized an agreement to award 400,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for professional services to be provided over a two-year period. The effective date of this transaction was May 13, 2004. The Board of Directors determined that the fair value of these shares on the date of grant was $92,000. The resulting prepaid expense is being expensed on a monthly basis during the two-year term of the contract. and is included in selling, general and administrative expense on the accompanying statement of operation.

On July 12, 2004 the Company's Board of Directors approved granting of 330,000 shares of stock to key employees under the 2002 Compensatory Stock Option Plan in conjunction with various employment agreements. The shares will vest after two years according to the terms of the employee agreements. A monthly expense is being charged to selling, general and administrative expense over the two-year period at the rate of 1/24 of $198,000 and is included in selling, general and administrative expense on the accompanying statement of operation.

                     Share value   Vesting Date
                              on
                     Measurement
                            Date
   Common Shares                                   30,650,386
      Issued and
     Outstanding

     Unconverted
Warrants Issued:
         @ $0.34             .50                      720,000
         @ $0.68             .50                    7,740,000
         @ $1.36             .50                    7,740,000
         @ $0.52             .65                      158,654
         @ $1.00             .65                    1,137,020
         @ $1.36             .65                    1,137,020

        Subtotal                                   18,632,694

 Options Issued:
         @ $0.17             .23                      900,000
         @ $0.20             .23                      100,000
         @ $0.30             .30                       50,000   Exercised 1st
                                                                   Qtr 2005
        Subtotal                                    1,050,000

 Awards of stock
   pending under
      employment
       contracts
                             .60     07/23/2006        30,000
                             .60     07/30/2006       300,000

        Subtotal                                      330,000

           Total                                   50,663,080

                SUMMARY OF EQUITY COMPENSATION STOCK-OPTION PLANS


                                        TOTAL SHARES      ISSUED       AVAILABLE
              PLAN NAME

2002 Compensatory Stock Option Plan       3,000,000      2,525,000       475,000

2003 Employee Stock Compensation Plan     5,000,000      3,330,000     1,670,000


Pro-forma Stock-based Compensation Disclosure

The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." but applies accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its plans. Stock issued under plans to employees was issued at the value of the stock at the measurement date. All options issued were immediately exercisable. Until 2004, options issued were immediately exercised. During 2004, those options issued to employees that were not immediately exercised are summarized below:

                                                 2004
                          ---------------------------------------------------
                                  Weighted Average
                                   Exercise Price
                          ---------------------------------------------------
Options outstanding at    None
beginning of year

Granted during year       900,000      $0.17        Exercisable on grant date

Exercised during year     None         $0.17

Forfeited during year     None

Outstanding at            900,000      $0.17        Exercisable on grant date
12/31/2004

Options exercisable at    900,000      $0.17
year-end


These options were issued at $0.06 below the share price on the measurement date. Expense in the amount of $54,000 has been included in selling, general and administrative expenses for 2004 in the accompanying statement of operations. Because the options were immediately available the intrinsic value and the fair value of the options is calculated at the same $.23 per share.

A summary of the Company's stock option plans as of December 31, 2004 and changes during the year is presented below:

                                                  2004
                          ----------------------------------------------------
                                  Weighted Average
                                   Exercise Price
                          ----------------------------------------------------
Options outstanding at    None
beginning of year

Granted during year       1,105,000    $0.186       Exercisable on grant date

Exercised during year     55,000       $0.32

Forfeited during year     None

Outstanding at            1,050,000    $0.179       Exercisable on grant date
12/31/2004

Options exercisable at    1,050,000    $0.179
year-end

Weighted average fair     $0.238
value of options
granted during the year


8. SHARES SUBJECT TO MANDATORY REDEMPTION

On June 18, 2003, the Company obtained a judgment in the Superior Court of Maricopa County, Arizona directing the return of a certificate of 8,100,0000 shares of common stock. Under the judgment the Company upon obtaining and canceling the stock certificate will pay into escrow $400,535.14, the consideration originally received by the Company for the shares. The accompanying financial statements reflect this judgment and the resulting liability. The $400,535.14 was received by the Company as part of the equity investment by Barron Partner's, LP on or about May 31, 2004. This money was deposited into an escrow account as required and the funds were released to United Pay Phone Owners, LLP ("UPO") upon court order during the 4th quarter of 2004.

9. COMMITMENTS AND CONTINGENCIES

In June 2003, the Company reached a mediated agreement with a former director, Ronald Clark, wherein Mr. Clark was paid a monetary settlement of $350,000; $100,000 in cash and a $250,000 secured promissory note in exchange for the return by Mr. Clark to the Company of 250,000 shares of common stock and the divestiture of options to receive 1,250,000 shares of common stock of the Company. The cash of $100,000.00 was paid and the $250,000.00 promissory note was paid in full by July 2, 2004. On March 18, 2004, the Company received the certificates for 250,000 shares of common stock that were covered by the Ronald Clark mediated agreement. Additionally the Company received a bill of sale for the consignment inventory that was purchased and paid off during the 3rd Qtr of 2003.

On March 1, 2003, Hamilton Aerospace and the Company signed a secured promissory note with American Capital Ventures, L.L.C. as the lender. The principal amount of the note was $675,000. Interest was payable in monthly installments at the rate of l.25% per month, payments beginning April 1,2003. The entire unpaid Principal and any accumulated, accrued or unpaid interest thereon are due and payable on September 1, 2003. Only $300,000 was ever received by HAT and a new agreement adds interest and fees to a restated principal balance of $354,375. The new agreement specifies quarterly interest payments at a rate of 15% interest per annum. The original loan represented the first installment of a bridge loan of up to $2 million.

On March 26, 2004, the agreement with American Capital Ventures, LLC was further amended. The agreement calls for the repayment of $354,375 at an interest rate of 1.5% per month on the unpaid balance. The amended agreement calls for principle payments for half of the unpaid balance and a final payment of $176,146.87. The entire amount of the loan plus interest and fees totaling $356,146.87 was paid in full as of July 30, 2004. This agreement was closed on July 30, 2004 and no further borrowings will take place under this agreement.

Global signed a note with Universal Lease and Finance Corporation on September 3, 2003. This note provided funds to refurbish the small hangar. This note was in the amount of $100,000 and was to be paid by 12 monthly payments of $9,834, which includes interest at 18%. The entire balance was due on August 1, 2004. On December 17, 2003, HAT signed a note with Universal Lease and Finance Corporation for a short-term loan of $237,000, which bore interest at 3% per week and had a maturity date of January 17, 2004. The loan agreements referenced were paid off during 2004.

10. DUE TO FACTOR

As of December 31, 2004, the Company's World Jet subsidiary had placed invoices belonging to various customers, in full recourse financing. The debt is secured by the company's accounts receivable due from customers and bears interest at a rate as high as 37.5% per annum. At December 31, 2004, open invoices had accumulated interest at a rate of 32% per annum. The total amount of invoices placed is $755,514.05 on which the factor advanced $604,411.24. At December 31, 2004, the customers had made payments totaling $119,577.00; leaving a balance due to the factor of $635,937.05 payable by customers. No interest is being charged to customers. Interest due to the factor as of December 31, 2004 was $16,999.07. Interest is charged on the total face value of invoices placed less the payments made.

All of HATS factoring activity for 2002 & 2003 has been paid and cleared.

11. RELATED PARTY TRANSACTIONS

Hamilton Aviation, Inc.

On April 15, 2002, Hamilton Aerospace entered into a Sale of Assets Agreement with Hamilton Aviation, a privately held Arizona corporation. The agreement contemplated the purchase by Hamilton Aerospace of substantially all of Hamilton Aviation's equipment and inventory used in its aircraft maintenance, repair and modification services business. Under the terms of this agreement, the closing date was to be not later than July 15, 2002.

Also on April 15, 2002, Hamilton Aerospace entered into a Lease/Purchase Agreement with Hamilton Aviation for the same assets that were included in the Sale of Assets Agreement. Under the Lease/ Purchase Agreement, these assets would be leased for a term of three (3) years or until the Sale of Assets Agreement closed, at which time, all asserts would transfer to Hamilton Aviation. The Lease / Purchase Agreement provided for payments in the amount of $8,000 per month to Hamilton Aviation through April 15, 2005. Provided that the Sale of Assets Agreement did not close by the expiration of Lease /Purchase Agreement, title of all assets covered under the Lease / Purchase Agreement would pass from Hamilton Aviation to Hamilton Aerospace upon expiration of the Lease/Purchase Agreement.

On May 9, 2002, Hamilton Aviation filed for protection under Chapter 11 of the United States Bankruptcy Code. Since that time the Sale of Assets Agreement between Hamilton Aviation and Hamilton Aerospace lapsed and accordingly, the Company continued to operate under the Lease/Purchase Agreement. Accordingly, the Company entered into negotiations with the trustee for Hamilton Aviation to re-negotiate the terms of the Lease/Purchase Agreement so as to convert it to an operating lease. A new month-to-month lease was negotiated with payments of $8000 per month.

On February 10, 2003, the judge presiding over the Chapter 11 Bankruptcy of Hamilton Aviation approved a Sale of Assets Agreement between Hamilton Aviation and HAT. The agreement was for a purchase price of $1.5 million, with a down payment in the amount of $300,000. The balance was payable monthly at 6-1/2% interest. Because the original agreement to purchase Hamilton Aviation were negotiated prior to Hamilton Aviation's petition for bankruptcy, HAT elected to renegotiate a new agreement that better reflected the scope of the current transaction in light of the current market. The new agreement covers sale of a portion of Hamilton Aviation's physical assets and has a reduced payoff clause, which states that $1 million will be considered full payment, providing HAT satisfies said agreement according to its terms. At December 31, 2003 negotiations on the new agreement were ongoing.

During the quarter ended March 31, 2004, the agreement with Hamilton Aviation was renegotiated. The liabilities, which were accrued during the period HAT was operating under, pending approval of the transaction, were not required to be paid. The over accrued liabilities, $88,000 in total, were recognized as a gain during the period ended June 30, 2004.

On May 6, 2004, ("the Entry Date"), the presiding judge in the Hamilton Aviation bankruptcy case issued an Order Approving Settlement Agreement relating to the agreement reached between Hamilton Aviation, Inc. and HAT for the purchase of certain of Aviations physical assets. The agreement calls for a down payment of $100,000, $73,365.75 of which had already been paid, and monthly payments of $15,000 plus interest at 6% per annum. An additional lump sum payment is to be made by HAT within 60 days of the Entry date plus $50,000 shall be paid on or before each annual anniversary of the Entry Date. The agreement has a reduced payoff provision stipulating that if all payments have been made in a timely manner by the fifth anniversary date of the entry date $1,000,000 will be considered as payment in full, otherwise the amount is to be $1,500,000. The agreement calls for a five year entry date anniversary profit payment equal to one-half of HAT's net profits in excess of 12%, but limited so as to provide no more than a total of all payments due of $1,500,000 plus interest over the five-year term of the agreement. The Company recorded the cost of the assets at $,1500,000 reflecting the total liability under the agreement.

Under the agreement HAT agreed to purchase certain assets and leasehold interests from Hamilton Aviation, Inc., a company in Chapter 11 reorganization that formerly occupied the facilities now occupied by HAT. The Bankruptcy Court approved the purchase as part of the reorganization plan. The purchase includes all the ramp equipment, special tooling, office furnishings and equipment, including phone and computer systems necessary to perform the functions required to operate the FAA-approved aircraft repair station. These assets are located in the HAT facility and are being used daily in HAT's operations. More specifically, the equipment and tooling includes:

o Ground equipment consisting of stands, compressors, jacks, tugs, power and hydraulic equipment, etc.

o Special tools appropriate to the specific type of aircraft applied for on the FAA Air Agency application, including engine slings, jack pads, hand tools, special fittings, etc.

o Computer hardware and software relevant to the inventory purchased and repair logistics management

o Machinery including drill presses, lathes, shears, brakes, presses and other machine shop equipment.

o General tools used in repair, maintenance and modification of any commercial aircraft.

The purchase agreement also includes certain intellectual property assets from Hamilton Aviation as well as the estate of Gordon B. Hamilton (deceased), including all uses of the name "Hamilton," "Hamilton Aviation," "Gordon B. Hamilton," "Gordon D. Hamilton," "Hamilton Brothers," and "Hamilton Aeronautics." The final terms of this purchase agreement was established on May 6, 2004 by the presiding judge in the Hamilton Aviation bankruptcy case.

On July 8, 2004, the Estate Administrator, on behalf of Hamilton Aviation, Inc., accepted an offer made by HAT calling for satisfaction of all of its obligations under the May 6, 2004 Settlement Agreement by payment of a lump sum of $750,000 on or before September 6, 2004. HAT made this final lump sum payment to Hamilton Aviation by the September 6, 2004 settlement date. The acceptance of this payment as full and final settlement by the estate administrator and its subsequent payment by HAT resulted in a gain due to the over-accrued liabilities that were based on the ceiling price under the contract of $1,500,000. This gain was recognized in the third quarter of 2004.

12. CONTRACTS IN PROGRESS

At December 31, 2004, costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:

                                              2003           2004
                                          -----------    -----------


Costs incurred on uncompleted contracts   $   152,225    $ 1,161,109

Profit earned to date                         193,741        412,938
                                          -----------    -----------

                                          $   345,966    $ 1,574,047

   Less: Billings to date                    (719,000)    (2,855,203)
                                          -----------    -----------

                                          ($  373,034)   ($1,281,156)

Included in the accompanying balance sheet at December 31, 2003 and 2004 under the following caption:

Billings in excess of costs and estimated earnings on uncompleted contracts

                                          2003           2004
                                      -----------    -----------

Billings in excess from above         $   373,034    $ 1,281,156

Time and material earnings unbilled       (49,348)      (314,918)
                                      -----------    -----------


Net                                   $   323,686    $   966,238
                                      ===========    ===========


Billings in excess are the result of amounts due from customers under contractual terms, which can be, in some cases, in advance of actual work performed.

13. TRADE ACCOUNTS RECEIVABLE

As of December 31, 2003 and December 31, 2004, trade accounts receivable consist of the following:

                                                   2003         2004
                                                ----------   ----------

        Contracts in progress                   $  487,390   $1,961,319

        Completed contracts                      1,136,043    2,858,045
                                                ----------   ----------

                                                $1,623,433   $4,819,364


        Less: allowance for doubtful accounts       10,488       53,149
                                                ----------   ----------

                                                $1,612,945   $4,766,215
                                                ==========   ==========


14. INCOME TAXES

The Company had no current State or Federal income tax expense for the years ended December 31, 2003 and December 31, 2004.

                                                            2003         2004
                                                         ---------    ---------
Federal income tax expense (benefit) at statutory
  rate (34%)                                             $(442,000)   $ 855,000


State income tax expense (benefit) net of federal
  tax effect                                               (42,000)      81,000
Benefit of new operating loss carryover                                 936,000
Deferred income tax valuation allowance                    484,000
                                                         ---------    ---------

Net income tax expense                                   $       0    $       0

Deferred tax assets and liabilities are determined based on the difference between currently enacted tax rates. Deferred tax expense or benefit is the result of the changes in deferred tax assets and liabilities.

Deferred income taxes arise principally from the temporary differences between financial statement and income tax recognition of net operating losses.

The components of deferred taxes at December 31, 2003 and December 31, 2004 in the accompanying balance sheet is summarized below:

                                                     2003               2004
                                                  ----------         ----------

Net operating loss carry                           1,400,000            370,000
forward

   Less valuation allowance                       (1,400,000)          (370,000)
                                                  ----------         ----------

Deferred tax asset - net
                                                  ----------         ----------

At December 31, 2004, the Company has approximately $1,000,000 of unused Federal net operating loss carry forwards, which expires in the year 2020.

15. CONCENTRATION OF REVENUES

The Company had four customers who accounted for 59% of sales during the year ended December 31, 2003. The Company had four customers who accounted for 55% of sales during the year ended December 31, 2004. One customer accounted for 25% of the Company's accounts receivable at December 31, 2004. The broadening of our customer base will spread the risk associated with a potential failure of a significant customer. Efforts are continually being made to broaden our customer base and we expect to further reduce this risk in 2005. While the relative significance of customers varies period to period, the loss of, or significant curtailments of purchase of our services by, one or more or our significant customers at any time could adversely affect our revenue and cash flow. The top four customers reference above for 2003 & 2004 are listed in the table below:


2003-Top Four Customers   2003- % Of Revenues   2004-Top Four Customers      2004- % Of Revenues
-----------------------   -------------------   -----------------------      -------------------
Customer A                       22                   Customer E                     21

Customer B                       17                   Customer F                     13

Customer C                       11                   Customer C                     11

Customer D                        9                   Customer A                     10

  Top Four-2003 Total %          59                     Top Four-2004 Total %        55


16. GAIN ON RENEGOTIATION OF CONTRACTS

During the quarter ended March 31, 2004, an agreement between the Company and Hamilton Aviation was negotiated that eliminated an accrued liability for rental payments resulting in a gain of $88,000. During the first and second quarters of 2004 our World Jet, subsidiary successfully negotiated with creditors reductions in some liabilities which resulted in gains totaling $449,338.

On July 8, 2004, the Estate Administrator, on behalf of Hamilton Aviation, Inc., accepted an offer by HAT calling for satisfaction of all of its obligations under the May 6, 2004 Settlement Agreement by payment of a lump sum of $750,000 on or before September 6, 2004. HAT made this final lump sum payment and the resulting elimination of accrued liabilities resulted in a gain of $607,194 recorded during the quarter ended September 30, 2004.

Summarized below are the $ amounts recognized on renegotiation of contracts by quarter and by operating unit:

                      Global
Quarter Ended:       Aircraft   Hamilton Aerospace     World Jet    Consolidated
-------------------  --------   ------------------     ---------    ------------
March 31, 2004                       $ 88,000          $224,654      $  312,654
June 30, 2004                                          $224,654      $  224,654
September 30, 2004                   $607,194                        $  607,194
December 31, 2004                                                    $      -0-
    Totals for Year  $   -0-         $695,194          $449,308      $1,144,502


17. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company had incurred losses since acquiring Hamilton Aerospace in May of 2002 through December of 2003. Since HAT is now profitable, Global can, if necessary, meet its financial requirements internally. Management is also interested in securing additional funding for the purpose of certain productivity-improving or synergistic acquisitions and other asset-based business opportunities. The company requires and is currently pursuing additional capital for growth and strategic plan implementation. The company has filed a registration statement with the United States Securities and Exchange Commission in pursuit of meeting these requirements.

18. SUBSEQUENT EVENTS

During the first quarter of 2005, the Tucson Airport Authority issued a Press Release stating that they were granting a new lease to the Company for its HAT facility. The TAA board of directors approved a one-year lease, with two one-year options, with Hamilton Aerospace.

In February of 2005 HAT received funding on a closed and finalized Loan and Security agreement with M&I Marshall & Ilsley Bank in the amount of 750,0000 secured by a first priority lien on HAT's accounts receivable and all other assets. The term of the Loan is 3 years with an interest rate of 6.75% per annum. The Loan is payable in monthly installments of $23,072.19 with a maturity date of January 31, 2008. See Form 8-K filed February 8, 2005.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                         Global Aircraft Solutions, Inc.
                                    formerly,
                       Renegade Venture (NEV.) Corporation
                        CONSOLIDATED FINANCIAL STATEMENTS
                       December 31, 2004 and June 30, 2005








                                TABLE OF CONTENTS



INDEPENDENT AUDITOR'S REPORT                                       F-31

CONSOLIDATED BALANCE SHEETS                                        F-32 & F-33

CONSOLIDATED STATEMENT OF OPERATIONS                               F-34

CONSOLOIDATE STATEMENT OF CHANGE IN STOCKHOLDER'S EQUITY           F-35 & F-36

CONSOLIDATED STATEMENT OF CASH FLOWS                               F-37 & F-38

NOTES TO FINANCIAL STATEMENTS                                      F-39 - F-53

                           Larry O'Donnell, CPA, P.C.
                         2228 South Fraser Street Unit I
                             Aurora, Colorado 80014

                             Telephone(303) 745-4545

                               Fax (303) 369-9384




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Global Aircraft Solutions, Inc.

I have reviewed the accompanying condensed consolidated balance sheet of Global Aircraft Solutions, Inc. as of March 31, 2005, the related condensed consolidated statements of operations, changes in stockholders' equity and cash flows for the three-month period ended March 31, 2005 and 2004. These interim condensed consolidated financial statements are the responsibility of the Company's management.

I conducted my reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying interim condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.



Larry O'Donnell,CPA, P.C.
May 12, 2005

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                      Condensed Consolidated Balance Sheet
                       December 31, 2004 and June 30, 2005


                                     ASSETS
                                                         2004           2005
                                                      (audited)      (unaudited)
                                                     -----------     -----------
CURRENT ASSETS
Cash and cash equivalents                            $   549,904     $   140,359
Accounts receivable                                    4,766,215       4,932,485
Note receivable                                          175,642         224,161
Costs and estimated earnings on uncompleted
contracts in                                                             337,388
excess of billings
Inventory                                              3,507,249       1,131,923
Other current assets                                     380,932         876,778
                                                     -----------     -----------

  TOTAL CURRENT ASSETS                               $ 9,379,942     $ 7,643,094

Property, plant and equipment                          1,632,134       1,468,301
Investment                                                25,000          25,000
Customer list, net                                       267,771         200,828
Agreement with vendor, net                                56,980          42,735
Goodwill                                                  38,992          38,992
Assets held for sale                                     212,500       2,536,320
Other assets                                             144,693          64,814
                                                     -----------     -----------

        TOTAL ASSETS                                 $11,758,012     $12,020,084
                                                     ===========     ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                      Condensed Consolidated Balance Sheet
                       December 31, 2004 and June 30, 2005


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
                                                        2004            2005
                                                     (audited)       (unaudited)
                                                   -------------    ------------

CURRENT LIABILITIES
Notes payable - short term                         $               $    178,678
Accounts payable - trade                              2,644,593       2,255,553
Due to factor                                           604,411         895,320
Customer deposits                                       280,537
Billings in excess of costs and estimated
  earnings on contracts in progress                     966,238
Accrued liabilities                                     844,709         442,175
Income taxes payable                                    311,182         311,182
Commitments and contingencies
                                                   ------------    ------------

  TOTAL CURRENT LIABILITIES                        $  5,651,670    $  4,082,908

LONG-TERM LIABILITIES
Notes payable - long term portion                                       475,575
                                                   ------------    ------------

  TOTAL LONG-TERM LIABILITIES                                      $    475,575
                                                   ------------    ------------

  TOTAL LIABILITIES                                   5,651,670       4,558,483
                                                   ============    ============

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 50,000,000 shares
  authorized 30,650,386 and
  30,700,386 shares issued 2004 and 2005 and
  30,650,386 and 30,700,386
  shares outstanding 2004 and 2005                       31,030          31,080
Additional paid-in capital                            7,033,950       7,048,900
Deferred compensation
Contributed capital                                     620,289         620,289
Retained earnings                                    (1,578,927)       (238,668)
                                                   ------------    ------------

  TOTAL STOCKHOLDERS' EQUITY                          6,106,342       7,461,601
                                                   ============    ============


  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 11,758,012    $ 12,020,084
                                                   ============    ============

The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                             F-34

                                               GLOBAL AIRCRAFT SOLUTIONS, INC.
                                     Condensed Consolidated Statement of Operations
                              For the Three Months and Six Months ended June 30, 2004 and 2005
                                                         (unaudited)

                                                  Three Months        Three Months         Six Months          Six Months
                                                  ended June 30,      ended June 30,      ended June 30,      ended June 30,
                                                      2004                 2005               2004                2005
                                                  -------------       -------------       -------------       --------------

Net sales                                          $  4,300,874        $  8,829,378        $  8,586,905        $ 17,481,614
Cost of sales                                        (2,645,235)         (6,375,131)         (5,496,853)        (12,674,327)
Inventory write down                                    (55,208)            (55,208)           (104,861)           (110,417)
                                                   ------------        ------------        ------------        ------------

Gross profit                                       $  1,600,431        $  2,399,039        $  2,985,191        $  4,696,870

Selling, general and administrative expense            (822,399)         (1,738,041)         (1,698,592)         (3,366,775)
Penalties                                              (154,706)             (1,006)           (190,512)             (1,006)
                                                   ------------        ------------        ------------        ------------

Gain (loss) from operations                        $    623,326        $    659,992        $  1,096,087        $  1,329,089

Other income (expense):
     Interest income                                     31,271             173,956              61,392             204,019
     Interest expense                                   (89,819)           (170,402)           (184,813)           (304,391)
     Discounts taken                                     12,536                                  14,273              17,715
     Miscellaneous expense                               (1,578)             18,666              (9,084)
     Miscellaneous income                                 2,583                                   2,583              93,917
     Gain on renegotiation of contracts                 224,654                                 537,308
                                                   ------------        ------------        ------------        ------------
                                                   $    802,973        $    682,212        $  1,517,746        $  1,340,349
Net profit (loss), Before taxes
     Arizona Income Tax                                                         (45)                                    (90)
                                                   ------------        ------------        ------------        ------------

Net profit (loss), After taxes                     $    802,973        $    682,167        $  1,517,746        $  1,340,259
                                                   ============        ============        ============        ============

Net profit (loss) per share, Basic                 $       0.04        $       0.02        $       0.08        $       0.04
Net profit (loss) per share, Fully diluted         $       0.04        $       0.02        $       0.08        $       0.04
                                                   ============        ============        ============        ============

The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                  Page 80



                                                                    F-35

                                                      GLOBAL AIRCRAFT SOLUTIONS, INC.
                                             Formerly Renegade Venture (NEV.) Corporation
                                        Consolidated Statement of Changes in Stockholders' Equity
                         For the Year Ended December 31, 2003 and the and the Quarter ended June 30, 2005


                                             Additional
                                              Paid-in      Contributed     Deferred                    Accumulated       Stockholder
                                              Capital       Capital      Compensation    Treasury    Earnings/Deficit       Equity
                       Shares     Amount       Amount        Amount         Amount         Stock         Amount            Amount
                       ------     ------       ------        ------         ------         -----         ------            ------

     Balance         17,480,000    17,860    2,412,373     620,289       (332,000)                    (3,870,213)       (1,151,691)
  December 31,
      2003

  1st Qtr, 2004
  Compensation                                                             12,000
    expensed

  2nd Qtr, 2004
Shares issued to     9,600,000      9,600    3,009,600
 Barron partners
   for a cash
consideration of
 $.34 per share

 Shares pledged      1,000,000      1,000     499,000
  as payment on
 the purchase of
World Jet valued
 at $.50 (issued
    7/27/04)

 900,000 options                              54,000
granted at $ .06
  below market

  3rd Qtr, 2004
Shares issued to     2,115,386      2,115     946,832
 JG Capital, et
  al for a cash
consideration or
 $.52 per share

  Shares issued        55,000        55       17,545
upon exercise of
 options at $.32
  per share and
 cash payment of
    $17,600.

                                     Page 81


                                                       F-36

   Shares issued as compensation for          400,000       400          91,600
 professional services to be rendered
   over a two-year period. Valued at
                $92,000

 100,000 options granted at .03 below                                     3,000
                market

    Shares vested (Herman & Sawyer                                                            320,000
 employment agreement, 3rd Quarter of
                 2003)

             4th Qtr, 2004
            Net Income/Loss                                                                                  2,297,286

       Balance December 31, 2004            30,650,386     31,030     7,033,950    620,289       0          (1,578,927)    6,106,342

             1st Qtr, 2005
            Net Income/Loss
             Shares issued                      50,000         50        14,950
            Net Income/Loss                                                                                   658,092

        Balance March 31, 2005              30,700,386     31,080     7,048,900    620,289       0           (920,835)     6,779,434

             2nd Qtr, 2005
               No change
            Net Income/Loss                                                                                   682,167

         Balance June 30, 2005              30,700,386     31,080     7.048,900    620,289       0           (238,668)     7,461,601



The accompanying notes are an integral part of these condensed consolidated financial statements.





                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)






                                     Page 82


                                                F-37

                                 GLOBAL AIRCRAFT SOLUTIONS, INC.
                               Consolidated Statement of Cash Flows
                         For the Six Months ended June 30, 2004 and 2005
                                            (unaudited)

                                                              2004                      2005
                                                           ----------                ---------
Cash flows from operating activities:
    Net Profit/(Loss)                                       1,517,746                1,340,259

Adjustments to reconcile net proft to net cash
  provided (used) by operating activities:
    Depreciation                                              114,465                  231,912
    Amortization                                               81,188                   81,188
    Allowance for Doubtful Accounts                            (2,026)                 110,417
    Inventory write downs                                     102,083
    Gain from renegotiation                                  (537,308)
    Expenses paid with stock                                   46,959                  120,497

Changes in Assets and Liabilities:
    Accounts receivable                                          (502)                 (77,407)
    Prepaid expenses                                           79,523                 (455,312)
    Costs and estimated earnings in excess of
      billings on contracts in progress                                               (337,388)
    Inventory                                              (1,224,620)               2,264,908
    Assets held for sale                                            0               (2,323,820)
    Restricted Funds                                       (1,650,945)                 (98,500)
    Other current assets                                      (30,736)
    Other non-current assets                                   (7,960)                 (26,782)
    Accounts payable-trade                                                            (695,247)
    Accounts payable-related party                             56,737                   (6,219)
    Due to factor                                            (139,123)                  290,911
    Customer deposits                                         (25,000)                (280,537)
    Billings in excess of cost and estimated
      earnings on contracts in progress                       (18,766)                (966,238)
    Income tax payable                                       (463,690)
    Accrued liabilities                                      (360,924)                (396,315)

Net cash provided by/(used for) operating activities       (2,462,899)              (1,068,859)

Cash flows from investing activities:
    Purchase of property, plant and equipment              (1,238,837)                 (68,081)

Net cash used for investing activities                     (1,238,837)                 (68,081)

Cash flows from financing activities:
   Proceeds from issuance of common stock                   3,264,000                   15,000
   Payments related to issuance of common stock              (244,800)
   Proceeds from bank loans                                                            750,000

                                                  Page 83


                                      F-38

    Repayment of bank loans                                                           (95,747)
    Proceeds from short term financing                         206,311
    Payments received on notes receivable                      278,595
    Other financing activities, net                            (34,165)                58,142

Net cash provided by/(used for) financing activities         3,469,941                727,395

Net increase in cash and cash equivalents                     (231,345)              (409,545)

Cash and cash equivalents at beginning of period               599,036                549,904

Cash and cash equivalents at end of period                     367,691                140,359


Interest paid for the six months ended June 30, 2004 was $220,959. Interest paid for the six months ended June 30, 2005 was $304,391. Taxes paid during the six months ended June 30, 2004 were $0. Taxes paid during the six months June 30, 2004 were $90.00.

The accompanying notes are an integral part of these condensed consolidated financial statements.







                   (REMANDER OF PAGE INTENTIONALLY LEFT BLANK)

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2005

1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for financial information. In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary to a fair presentation have been included.

The condensed consolidated financial statements include the accounts of Global Aircraft Solutions, Inc. ("Global") formerly Renegade Venture (NEV.) Corporation and its wholly owned subsidiaries, Hamilton Aerospace Technologies, Inc. ("HAT"), Johnstone Softmachine Corporation ("Johnstone"), and World Jet Corporation ("World Jet") collectively, the ("Company"). Global acquired HAT and Johnstone on April 30, 2002. For accounting purposes, the HAT/Global transaction was treated as an acquisition of Global by HAT and as a recapitalization of Global. The acquisition of 100 per cent of World Jet stock was finalized July 15, 2004, with an effective date of January 1, 2004. The financial statements reflect the accounting activity of HAT since its inception, April 5, 2002 and of World Jet since January 1, 2004. Johnstone is currently inactive.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Trade Accounts Receivable
-------------------------

Trade accounts receivable represent amounts billed but uncollected on both completed and in-progress aircraft repair and maintenance contracts as well as amounts billed but uncollected on parts shipped to customers.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The allowance is estimated as a percentage of accounts receivable based on a review of accounts receivable outstanding and the Company's prior history of uncollectible accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

                                    Inventory
                                    ---------

Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets. The estimated useful life of computer equipment and software is three years at both our HAT and World Jet subsidiaries; the estimated useful life of all other categories of assets is five years at our HAT subsidiary; World Jet uses estimated useful lives of 3,5 and 7 years for its other assets. Amortization of leasehold improvements is computed using the shorter of the lease term or the expected useful life of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charges to expense as incurred. Betterments or renewals are capitalized when incurred.

The Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence, demand, competition and other economic factors.

Revenue and Cost Recognition
----------------------------

Revenues from fixed-fee contracts for MRO sales are recognized on the percentage-of-completion method, measured by the cost-to-cost method, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. The cumulative catch-up method is used to account for changes in estimates of total revenues, total costs or extent of progress. Each project is considered complete when the subject aircraft departs our facility. Revision in cost and labor hour estimates and recognition of losses on these contracts are reflected in the accounting period in which the facts become known. During the periods covered by these financial statements, no material prior period revisions were necessary. As of June 30, 2005 there are no material amounts in excess of the agreed contract price that the Company seeks to collect from customers or others for customer caused delays, error in specifications or design, contract termination, change orders in dispute or unapproved as to both scope and price, or other causes of unanticipated additional costs. Revenue from part sales is recognized when parts are shipped. Revenues from time and material contracts and all other ancillary services are recognized as the services are performed.

Income (Loss) per share - Basic earnings per share includes no dilution and is computed by dividing net earnings (loss) available to stockholders by the weighted number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the Company's earnings. Reconciliations of EPS for quarters ended June 30, 2005 and 2004 are as follows:

                                                                       For the Six Months ended June 30, 2005
                                                                       --------------------------------------
                                                        Income (Numerator)       Shares (Denominator)        Per-Share Amount
                                                        ------------------       --------------------        ----------------
Net Income

Basic EPS
---------

Income available to common stockholders                            1,340,259                 30,695,693                  $0.04

Warrants                                                                                      2,475,247

Options                                                                                         809,890

Diluted EPS
-----------

Income available to common stockholders + assumed                  1,340,259                 33,980,830                  $0.04
conversions

                                                                Page 86

                                                                 F-41

                                                                         For the Quarter ended June 30, 2005
                                                                         -----------------------------------
                                                        Income (Numerator)       Shares (Denominator)        Per-Share Amount
                                                        ------------------       --------------------        ----------------
Net Income

Basic EPS
----------

Income available to common stockholders                              682,167                 30,700,389                  $0.02

Warrants                                                                                      3,094,764

Options                                                                                         828,713

Diluted EPS
-----------

Income available to common stockholders + assumed                    682,167                 34,623,866                  $0.02
conversions


                                                                       For the Six Months ended June 30, 2004
                                                                       --------------------------------------
                                                        Income (Numerator)       Shares (Denominator)        Per-Share Amount
                                                        ------------------       --------------------        ----------------
Net Income

Basic EPS
---------

Income available to common stockholders                           $1,517,746                 19,336,354                  $0.08

Warrants                                                                                         58,378

Options                                                                                         486,486

Diluted EPS
-----------

Income available to common stockholders + assumed                 $1,517,746                 19,881,218                  $0.08
conversions

                                                               Page 87


                                                                 F-42

                                                                         For the Quarter ended June 30, 2004
                                                                         -----------------------------------
                                                        Income (Numerator)       Shares (Denominator)        Per-Share Amount
                                                        ------------------       --------------------        ----------------
Net Income

Basic EPS
---------

Income available to common stockholders                             $802,973                 21,277,802                  $0.04

Warrants                                                                                        137,143

Options                                                                                         535,714

Diluted EPS
-----------

Income available to common stockholders + assumed                   $802,973                 21,950,659                  $0.04
conversions


   Calculation of Weighted Average Shares for Six Months ended June 30, 2005
   -------------------------------------------------------------------------

   Issues       Shares O/S      Dates                       Days    Average
   ------------ --------------- -------------------------- -------- ------------

                30,650,386      01/01/05 - 01/18/05          17       5,789,518

   ------------ --------------- -------------------------- -------- ------------
   50,000       30,700,386      01/18/05 - 03/31/05          73     24,901,427

   ------------ --------------- -------------------------- -------- ------------
                                Total shares                        30,690,945
   ------------ --------------- -------------------------- -------- ------------


   Calculation of Weighted Average Shares for the Quarter ended June 30, 2005
   --------------------------------------------------------------------------

   Issues      Shares O/S       Dates                      Days    Average
   ----------- ---------------- ------------------------- -------- -------------
               30,700,386       04/01/05 - 06/30/05         91      30,700,386

   ----------- ---------------- ------------------------- -------- -------------
                                Total shares                       30,700,386
   ----------- ---------------- ------------------------- -------- -------------

                                     Page 88


                                      F-43


      Calculation of Dilution for Six Months ended June 30,2005
      ---------------------------------------------------------

                              No. of shares   Incremental shares
                                              Outstanding
   -------------------------- --------------- --------------------
   Warrants @ $.34                   720,000              450,989
   Warrants @ $.52                   158,654               67,995
   Warrants @ $.68                 7,740,000            1,956,264
   Options @ $.17                    900,000              731,868
   Options @ $.20                    100,000               78,022

   -------------------------- --------------- --------------------
                              Total dilution            3,285,137
   -------------------------- --------------- --------------------
   (Average Price $0.91)


    Calculation of Dilution for the Quarter ended June 30, 2005
    -----------------------------------------------------------

                              No. of shares   Incremental shares
                                              Outstanding
   -------------------------- --------------- --------------------

   Warrants @ $.34                   720,000              477,624
   Warrants @ $.52                   158,654               76,971
   Warrants @ $.68                 7,740,000            2,528,911
   Warrants @ $1.00                1,137,020               11,258
   Options @ $.17                    900,000              748,515
   Options @ $.20                    100,000               80,198

   -------------------------- --------------- --------------------
                              Total dilution            3,923,476
   -------------------------- --------------- --------------------
   (Average Price $1.01)


   Calculation of Weighted Average Shares for Six Months ended June 30, 2004
   -------------------------------------------------------------------------

   Issues          Shares O/S     Dates                     Days    Average
   --------------- -------------- ------------------------ -------- ------------

                   17,480,000     01/01/04 - 05/26/04        146     14,099,890
   9,600,000       27,080,000     05/26/04 - 06/30/04         35      5,236,464
   --------------- -------------- ------------------------ -------- ------------
                                  Total shares                       19,336,354
   --------------- -------------- ------------------------ -------- ------------


   Calculation of Weighted Average Shares for Three Months ended June 30, 2004
   ---------------------------------------------------------------------------

   Issues           Shares O/S     Dates                      Days    Average

                    17,480,000     04/01/04 - 05/26/04         55     10,564,835
   9,600,000        27,080,000     05/26/04 - 06/30/04         36     10,712,967
   ---------------- -------------- ------------------------- -------- ----------
                                   Total shares                       21,277,802
   ---------------- -------------- ------------------------- -------- ----------

                                     Page 89


                                      F-44

   Calculation of Dilution for Six Months ended June 30, 2004
   ---------------------------------------------------------------

                              No. of shares   Incremental shares
                                              Outstanding
   -------------------------- --------------- --------------------

   Warrants @ $.34                   720,000               58,378
   Options @ $.17                    900,000              486,486

   -------------------------- --------------- --------------------
                              Total dilution              544,865
    -------------------------- --------------- --------------------
   (Average Price $0.37)


    Calculation of Dilution for Quarter ended June 30,  2004
   ---------------------------------------------------------

                              No. of shares   Incremental shares
                                              Outstanding
   -------------------------- --------------- --------------------
   Warrants @ $.34                   720,000              137,143
   Options @ $.17                    900,000              535,714
   -------------------------- --------------- --------------------
                              Total dilution              672,857
   -------------------------- --------------- --------------------
   (Average Price $0.42)


Goodwill
--------

The Company evaluates the carrying value of goodwill annually and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its goodwill carrying amount. Such circumstances could include but are not limited to:

     1.   a significant adverse change in legal factors or in business climate
     2.   unanticipated competition
     3.   an adverse action or assessment by a regulator.

When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to that unit's carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The total of the implied fair value of all the other assets and liabilities of the unit, based on their fair value, less the total amount assigned to those assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of the goodwill exceeds its implied fair value.


Recently Issued Accounting Pronouncements
-----------------------------------------

       FASB Interpretation 46R "Consolidation of Variable Interest Entities", as revised (FIN 46R), requires that variable interest entities created before December 31, 2003 be consolidated during the first interim period beginning after December 15, 2003. Accordingly, on January 1, 2004, we adopted FIN 46R and the initial application had no impact on our financial statements.

In January, 2004 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 (revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits", an amendment of FASB Statements No. 87, 88, and 106. The Statement revises employers' disclosures about pension plans and other postretirement benefit plans. The statement retains the disclosure requirements contained in FASB Statement No. 132, which it replaces, and requires additional annual disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. Statement No. 132R requires us to provide disclosures in interim periods for pensions and other postretirement benefits. We adopted Statement No. 132R in the quarter ended March 31, 2004 and the initial application had no impact on our financial statements.

 In May 2004, the Financial Accounting Standards Board issued a staff position, FSP 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003". FSP 106-2 provides guidance on accounting for the effects of the Medicare Prescription Drug Improvement Act of 2003 for employers that sponsor postretirement healthcare plans that provide prescription drug benefits. The initial application of FSP 106-2 will have no impact in the Company's financial statements.

In November, 2004, the FASB issued SFAS No. 151, "Inventory Costs an amendment of ARB No. 43, Chapter 4." This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The initial application of SFAS No. 151 will have no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The initial application of SFAS No. 152 will have no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.


Stock-Based Compensation
------------------------

As permitted under the Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net income and EPS disclosures for employee stock option grants are also included in the notes to the financial statements as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method.


3. SEGMENT INFORMATION

The company has divided its operations into the following reportable segments:
Aircraft maintenance, repair, and overhaul; Aircraft Brokerage; and Part sales. These segments, for the most part, reflect the discrete operations of our consolidating companies HAT, Global and World Jet respectively. Each segment represents distinct product lines, marketing, and management of its business. Limited other services for each company, which represent a small percentage of income, have been shown in the aggregate.

The reporting segments follow the same accounting policies used for the Company's consolidated financial statements and described in the summary of significant accounting policies.

Selected information by business segment is presented in the following tables for the six months ended June 30, 2005 and June 30, 2004.


                                                                    F46

                                                  Three Months       Three Months        Six Months         Six Months
                                                     Ended              Ended               ended              Ended
                                                 June 30, 2005      June 30, 2004       June 30, 2005      June 30, 2004
                                                 -------------      -------------       -------------      -------------
                                                  ($ millions)       ($ millions)       ($ millions)       ($ millions)
Segment sales:
--------------
   Aircraft maintenance                                   4.691              3.210               9.613              6.734
   Aircraft trading                                       2.470               .300               3.995               .300
   Part sales                                             2.093               .744               4.407              1.534
   Other                                                   .623               .119               1.623               .181

Sub Total                                                 9.877              4.373              19.638              8.749

Elimination of intersegment sales                        -1.047              -.072              -2.156              -.162

Total consolidated sales                                  8.830              4.301              17.482              8.587

Operating income:
-----------------
   Aircraft maintenance                                    .586              1.228                .741              2.452
   Aircraft trading                                        .710                                  1.260
   Part sales                                              .534               .366               1.168               .519
   Other                                                   .569               .006               1.528               .014

   Sub total                                              2.399              1.600               4.697              2.985

   Selling, general, administrative expense              -1.738              -.787              -3.367             -1.698
   Other, net                                              .021              -.011                .010               .230

Consolidated earnings before taxes                         .682               .802               1.340              1.517


                                                   Three Months       Three Months         Six Months         Six Months
                                                       Ended              Ended              Ended              Ended
                                                   June 30, 2005      June 30, 2004      June 30, 2005      June 30, 2004
                                                   -------------      -------------      -------------      -------------
                                                        ($)                ($)                ($)                ($ )
Depreciation and amortization by segment:
-----------------------------------------
   Aircraft maintenance                                    84,287             56,692            166,508             85,490
   Aircraft trading
   Part sales

Corporate                                                  74,057             59,856            146,592            110,162

Total                                                     158,344            116,548            313,100            195,652

Net asset values:
-----------------
   Aircraft maintenance                                 5,775,717          3,781,449          5,775,717          3,781,449
   Aircraft trading                                       128,400                               128,400
   Part sales                                           4,379,254          2,617,327          4,379,254          2,617,327

   Corporate                                            1,736,713          3,799,630          1,736,713          3,799,630

Total                                                  12,020,084         10,198,406         12,020,084         10,198,406

Capital expenditures:
---------------------
   Aircraft maintenance                                    18,860          1,013,653             37,788          1,036,795
   Aircraft trading
   Part sales

Corporate                                                  10,821            184,742             30,293            202,042

Total                                                      29,681          1,198,395             68,081          1,238,837

All of the Company's facilities and assets are located in the United States. The Company sells and ships to several foreign countries. Geographic information regarding sales to foreign countries is presented in the following table:


                                  Six Months          Six  Months
                                  Ended               Ended
                                  June 30, 2004       June 31, 2005
         -------------------- --- --------------- --- ---------------

         Mexico                $          15,000  $        2,104,486
         Peru                             16,800
         United Kingdom                   29,751              30,700
         Ecuador                       1,643,738
         Germany                          23,000              28,025
         UAE                               9,600           1,722,500
         Canada                              482
         Italy                            20,418              46,983
         Australia                        39,111               1,700
         Guam                          1,504,374
         Venezuela                        31,532
         Columbia                                             11,800
         Pakistan                                            459,612
         Ireland                                             209,395
         Brazil                                                5,100
         Hong Kong                           820
         Jordan                                            1,532,471
         Malawi                                              149,975
         South Africa                                         17,354
         Indonesia                                               835
         -------------------- --- --------------- --- ---------------
         TOTALS                $       3,334,626   $       6,320,936



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

4. STOCK, STOCK OPTIONS AND WARRANTS

In January 2005, 50,000 options, issued as compensation for outside consultancy services, were exercised at the option price of $.30 per share.


                                 Share value   Vesting Date
                                          on
                                 Measurement
                                        Date
        --------------------- --------------- -------------- -------------

               Common Shares                                   30,700,386
                  Issued and
                 Outstanding

          Uncovered Warrants
                     Issued:
          ------------------
                     @ $0.34             .50                      720,000
                     @ $0.68             .50                    7,740,000
                     @ $1.36             .50                    7,740,000
                     @ $0.52             .65                      158,654
                     @ $1.00             .65                    1,137,020
                     @ $1.36             .65                    1,137,020
                    Subtotal                                   18,632,694


             Options Issued:
             ---------------
                     @ $0.17             .23                      900,000
                     @ $0.20             .23                      100,000
                    Subtotal                                    1,000,000


             Awards of stock
               pending under
                  employment
                   contracts
        ---------------------
                                         .60     07/23/2006        30,000
                                         .60     07/30/2006       300,000
                    Subtotal                                      330,000
        --------------------- --------------- -------------- -------------
                       Total                                   50,663,080
        --------------------- --------------- -------------- -------------


Pro-forma Stock-based Compensation Disclosure
---------------------------------------------

The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." but applies accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its plans. Stock issued under plans to employees was issued at the value of the stock at the measurement date. All options issued were immediately exercisable. Until 2004, options issued were immediately exercised. Those options issued to employees that were not immediately exercised remained outstanding in 2005 and are summarized below:


                                               F-49

                                                 Weighted Average
                                                 Exercise Price
------------------------- ---------------------- ----------------------- ----------------------

Options outstanding at      900,000
beginning of year

Granted during quarters        None               $0.17                  Exercisable on grant
1 & 2                                                                    date

Exercised during               None               $0.17
quarters 1 & 2

Forfeited during               None
quarters 1 & 2

Outstanding at 3/31/2005     900,000              $0.17                  Exercisable on grant
                                                                         date

Options exercisable at       900,000              $0.17
quarter end, June 30,
2005


These options were issued at $0.06 below the share price on the measurement date. Expense in the amount of $54,000 was included in selling, general and administrative expenses for 2004 in the statement of operations. Because the options were immediately available the intrinsic value and the fair value of the options is calculated at the same $.23 per share.


A summary of the Company's stock option plans as of June 30, 2005 and changes during the year is presented below:

                                                 Weighted Average
                                                 Exercise Price
------------------------- ---------------------- ----------------------- ----------------------

Options outstanding at      1,050,000             $.0179                  Exercisable on grant
beginning of year                                                         date

Granted during quarters          None
1 & 2

Exercised during               50,000              $0.30
quarter 1

Forfeited during                 None
quarters 1 & 2

Outstanding at 3/31/2005    1,000,000              $0.173                 Exercisable on grant
                                                                          date

Options exercisable at      1,000,000              $0.173
quarter end, June 30,
2005

Weighted average fair            None
value of options
granted during the year

5. TRADE ACCOUNTS RECEIVABLE

As of June 30, 2005, trade accounts receivable consisted of the following:

                                                     June 30,       December 31,
                                                       2005            2004
                                                       ----            ----
                                                     Unaudited        Audited


       Contracts in progress                        $   864,728     $ 1,961,319
       Completed contracts                            4,120,906       2,858,045
                                                    -----------     -----------

                                                    $ 4,985,634     $ 4,819,364

       Less: allowance for doubtful accounts            (53,149)        (53,149)
                                                    -----------     -----------

                                                    $ 4,932,485     $ 4,766,215
                                                    ===========     ===========

6. CONTRACTS IN PROGRESS

At June 30, 2005 costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consisted of the following:

                                                   June 30,         December 31,
                                                     2005               2004
                                                     ----               ----
                                                   Unaudited          Audited


    Costs incurred on uncompleted contracts        $ 1,570,985     $ 1,161,109
    Profit earned to date                              894,706         412,938
                                                   -----------     -----------

                                                     2,465,691     $ 1,574,047

       Less: Billings to date                       (2,179,066)     (2,855,203)
                                                   -----------     -----------

                                                   $   286,625     $(1,281,156)
                                                    ===========     ===========

Included in the accompanying balance sheet at June 30, 2005 and December 31, 2004 under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts and Billings in excess of costs and estimated earnings on uncompleted contracts, respectively.

                                                          2005         2004
                                                          ----         ----
                                                        Unaudited    Audited

Costs and estimated earnings in excess from above      $ 286,625
Billings in excess from above                                       $ 1,281,156
Time and material, unbilled                               50,763       (314,918)
                                                       ---------    ----------

                                        Net            $ 337,388    $   966,238
                                                       =========    ===========

Billings in excess are the result of amounts due from customers under contractual terms, which can be, in some cases, in advance of actual work performed.


7.  INVENTORY

Inventories consisted of the following:

                                              June 30,           December 31,
                                               2005                 2004
                                               ----                 ----
                                              Unaudited            Audited

Maintenance Hardware                            487,984          $  991,206
Parts for Resale                                515,539           2,011,269
Aircraft & Engines                              128,400             514,774
                                             ----------          ----------

                                             $1,131,923          $3,507,249
                                             ==========          ==========

8. PROPERTY AND EQUIPMENT

                                                     June 30,       December 31,
                                                       2005             2004
                                                       ----             ----
                                                     Unaudited        Audited

   Gross Asset Value

Land and improvements                               $   25,094        $   25,094
Buildings and improvements                             190,479           183,866
Vehicles                                                73,328            73,328
Computers and Software                                 289,060           289,561
Other office equipment                                  43,563            50,805
Machinery and equipment                              1,638,057         1,568,847
                                                    ----------        ----------
     Sub Total                                      $2,259,581        $2,191,501

Less accumulated depreciation                          791,280           559,367
                                                    ----------        ----------

Property and equipment, Net                         $1,468,301        $1,632,134
                                                    ==========        ==========

During 2004, depreciation expense was $325,966 and depreciation expense was $231,912 during the 1st half of 2005.


9. DUE TO FACTOR

As of June 30, 2005, the Company's wholly owned subsidiary, World Jet, had placed invoices belonging to various customers, in full recourse financing. The debt is secured by the World Jet's accounts receivable due from customers and bears interest at a rate as high as 37.5% per annum as of this date. The total amount of invoices placed is $1,127,645.40 on which the factor advanced $895,319.52. As of June 30, 2005, the customers made payment totaling $648,205.08, leaving a balance due to the factor of $479,440.32 payable by customers. The interest accrued during 2005 is being charged to the customer whose invoices remain with the factor. Interest due to the factor as of June 30, 2005 was $25,372.02. Interest is charged by the factor on the face amount of invoices placed less the payments made. See Note 10 of the Condensed Consolidated Financial Statements.

10. SUBSEQUENT EVENTS

On July 8, 2005 Global, HAT and World Jet closed on a transaction to increase Global's Revolving Line of credit with Global's existing bank to $2.5 million with an interest rate of 3.5% per annum in excess of the applicable LIBOR rate secured by a first priority lien on Global's, HAT's and World Jet's personal property. The term of the line of credit expires on April 30, 2006 when the entire unpaid principal balance and accrued and unpaid interest is due and payable. While there are no required monthly installments, the Line of Credit is based upon and limited by a borrowing base equal to the sum of 80% of all eligible accounts receivable plus 50% all eligible inventory as defined in the loan agreement up to a maximum of $2.5 million. The current balance of the original $750.000 loan with M&I is to be paid with the proceeds from this new financing agreement.

On July 27, 2005, Global issued 7,200,000 shares of restricted common stock to Barron Partners, L.P. upon the exercise of warrants to purchases 7,200.000 shares of restricted common stock of the Company at $0.68 per share representing a total warrant exercise price of $4,896,000.

On August 1, 2005 all monies due to factor (see Note 9 above) were paid in full.






               (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)Page 99

                              World Jet Corporation
                              Financial Statements
                           December 31, 2003 and 2002

                                Table of Contents

                                                                  Page
                                                                  ----

Independent Auditor's Report                                      F-54

Financial Statements
     Balance Sheets                                               F-55
     Statement of Income                                          F-56
     Statements of Retained Earnings                              F-57
     Statements of Cash Flows                                     F-58

Notes to Financial Statements                                     F-59-F-62

                           Larry O'Donnell, CPA, P.C.
                        2228 South Fraser Street, Unit 1
                             Aurora, Colorado 80014
                            Telephone (303) 745-4545

                          Independent Auditor's Report

Board of Directors
World Jet Corporation

I have audited the accompanying balance sheets of World Jet Corporation as of December 31, 2003 and 2002 and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Jet Corporation as of December 31, 2003 and 2002 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.


Larry O'Donnell, CPA, P.C.
November 23, 2004

                              World Jet Corporation
                                 Balance Sheets
                           December 31, 2003 and 2002

                                     Assets
                                                             2003        2002
                                                             ----        ----
Current Assets
     Cash                                                $  590,356   $  869,901
     Accounts receivable, allowance for
           doubtful accounts $43,834,2003 and 2002          983,796    1,756,746
      Inventories                                         1,445,856    1,733,450
      Prepaid expenses                                        9,593
      Income tax refunds receivable                            --         18,321
                                                         ----------   ----------

          Total current assets                            3,029,601    4,378,418
                                                         ----------   ----------

Property and equipment, net of
     accumulated depreciation 2003 $113,515,
     2002 $98,096                                            37,642       18,249
                                                         ----------   ----------

                                                         $3,067,243   $4,396,667
                                                         ==========   ==========

                      Liabilities and Stockholders' Equity

Current Liabilities
      Note payable                                       $1,682,929
      Account payable                                    $  359,642      670,302
      Accrued expenses                                      170,433
      Income taxes payable                                               124,402
      Loans payable-related parties                         744,000         --
                                                         ----------   ----------

          Total current liabilities                       1,274,075    2,477,633
                                                         ----------   ----------

Stockholders' equity
Common stock, no par value, 25,000 shares,
     Authorized, issued and outstanding                      25,000       25,000
Retained earnings                                         1,768,168    1,894,034
                                                         ----------   ----------

                                                          1,793,168    1,919,034

                                                         $3,067,243   $4,396,667
                                                         ==========   ==========

                              World Jet Corporation
                              Statements of Income
                     Years Ended December 31, 2003 and 2002

                                                     2003               2002
                                                     ----               ----

Net sales                                         $ 4,394,280       $ 8,198,308

Cost of sales                                       3,705,809         6,552,386
                                                  -----------       -----------

        Gross profit                                  688,471         1,645,922

Selling general and administrative                  2,822,975         1,692,284
                                                  -----------       -----------

     Income (loss) from operations                 (2,134,504)          (46,362)

Other income (expenses)
        Insurance settlement income                 2,037,541           551,753
        Interest expenses                             (54,965)          (71,092)
                                                  -----------       -----------

        Income before income taxes                   (151,928)          434,299

 Income taxes                                         (26,062)          115,775
                                                  -----------       -----------

       Net income (loss)                          $  (125,866)      $   318,524
                                                  ===========       ===========

                              World Jet Corporation
                         Statements of Retained Earnings
                     Years Ended December 31, 2003 and 2002

Balance, December 31, 2001                                          $ 1,575,510

Net income for the period                                               318,524
                                                                    -----------

Balance, December 31, 2002                                            1,894,034

Net loss for the period                                                (125,866)
                                                                    -----------

Balance, December 31, 2003                                          $ 1,768,168
                                                                    ===========


                                                       F-58

                                            World Jet Corporation
                                          Statements of Cash Flows
                                  Years Ended December 31, 2003 and 2002

                                                                           2003                    2002
                                                                           ----                    ----

Cash flows from operating activities
     Net income(loss)                                                  $  (125,866)            $   318,525
     Noncash items included in net loss
          Depreciation                                                      15,419                   6,303
      Increase (decrease) in:
           Accounts receivable                                             772,950                 593,058
           Inventory                                                       287,594                (585,716)
           Income tax refund receivable                                     18,321                 (18,321)
           Other assets                                                     (9,593)                    480
      (Increase) decrease in:
            Accounts payable                                              (310,660)               (286,595)
            Accrued expenses                                               170,433                 (10,998)
            Income taxes payable                                          (124,402)                 87,708
                                                                       -----------             -----------

    Net Cash provided by operating activities                              694,196                 104,444
                                                                       -----------             -----------

Cash flows from investing activities
         Purchase of property and equipment                                (34,812)                (14,460)
                                                                       -----------             -----------

     Net cash used by investing activities                                 (34,812)                (14,460)
                                                                       -----------             -----------

Cash flows from financing activities
        Increase(decrease) in notes payable                             (1,682,929)                794,442
        Increase (decrease) in loans payable-related parties               744,000                (170,472)
                                                                       -----------             -----------

      Net cash provided by financing activities                           (938,929)                623,970
                                                                       -----------             -----------

      Increase (decrease) in cash                                         (279,545)                713,954

Cash, beginning                                                            869,901                 155,947
                                                                       -----------             -----------

Cash ending                                                            $   590,356             $   869,901
                                                                       ===========             -----------

Supplemental disclosures of cash flow information
          Cash paid during the year for
               Interest                                                $    54,965             $    71,092
               Income taxes                                            $    80,019             $    46,388

                              World Jet Corporation
                          Notes to Financial Statements

Note 1 - Organization and Summary of Significant Accounting Policies

Nature of Operations
--------------------

The Company provides large aircraft maintenance, repair and modification services to owners and operators of large transport-category commercial jet aircraft. Services of this nature are required and needed by passenger and cargo air carriers, aircraft lessors, and governmental entities.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Fair Value of Financial Instruments
-----------------------------------

Fair value estimates are based upon certain market assumptions and pertinent information available to management as of September 30, 2004 and December 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash (bank overdraft) and accrued expenses. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income (loss). The Company did not have any components of comprehensive income (loss) to report.

Cash equivalents
----------------

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily by the straight-line method over the estimated useful lives of the related assets.

Net Loss Per Share
------------------

SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share ("EPS") for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share. The Company had no potential common stock instruments which would result in a diluted loss per share. Therefore, diluted loss per share is equivalent to basic loss per share.

Stock-Based Compensation
------------------------

SFAS No. 123, Accounting For Stock-Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company, at times, issues shares of common stock in payment for services rendered to the Company. The estimated fair value of the shares issued approximates the value of the services provided.

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting For Stock Issued To Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

Accounts Receivable
-------------------

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance has not been material to the financial statements.

Inventories
-----------

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method for determining cost.

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services. The Company recognizes revenue after the services are provided and invoiced.

Income Taxes
------------

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

Recently Issued Accounting Pronouncements
-----------------------------------------

In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of and the accounting and reporting provisions of APB Opinion No. 30. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years.

In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Others FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The interpretations provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company believes the adoption of FIN 45 will not have a material impact on its financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting or Stock Based Compensation--Transition and Disclosure--an Amendment of SFAS No. 123, Accounting for Stock-Based Compensation. This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the methods of accounting for stock-based employee compensation and the effect of the method used on reported results. The statement has varying effective dates commencing with interim periods beginning after December 15, 2002. The Company does not expect the adoption of SFAS No. 148 to have a material effect on its financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities--an Interpretation of ARB No. 51. FIN 46 addresses consolidation of business enterprises of variable interest entities. FIN 46 is effective February 1, 2003. The Company does not expect the adoption of FIN 46 to have an effect on its financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in an accounting principal for financial instruments created before the issuance date of the Statement and existing at the beginning of the interim period of adoption. The Company does not expect the adoption of SFAS No. 150 to have a material effect on its financial statements.

Note 2 - Acquisition by Global Aircraft Solutions, Inc.

On July 15, 2004, the Company's shareholders entered into a stock purchase agreement with Global Venture (NEV) Corporation, a publicly traded company. On July 28, 2004, Global Venture (NEV) Corporation completed an acquisition of 100 percent of the outstanding common stock of World Jet Corporation. Thus the Company became a wholly owned subsidiary of Global Venture (NEV) Corporation.

Note 3 - Property and equipment
                                                       2003             2002
                                                       ----             ----

     Computer equipment                              $ 78,068         $ 64,840
     Machinery and equipment                           38,957           26,297
     Furniture and equipment                           25,208           25,208
     Leasehold improvements                             8,924
                                                     --------         --------
                                                      151,157          116,345
     Accumulated depreciation                         113,515           98,096
                                                     --------         --------

                                                     $ 37,642         $ 18,249
                                                     ========         ========

Note 4 - Related party transactions

The Company has loans payable due to its officers. The loans have no fixed due date, are unsecured and do not bear interest.

The Company sales to Hamilton Aerospace Technologies, a wholly owned subsidiary of Global Venture (NEV) Corporation of $1,025,675 and $709,526, for the years ended December 31, 2003 and 2002, respectively. The Company had an account receivable due from Hamilton Aerospace Technologies of $449,893 and $508,608 as of December 31, 2003 and 2002, respectively.

The Company sales to Hamilton Aviation, Inc., whose assets have been acquired by a Hamilton Aerospace Technologies, of $10,047 for the year ended December 31, 2002. The Company had an account receivable due from Hamilton Aviation, Inc. of $ $115,132 as of December 31, 2002.

Note 5 - Insurance Settlement

The Company received a settlement with an insurance claim due to damage incurred to inventory of $2,037,542 and 551,753 for the years ended December 31, 2003 and 2002, respectively.

Note 6- Income Taxes

Income taxes at the federal statutory rate is reconciled to the Company's actual income taxes as follows:

                                                           2003         2002
                                                           ----         ----

Federal income tax benefit at statutory rate (34%)      $ (52,000)   $ 147,000
State income tax benefit net of federal tax effect         (5,500)      14,000
Effect of expenses not deducted for tax purposes           31,438
Effect of income not subject to tax                                    (45,225)
                                                        ---------    ---------
                                                        $ (26,062)   $ 115,775
                                                        =========    =========

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Global's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (A)  By the stockholders;
     (B) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
     (C) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or
     (D) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(c) The Company's Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employee and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

SEC Registration Fee - $2,998.26

State of New York Registration Fee - $2,250.00

Accounting Fees: - $2,500.00

Global will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

                     RECENT SALES OF UNREGISTERED SECURITIES

On May 31, 2004, the shareholders authorized the issuance of 9,600,000 shares of common stock and 16,200,000 shares of common stock issueable upon the exercise of warrants pursuant to a private placement to accredited investors, Barron Partners and JG Capital. The Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The Company issued the 9,600,000 shares of common stock and 16,200,000 shares of common stock issueable upon the exercise of warrants pursuant to an exemption from registration under Regulation D, Rule
506. Barron Partners received a warrant for 7,200,000 shares of common stock at an exercise price of $.68 and a warrant to receive 7,200,000 shares of common stock at an exercise price of $1.36. JG Capital received a warrant for 720,000 shares of common stock at an exercise price of $.34; 540,000 shares of common stock at an exercise price of $.68; and 540,000 shares of common stock at an exercise price of $1.36 On June 15, 2004, the shareholders authorized the issuance of 1,000,000 shares of common stock pursuant to a private placement to accredited investor, Ralph Garcia. The Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The Company issued the 1,000,000 shares of common stock pursuant to an exemption from registration under Regulation D, Rule 506. On August 15, 2004, the shareholders authorized the issuance of 2,115,386 shares of common stock and 2,432,694 shares of common stock issueable upon the exercise of warrants pursuant to a private placement to accredited investors, Alpha Capital, Stonestreet, Whalehaven , Greenwich, JG Capital, Heza Holdings and Grusko. The Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The Company issued the 2,115,386 shares of common stock and 2,432,694 shares of common stock issueable upon the exercise of warrants pursuant to an exemption from registration under Regulation D, Rule 506. Alpha received a warrant for 625,000 shares of common stock at an exercise price of $1.00 and 625,000 shares of common stock at an exercise price of $1.36; Stonestreet received a warrant for 192,308 shares of common stock at an exercise price of $1.00 and 192,308 shares of common stock at an exercise price of $1.36; Whalehaven received a warrant for 144,231 shares of common stock at an exercise price of $1.00 and 144,231 shares of common stock at an exercise price of $1.36; Greenwich received a warrant for 96,154 shares of common stock at an exercise price of $1.00 and 96,154 shares of common stock at an exercise price of $1.36; JG Capital received a warrant for 95,192 shares of common stock at an exercise price of $.52, 47,597 shares of common stock at an exercise price of $1.00, and 47,597 shares of common stock at an exercise price of $1.36; Heza Holdings received a warrant for 31,731 shares of common stock at an exercise price of $.52, 15,865 shares of common stock at an exercise price of $1.00, and 15,865 shares of common stock at an exercise price of $1.36; and Grushko received a warrant for 31,731 shares of common stock at an exercise price of $.52, 15,865 shares of common stock at an exercise price of $1.00, and 15,865 shares of common stock at an exercise price of $1.36. On July 27, 2005, 7,200,000 shares of common stock were issued to selling shareholder Barron Partners upon the exercise of $.68 warrants and the stock issueable upon exercise of such warrants was issued pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 on May 31, 2004

The Company relied upon Section 4(2) of the Securities Act of1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the Company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

EXHIBITS
            3.1.............Amended and Restated Articles of Incorporation
            3.2.............By Laws
            4.1.............Stock Purchase Agreement (Barron Partners)
            4.2.............2002 Compensatory Stock Option Plan
            4.3.............2003 Employee Stock Compensation Plan
            4.4.............Common Stock Purchase Warrant Issued May 31, 2004
            4.5.............Common Stock Purchase Warrant Issued May 31, 2004
            4.6.............Common Stock Purchase Warrant Issued May 31, 2004
            4.7.............Form of Subscription Agreement (Alpha, Whalehaven,
                            Stonestreet., Greenwich)
            4.8.............Form of Stock Purchase Agreement (Acquisition of
                            World Jet Corporation)
            4.9.............Loan Agreement American Capital Ventures
            4.10 ...........World Jet Factoring Agreement
            5.1.............Opinion re: Legality
            10.1............Property Lease
            10.2............Employment Agreement Dated July 21, 2003
                            by and between Ian Herman and Global
            10.3............Employment Agreement Dated July 21, 2003 by and
                            between John B. Sawyer and Global
            11.1............Statement re: computation of per share earnings
            13.1............2004 Annual report (See also 10KSB & 10QSB
                            Filings)
            21.1............Subsidiaries of the registrant
            23.1............Consent of experts and counsel (Included in Exhibit
                            5.1)
            99.1............Court Order canceling 8.1 million shares of common stock and returning the stock to Global
            99.2............Lawsuit filed by Global against Corwin Foster,
                            Jane Doe Foster and Seajay Holdings
            99.3............Sale of Assets Agreement between HAT Hamilton
                            Aviation
            99.4............Lease/Purchase Agreement between HAT and Hamilton
                            Aviation
            99.5............Service Agreement between HAT and Hamilton Aviation
            99.6............Settlement Agreement among HAT, Hamilton Aviation and the Bankruptcy Estate
            99.7............Bankruptcy Court Order re: Settlement Agreement
            99.8............Lawsuit filed by HAT against Aero Micronesia

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     A. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     B. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     C. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     D. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. To remove from registration by means of a post-effective amendment and of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2A and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tucson, state of Arizona, on September 28, 2005.



                                   Registrant /s/ John B. Sawyer
                                              -------------------------------
                                              John B. Sawyer, President/Director

Date: September 20, 2005

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Ian Herman                                      September 28, 2005
--------------------------------------------        ---------------------------
Ian Herman, Chairman/CEO/CFO/Director               Date
Principal Financial Officer

/s/ John B. Sawyer                                  September 28, 2005
---------------------------------------------       ---------------------------
John B. Sawyer, President/Director                  Date
Principal Executive Officer

/s/ Patricia Graham                                 September 28, 2005
---------------------------------------------       ---------------------------
Patricia Graham, Principal Accounting Officer       Date

/s/ Gordon D. Hamilton                              September 28, 2005
---------------------------------------------       ---------------------------
Gordon D. Hamilton, Director                        Date